Execution Version THIRD AMENDMENT TO CREDIT AGREEMENT This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 16, 2026, by and among N-able International Holdings II, LLC, a Delaware limited liability company (the “Borrower”), N-able International Holdings I, LLC, a Delaware limited liability company (“Holdings”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and each 2026 Incremental DDTL Lender (as defined below), and, solely with respect to the representations and warranties in Section 7 and the acknowledgements set forth in Section 8 and Section 11(d) hereof, the other Guarantors party hereto. W I T N E S S E T H: WHEREAS, the Borrower, Holdings, the lenders party thereto, the Administrative Agent and the Collateral Agent, among others, are party to that certain Credit Agreement, dated as of July 19, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of June 26, 2023, that certain Second Amendment to Credit Agreement, dated as of November 26, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”); WHEREAS, pursuant to Section 2.20 of the Credit Agreement, (i) the Borrower has requested that each Person set forth in Schedule I hereto (in such capacity, each a “2026 Incremental DDTL Lender”) provide Incremental Delayed Draw Term Commitments to the Borrower in an aggregate principal amount of $75,000,000 pursuant to clause (A) of the final paragraph and clause (II)(i) of the definition of “Incremental Cap” in the Existing Credit Agreement (the “2026 Incremental DDTL Commitments”) and (ii) each 2026 Incremental DDTL Lender has agreed to provide such Incremental Delayed Draw Term Commitments on the Third Amendment Effective Date upon the terms and subject to the conditions set forth herein and in the Amended Credit Agreement; WHEREAS, JPMorgan Chase Bank, N.A. has been appointed as sole lead arranger and bookrunner in connection with this Amendment (in such capacities, the “Third Amendment Lead Arranger”); and NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including in the recitals hereto) shall have the respective meanings ascribed thereto in the Existing Credit Agreement unless such term is only defined in the Amended Credit Agreement in which case it shall have such meaning (unless otherwise indicated herein). The rules of interpretation set forth in Section 1.03 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. SECTION 2. 2026 Incremental DDTL Commitments. Effective as of the Third Amendment Effective Date, subject to the conditions set forth in Section 6 hereof: (a) Each 2026 Incremental DDTL Lender hereby agrees, severally and not jointly, to provide a 2026 Incremental DDTL Commitment to the Borrower on the Third Amendment Effective Date in an aggregate principal amount equal to the amount set forth opposite such 2026 Incremental DDTL Lender’s name on Schedule I attached hereto, on the terms set forth herein and in the Amended Credit Agreement.

2 (b) Each 2026 Incremental DDTL Lender acknowledges and agrees that upon the Third Amendment Effective Date, (1) such 2026 Incremental DDTL Lender shall be a “Lender” and a “Term Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and a Term Lender thereunder, (2) to the extent funded, any 2026 Incremental DDTL Loans shall be “Incremental Term Loans”, “Term Loans” and “Loans” for all purposes under the Credit Agreement and the other Loan Documents and (3) the 2026 Incremental DDTL Commitments shall be “Incremental Delayed Draw Term Commitments” for all purposes under the Credit Agreement and the other Loan Documents. (c) Each of the parties hereto hereby agrees that the Administrative Agent may, in accordance with Section 2.20(f) of the Credit Agreement, take any and all actions as may be reasonably necessary to ensure that all 2026 Incremental DDTL Loans, when originally made, are 2025 Term Loans for all purposes under the Credit Agreement and the other Loan Documents. The 2026 Incremental DDTL Loans shall not accrue interest for any period prior to applicable date of borrowing and the Borrower shall not be required to pay interest on the 2026 Incremental DDTL Loans pursuant to Section 2.13 of the Credit Agreement for any period prior to the date they are funded. (d) The Borrower’s execution and delivery of this Amendment to the Administrative Agent shall constitute notice to the Administrative Agent by the Borrower requesting the 2026 Incremental DDTL Commitments pursuant to Section 2.20(a) of the Credit Agreement, and, for the avoidance of doubt, shall satisfy such notice requirement set forth in Section 2.20(a) of the Credit Agreement. SECTION 3. 2026 Incremental DDTL Loan Fungibility. Upon funding, the 2026 Incremental DDTL Loans shall have the same terms as, and be fungible with and constitute the same Class as, the 2025 Term Loans and, without limiting the foregoing, shall bear interest, and have the same maturity date, as is provided for in the Amended Credit Agreement in respect of the 2025 Term Loans. The parties hereto hereby agree that, notwithstanding anything in the Amended Credit Agreement to the contrary, (i) the initial Interest Period with respect to the 2026 Incremental DDTL Loans shall commence on the date that the 2026 Incremental DDTL Loans are funded and end on the date(s) necessary (as determined by the Administrative Agent) to ensure that all 2026 Incremental DDTL Loans and 2025 Term Loans are included in the same Class of 2025 Term Loans and (ii) the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that all 2026 Incremental DDTL Loans are included in the same Class as the 2025 Term Loans and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein. SECTION 4. 2026 Incremental DDTL Loan Tax Treatment. Each of the Borrower, the Administrative Agent and 2026 Incremental DDTL Lender (on behalf of itself and/or its permitted assigns) hereby agrees that (1) the purchase price of the 2026 Incremental DDTL Loans shall be as set forth in that certain 2026 Incremental DDTL Facility Fee Letter dated as of the date hereof, by and among the Borrower, the Administrative Agent and the 2026 Incremental DDTL Lenders party thereto (the “Third Amendment Fee Letter”), (2) for US federal and applicable state and local income tax purposes, the 2026 Incremental DDTL Loans will be treated as fungible with the 2025 Term Loans and (3) unless otherwise required by a change in applicable law after the Third Amendment Effective Date or the good faith resolution of an income tax audit or other administrative or judicial income tax proceeding, no party or any of its Affiliates will take a position inconsistent with the foregoing clauses (1) and (2) on any income tax return or for any other income tax purpose.

3 SECTION 5. Amendments to Credit Agreement. Effective as of the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A hereto and (b) by amending and restating Schedule 2.01(a) thereto in its entirety as set forth in Schedule II hereto. SECTION 6. Conditions to Effectiveness. This Amendment shall become effective on the date (such date and time of effectiveness, the “Third Amendment Effective Date”) that each of the conditions precedent set forth in this Section 6 have been satisfied: (a) the Administrative Agent shall have received from Holdings, the Borrower, each other Guarantor, and each 2026 Incremental DDTL Lender, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart of this Amendment; (b) at the time of and immediately after giving effect to the establishment of the 2026 Incremental DDTL Commitments, each of the conditions set forth in Section 4.02(a) and Section 4.02(b) of the Existing Credit Agreement shall be satisfied, and the Administrative Agent shall have received a certificate to that effect, dated the Third Amendment Effective Date, and executed by a Responsible Officer of the Borrower; (c) the Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the 2026 Incremental DDTL Lenders) of Ropes & Gray LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent; (d) the Administrative Agent shall have received a certificate of each Loan Party, dated the Third Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in clause (e) below; (e) the Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing this Amendment, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing this Amendment, certified as of the Third Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation; (f) the Administrative Agent and the Third Amendment Lead Arranger shall have received all fees and expenses required to be reimbursed or paid by the Borrower and other amounts previously agreed in writing by any of the Third Amendment Lead Arranger and the Borrower to be due and payable on the Third Amendment Effective

4 Date and, to the extent invoiced at least three (3) Business Days prior to the Third Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including all reasonable and documented legal fees and expenses of Cahill Gordon & Reindel LLP) required to be reimbursed or paid by the Borrower on the Third Amendment Effective Date shall have been paid; (g) the Administrative Agent shall have received a solvency certificate from the Chief Financial Officer of the Borrower substantially in the form previously agreed to by the Administrative Agent; and (h) the Administrative Agent and the Third Amendment Lead Arranger shall have received at least three (3) Business Days prior to the Third Amendment Effective Date all documentation and other information about the Borrower and the Guarantors that shall have been reasonably requested by the Administrative Agent (including on behalf of such 2026 Incremental DDTL Lenders) or the Third Amendment Lead Arranger in writing at least five (5) Business Days prior to the Third Amendment Effective Date and that the Administrative Agent reasonably determines is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act. At least two (2) Business Days prior to the Third Amendment Effective Date (to the extent requested at least ten (10) Business Days prior to the Third Amendment Effective Date), to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification to the Administrative Agent and the Third Amendment Lead Arranger. “Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent expressly required by the Beneficial Ownership Regulation. SECTION 7. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings, the Borrower and the other Guarantors represent and warrant to each of the Lenders (including the 2026 Incremental DDTL Lenders) that: (a) Organization; Powers. Each Loan Party (i) is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under this Amendment and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required; except in each case, referred to in clauses (i) (other than with respect to the Borrower), (ii) or (iii), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (b) Authorization; Enforceability. This Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5 SECTION 8. Acknowledgement. (a) The Borrower and each Guarantor hereby confirm that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Loan Document Obligations and Secured Obligations under each of the Loan Documents to which it is a party. (b) The Borrower and each Guarantor acknowledge and agree that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. (c) Each of the Borrower and each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment (including the 2026 Incremental DDTL Commitments provided by the 2026 Incremental DDTL Lenders) and acknowledges and agrees that each 2026 Incremental DDTL Lender (and any assignee thereof) is a “Lender” and a “Secured Party” for all purposes under the Loan Documents to which the Borrower or such Guarantor is a party. (d) Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement. (e) The parties hereto agree and acknowledge that, for all purposes under the Credit Agreement and the other Loan Documents, this Amendment constitutes a “Loan Document” and an “Incremental Facility Amendment”. (f) Each of the Borrower and each Guarantor hereby (i) acknowledges and agrees that all of its obligations under the Guarantees set out in the Guarantee Agreement and any other guaranties in the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the Guarantees made pursuant to the Guarantee Agreement, (iii) acknowledges and agrees that the grants of security interests by and the Guarantees of the Loan Parties contained in the Guarantee Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to this Amendment, and (iv) agrees that the Loan Document Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, 2026 Incremental DDTL Loans, in each case under the Amended Credit Agreement. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Existing Credit

6 Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. SECTION 9. Governing Law and Waiver of Jury Trial. The provisions of Sections 9.09 and 9.10 of the Existing Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein, mutatis mutandis. SECTION 10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “delivery”, “execute”, “execution”, “signed”, “signature”, and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, (i) notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it, and (ii) without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. SECTION 11. Reference to and Limited Effect on the Existing Credit Agreement and the Other Loan Documents. (a) On and after the Third Amendment Effective Date, (x) each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import and (y) each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import shall mean and be a reference to the Existing Credit Agreement after giving effect to this Amendment. (b) Except as specifically amended by this Amendment, the Existing Credit Agreement and each of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. (c) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under, the Existing Credit Agreement or any of the other Loan Documents. (d) Each of Holdings, the Borrower and each other Guarantor hereby (i) ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Existing Credit Agreement and the other Loan Documents as modified hereby to the extent Holdings, the Borrower or such Guarantor, as applicable, is a party thereto and (ii) acknowledges, ratifies and confirms that such liabilities, obligations and agreements constitute valid and existing Loan Document Obligations and Secured

7 Obligations. In addition, each of Holdings, the Borrower and each other Guarantor hereby ratifies, confirms and reaffirms (i) the Liens and security interests granted, created and perfected under the Security Documents and any other Loan Documents and (ii) that each of the Security Documents to which it is a party remains in full force and effect notwithstanding the effectiveness of this Amendment. Without limiting the generality of the foregoing, each of Holdings, the Borrower and each other Guarantor further agrees (A) that any reference to “Loan Document Obligations” and “Secured Obligations” contained in any Security Documents shall include, without limitation, the “Loan Document Obligations” and “Secured Obligations” as such terms are defined in the Amended Credit Agreement and (B) that the related guarantees and grants of security contained in such Security Documents shall include and extend to such Loan Document Obligations and such Secured Obligations. This Amendment shall not constitute a modification of the Existing Credit Agreement, except as specified herein, or a course of dealing with the Administrative Agent, the Collateral Agent or any Lender at variance with the Credit Agreement such as to require further notice by the Administrative Agent, the Collateral Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. This Amendment, together with the other Loan Documents, contains the entire agreement among Holdings, the Borrower, the other Guarantors, the Administrative Agent, the Collateral Agent, and the 2026 Incremental DDTL Lenders contemplated by this Amendment. The Administrative Agent, the Collateral Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Loan Document Obligations or Secured Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in or other Liens on any Collateral for the Loan Document Obligations or Secured Obligations. SECTION 12. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 13. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or to be taken into consideration in interpreting, this Amendment. [SIGNATURE PAGES FOLLOW]

[Signature Page to Third Amendment] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed  and delivered by their respective duly authorized officers, as of the day and year first written above. N-able International Holdings II, LLC By: Name:  Timothy O’Brien Title:    Chief Financial Officer N-able International Holdings I, LLC By: Name:  Timothy O’Brien Title:    Chief Financial Officer

[Signature Page to Third Amendment] Solely with respect to the representations and warranties in Section 7 and the acknowledgements set forth  in Section 8 and Section 11(d) of this Amendment: SUBSIDIARY LOAN PARTIES: N-able Technologies, Inc.  Adlumin, Inc.  By: ___________________________ Name: Timothy O’Brien Title:   Chief Financial Officer

[Signature Page to Third Amendment] JPMorgan Chase Bank, N.A., as Administrative Agent and 2026 Incremental DDTL Lender by Name: Zachary Quan Title: Vice President

SCHEDULE I 2026 Incremental DDTL Lender 2026 Incremental DDTL Commitment JPMorgan Chase Bank, N.A. $75,000,000 TOTAL $75,000,000

SCHEDULE II Schedule 2.01(a) Term Commitments 2025 Refinancing Term Commitments Term Lender 2025 Refinancing Term Commitment JPMorgan Chase Bank, N.A. $336,000,000 Total $336,000,000 2025 Incremental Term Commitments Term Lender 2025 Incremental Term Commitment JPMorgan Chase Bank, N.A. $64,000,000 Total $64,000,000 2026 Incremental DDTL Commitments 2026 Incremental DDTL Lender 2026 Incremental DDTL Commitment JPMorgan Chase Bank, N.A. $75,000,000 TOTAL $75,000,000

ANNEX A Amended Credit Agreement [Attached hereto]

ANNEX A CREDIT AGREEMENT dated as of July 19, 2021, as amended by the First Amendment to Credit Agreement, dated as of June 26, 2023 and the Second Amendment to Credit Agreement, dated as of November 26, 2025 and the Third Amendment to Credit Agreement, dated as of June 16, 2026 among N-ABLE INTERNATIONAL HOLDINGS I, LLC, as Holdings, N-ABLE INTERNATIONAL HOLDINGS II, LLC, as the Borrower, The Lenders Party Hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank ___________________________ JPMORGAN CHASE BANK, N.A., CITIBANK, N.A., UBS SECURITIES LLC, GOLDMAN SACHS BANK USA RBC CAPITAL MARKETS1 and BMO CAPITAL MARKETS CORP. as Lead Arrangers and Joint Bookrunners 1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS SECTION 1.01 Defined Terms 1 SECTION 1.02 Classification of Loans and Borrowings 6365 SECTION 1.03 Terms Generally 6465 SECTION 1.04 Accounting Terms; GAAP; Certain Calculations 6465 SECTION 1.05 Certain Calculations and Tests 6566 SECTION 1.06 Effectuation of Transactions 6667 SECTION 1.07 Currency Translation; Rates 6667 SECTION 1.08 Limited Condition Transactions. 6768 SECTION 1.09 Cashless Rollovers 6869 SECTION 1.10 Letter of Credit Amounts 6869 SECTION 1.11 Times of Day 6869 SECTION 1.12 Additional Alternative Currencies 6869 SECTION 1.13 Compliance with Certain Sections 6970 ARTICLE II THE CREDITS SECTION 2.01 Commitments 6970 SECTION 2.02 Loans and Borrowings 6970 SECTION 2.03 Requests for Borrowings 7071 SECTION 2.04 Swingline Loans 7172 SECTION 2.05 Letters of Credit 7273 SECTION 2.06 Funding of Borrowings 7779 SECTION 2.07 Interest Elections 7880 SECTION 2.08 Termination and Reduction of Commitments 7981 SECTION 2.09 Repayment of Loans; Evidence of Debt 8081 SECTION 2.10 Amortization of Term Loans 8082 SECTION 2.11 Prepayment of Loans 8182 SECTION 2.12 Fees 8991 SECTION 2.13 Interest 9092 SECTION 2.14 Alternate Rate of Interest 9193 SECTION 2.15 Increased Costs 9395 SECTION 2.16 Break Funding Payments 9496 SECTION 2.17 Taxes 9496 SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs 9799 SECTION 2.19 Mitigation Obligations; Replacement of Lenders 99101 SECTION 2.20 Incremental Credit Extension 99101 SECTION 2.21 Refinancing Amendments 102105 SECTION 2.22 Defaulting Lenders 103105 SECTION 2.23 Illegality 104107 SECTION 2.24 Loan Modification Offers 105107 -i 172130646_5

Page ARTICLE III REPRESENTATIONS AND WARRANTIES SECTION 3.01 Organization; Powers 106108 SECTION 3.02 Authorization; Enforceability 106108 SECTION 3.03 Governmental Approvals; No Conflicts 106108 SECTION 3.04 Financial Condition; No Material Adverse Effect 107109 SECTION 3.05 Properties 107109 SECTION 3.06 Litigation and Environmental Matters 107109 SECTION 3.07 Compliance with Laws and Agreements 107110 SECTION 3.08 Investment Company Status 108110 SECTION 3.09 Taxes 108110 SECTION 3.10 ERISA 108110 SECTION 3.11 Disclosure 108110 SECTION 3.12 Subsidiaries 108110 SECTION 3.13 Intellectual Property; Licenses, Etc. 108110 SECTION 3.14 Solvency 109111 SECTION 3.15 [Reserved] 109111 SECTION 3.16 Federal Reserve Regulations 109111 SECTION 3.17 Use of Proceeds 109111 SECTION 3.18 PATRIOT Act, OFAC and FCPA 109111 ARTICLE IV CONDITIONS SECTION 4.01 Effective Date 109111 SECTION 4.02 Each Credit Event 111113 ARTICLE V AFFIRMATIVE COVENANTS SECTION 5.01 Financial Statements and Other Information 112114 SECTION 5.02 Notices of Material Events 114116 SECTION 5.03 Information Regarding Collateral 114116 SECTION 5.04 Existence; Conduct of Business 115117 SECTION 5.05 Payment of Taxes, Etc. 115117 SECTION 5.06 Maintenance of Properties 115117 SECTION 5.07 Insurance 115117 SECTION 5.08 Books and Records; Inspection and Audit Rights 115117 SECTION 5.09 Compliance with Laws 115118 SECTION 5.10 Use of Proceeds and Letters of Credit 116118 SECTION 5.11 Additional Subsidiaries 116118 SECTION 5.12 Further Assurances 116118 SECTION 5.13 Ratings 116118 SECTION 5.14 Certain Post-Closing Obligations 116118 SECTION 5.15 Designation of Subsidiaries 116118 SECTION 5.16 Change in Business 117119 SECTION 5.17 Changes in Fiscal Periods 117119 -ii- 172130646_5

Page ARTICLE VI NEGATIVE COVENANTS SECTION 6.01 Indebtedness; Certain Equity Securities 117119 SECTION 6.02 Liens 121124 SECTION 6.03 Fundamental Changes; Holding Companies 124126 SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions 125127 SECTION 6.05 Asset Sales 128130 SECTION 6.06 Holdings Covenant 130132 SECTION 6.07 Negative Pledge 130132 SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness 131133 SECTION 6.09 Transactions with Affiliates 135138 SECTION 6.10 Financial Covenant 137139 ARTICLE VII EVENTS OF DEFAULT SECTION 7.01 Events of Default 137139 SECTION 7.02 Right to Cure 141143 SECTION 7.03 Application of Proceeds 141144 ARTICLE VIII THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT ARTICLE IX MISCELLANEOUS SECTION 9.01 Notices 146148 SECTION 9.02 Waivers; Amendments 148151 SECTION 9.03 Expenses; Indemnity; Damage Waiver 152155 SECTION 9.04 Successors and Assigns 154157 SECTION 9.05 Survival 160162 SECTION 9.06 Counterparts; Integration; Effectiveness 160163 SECTION 9.07 Severability 160163 SECTION 9.08 Right of Setoff 160163 SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process 161164 SECTION 9.10 WAIVER OF JURY TRIAL 161164 SECTION 9.11 Headings 161164 SECTION 9.12 Confidentiality 162164 SECTION 9.13 USA Patriot Act 163165 SECTION 9.14 Judgment Currency 163166 SECTION 9.15 Release of Liens and Guarantees 163166 SECTION 9.16 No Fiduciary Relationship 163166 SECTION 9.17 Interest Rate Limitation 164166 SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 164167 SECTION 9.19 Certain ERISA Matters 164167 SECTION 9.20 Electronic Execution of Assignments and Certain Other Documents 165168 SECTION 9.21 Acknowledgement Regarding Any Supported QFCs 166169 -iii- 172130646_5

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 2.01(a)	—	Term Commitments
Schedule 2.01(b)	—	Revolving Commitments; Letter of Credit Commitments
Schedule 3.12	—	Subsidiaries
Schedule 5.14	—	Certain Post-Closing Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(f)	—	Existing Investments
Schedule 6.07	—	Existing Restrictions
Schedule 6.09	—	Existing Transactions with Affiliates

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Affiliated Lender Assignment and Assumption
Exhibit C	—	Form of Guarantee Agreement
Exhibit D	—	Form of Collateral Agreement
Exhibit E	—	Form of First Lien Intercreditor Agreement
Exhibit F	—	Form of Second Lien Intercreditor Agreement
Exhibit G	—	Form of Closing Certificate
Exhibit H	—	Form of Intercompany Note
Exhibit I	—	Form of Specified Discount Prepayment Notice
Exhibit J	—	Form of Specified Discount Prepayment Response
Exhibit K	—	Form of Discount Range Prepayment Notice
Exhibit L	—	Form of Discount Range Prepayment Offer
Exhibit M	—	Form of Solicited Discounted Prepayment Notice
Exhibit N	—	Form of Solicited Discounted Prepayment Offer
Exhibit O	—	Form of Acceptance and Prepayment Notice
Exhibit P-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit Q	—	Form of Borrowing Request
Exhibit R	—	Form of Interest Election Request
Exhibit S	—	Form of Notice of Loan Prepayment

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CREDIT AGREEMENT, dated as of July 19, 2021 (this “Agreement”), among N-ABLE INTERNATIONAL HOLDINGS I, LLC, a Delaware limited liability company (“Holdings”), N-ABLE INTERNATIONAL HOLDINGS II, LLC, a Delaware limited liability company (the “Borrower”), the LENDERS from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank. WHEREAS, the Borrower has requested (a) the Term Lenders to extend Term Loans, which, on the Second Amendment Effective Date shall be in an aggregate principal amount of $400,000,000, (b) the 2026 Incremental DDTL Lenders to provide 2026 Incremental DDTL Loans, subject to the 2026 Incremental DDTL Commitments, which on the Third Amendment Effective Date shall be in an aggregate principal amount of $75,000,000, to the Borrower at any time from the Third Amendment Effective Date until the 2026 Incremental DDTL Commitment Expiration Date, (c) the Revolving Lenders to provide Revolving Loans, subject to the Revolving Commitment, which, on the Second Amendment Effective Date shall be in an aggregate principal amount of $60,000,000, to the Borrower at any time during the Revolving Availability Period, and (cd) the Issuing Banks to issue Letters of Credit at any time during the Revolving Availability Period, in an aggregate face amount at any time outstanding not in excess of $25,000,000; NOW THEREFORE, the parties hereto agree as follows: ARTICLE I DEFINITIONS SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “2025 Incremental Term Lender” has the meaning assigned to such term in the Second Amendment. “2025 Incremental Term Loan” has the meaning assigned to such term in the Second Amendment. “2025 Incremental Term Loan Commitment” means, with respect to the 2025 Incremental Term Lender, the commitment of the 2025 Incremental Term Lender to make 2025 Incremental Term Loans hereunder on the Second Amendment Effective Date, expressed as an amount representing the maximum principal amount of 2025 Incremental Term Loans to be made by the 2025 Incremental Term Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment or an Incremental Facility Amendment. The amount of the 2025 Incremental Term Lender’s 2025 Incremental Term Loan Commitments as of the Second Amendment Effective Date is set forth on Part B of Schedule I to the Second Amendment. As of the Second Amendment Effective Date immediately after giving effect to the Second Amendment, the total 2025 Incremental Term Loan Commitment is $64,000,000. “2025 Refinancing Term Lender” has the meaning assigned to such term in the Second Amendment. “2025 Refinancing Term Loan” has the meaning assigned to such term in the Second Amendment. “2025 Refinancing Term Loan Commitment” means, with respect to the 2025 Refinancing Term Lender, the commitment of the 2025 Refinancing Term Lender to make 2025 Refinancing Term Loans hereunder on the Second Amendment Effective Date, expressed as an amount representing the maximum principal amount of 2025 Refinancing Term Loans to be made by the 2025 Refinancing Term Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment or an Incremental Facility Amendment. The amount of the 2025 Refinancing Term Lender’s 2025 Refinancing Term Loan Commitments as of the Second Amendment Effective Date is set forth on Part A of Schedule I to the Second

Amendment. As of the Second Amendment Effective Date immediately after giving effect to the Second Amendment, the total 2025 Refinancing Term Loan Commitment is $336,000,000. “2025 Revolving Commitment” has the meaning assigned to such term in the Second Amendment. “2025 Revolving Loans” has the meaning assigned to such term in the Second Amendment. “2025 Term Lenders” has the meaning assigned to such term in the Second Amendment. “2025 Term Loan” has the meaning assigned to such term in the Second Amendment. “2025 Term Loan Commitment” means, collectively, the 2025 Incremental Term Loan Commitments and the 2025 Refinancing Term Loan Commitments. As of the Second Amendment Effective Date immediately after giving effect to the Second Amendment, the total 2025 Term Loan Commitment is $400,000,000. “2026 Incremental DDTL Borrowing” means a borrowing consisting of 2026 Incremental DDTL Loans of the same Class and Type and, in the case of SOFR Loans, having the same Interest Period, made by each of the 2026 Incremental DDTL Lenders pursuant to Section 2.02(d), or under any Incremental Amendment, Extension Amendment or Refinancing Amendment. “2026 Incremental DDTL Commitment” means, with respect to each 2026 Incremental DDTL Lender, the commitment of such 2026 Incremental DDTL Lender to make 2026 Incremental DDTL Loans hereunder in an aggregate principal amount not to exceed the amount set forth opposite such 2026 Incremental DDTL Lender’s name on Schedule II to Third Amendment under the caption “2026 Incremental DDTL Commitments” or in the Assignment and Assumption pursuant to which such 2026 Incremental DDTL Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the 2026 Incremental DDTL Commitments, as of Third Amendment Effective Date, is $75,000,000. “2026 Incremental DDTL Commitment Expiration Date” has the meaning assigned to such term in Section 2.02(d). “2026 Incremental DDTL Extension” means the making of a 2026 Incremental DDTL Loan. “2026 Incremental DDTL Facility” means the 2026 Incremental DDTL Commitments and the 2026 Incremental DDTL Loans. “2026 Incremental DDTL Lender” means any Lender with a 2026 Incremental DDTL Commitment or an outstanding 2026 Incremental DDTL Loan. “2026 Incremental DDTL Loans” means loans made to the Borrower in respect of 2026 Incremental DDTL Commitments pursuant to Section 2.02(d). “ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate. “Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit O. -2-

“Acceptance Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Accepting Lenders” has the meaning assigned to such term in Section 2.24(a). “Accounting Changes” has the meaning assigned to such term in Section 1.04(d). “Accrued Expenses” has the meaning assigned to such term in the definition of “Excess Cash Flow.” “Acquired EBITDA” means, with respect to any Pro Forma Entity for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its Subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity. “Acquired Entity or Business” has the meaning assigned to such term in the definition of “Consolidated EBITDA.” “Acquisition Transaction” means any Investment by the Borrower or any Restricted Subsidiary in a Person if (a) as a result of such Investment, (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) to, or is liquidated into, the Borrower or a Restricted Subsidiary and (b) after giving effect to such Investment, the Borrower is in compliance with Section 5.16, and, in each case, any Investment held by such Person. “Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable. “Additional Revolving Lender” means, at any time, any bank or other financial institution or other Person (other than a natural Person) that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the Administrative Agent, the Borrower, and if such Additional Revolving Lender is not a Revolving Lender or an Affiliate or Approved Fund of a Revolving Lender, each Issuing Bank and the Swingline Lender (such approval in each case not to be unreasonably withheld or delayed). “Additional Term Lender” means, at any time, any bank or other financial institution or other Person (including any such bank or financial institution or Person that is a Lender at such time, but excluding any natural Person) that agrees to provide any portion of any (a) Incremental Term Loan pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time or an Affiliated Lender or Affiliated Debt Fund) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed) and the Borrower. “Additional/Replacement Revolving Commitment” has the meaning assigned to such term in Section 2.20(a). “Adjusted EURIBOR Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Adjustment Date” shall mean the third day of January, April, July and October of each calendar year. -3-

“Adjustment” has the meaning assigned to such term in Section 2.14(b). “Administrative Agent” means JPMorgan, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Affected Class” has the meaning assigned to such term in Section 2.24(a). “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. “Affiliated Debt Fund” means an Affiliated Lender that is a bona fide debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and the investment decisions of which are not controlled by the private equity business of Silver Lake Group, L.L.C. or Thoma Bravo, LLC. “Affiliated Lender” means, at any time, any Lender that is a Sponsor (other than Holdings, the Borrower or any of their respective Subsidiaries) at such time. “Affiliated Lender Assignment and Assumption” has the meaning assigned to such term in Section 9.04(g)(5). “Affiliated Lender Cap” has the meaning assigned to such term in Section 9.04(g)(3). “Agent” means the Administrative Agent, the Collateral Agent, each Lead Arranger, each Joint Bookrunner and any successors and assigns in such capacity, and “Agents” means two or more of them. “Agreed Currencies” means dollars and each Alternative Currency. “Agent Parties” has the meaning assigned to such term in Section 9.04(g)(3) . “Agreement” has the meaning provided in the preamble hereto. “Agreement Currency” has the meaning assigned to such term in Section 9.14(b). “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term Benchmark Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term Benchmark Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term Benchmark Rate, respectively. -4-

-5- 2.75% ABR Term Loan Applicable Rate 2 Term Benchmark Term Loan Applicable Rate ≤ 1.65 to 1.00 1.50% 2.50% Level (ii) with respect to clause (b) above, the Applicable Rate shall be based on the First Lien Leverage Ratio set forth in the most recent Compliance Certificate in accordance with the pricing grid below: 1 Level First Lien Leverage Ratio > 1.65 to 1.00 ABR Revolving Loan Applicable Rate First Lien Leverage Ratio Term Benchmark Revolving Loan and EURIBOR Revolving Loan Applicable 1.75% “Alternative Currency” means (i) Euros and (ii) each currency (other than dollars and Euros) that is approved in accordance with Section 1.12; provided that for each Alternative Currency, such requested currency is an Eligible Currency. “Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type. “Applicable Creditor” has the meaning assigned to such term in Section 9.14(b). “Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or the Swingline Lender at any time, the sum of (a) the Dollar Equivalent of the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time. “Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage (carried out to the ninth decimal place) of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination. “Applicable Rate” means, for any day, (a) with respect to any 2025 Term Loan, commencing on the Second Amendment Effective Date, (1) 1.75% per annum, in the case of an ABR Loan, or (2) 2.75% per annum, in the case of a Term Benchmark Loan and (b) with respect to any Revolving Loan, commencing on the Second Amendment Effective Date (1) 1.50% per annum, in the case of an ABR Loan, or (2) 2.50% per annum, in the case of a Term Benchmark Loan or a EURIBOR Loan; provided that, from and after the delivery of the financial statements and related Compliance Certificate for the first full fiscal quarter of the Borrower completed after the Second Amendment Effective Date pursuant to Section 5.01, (i) with respect to clause (a) above, the Applicable Rate shall be based on the First Lien Leverage Ratio set forth in the most recent Compliance Certificate in accordance with the pricing grid below:

-6- > 2.50 to 1.00 1.75% 2.75% Rate 2 ≤ 2.50 to 1.00 1.50% 2.50% 1 Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01; provided that, at the option of the Administrative Agent (at the direction of the Required Lenders and upon notice to the Borrower of such determination), the highest pricing level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date immediately prior to the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Upon the request of the Administrative Agent or Required Lenders, as applicable, on and after receipt of a notice that an Event of Default under Section 7.01(a) or (b) has occurred, the highest pricing level shall apply as of the date of such Event of Default (as reasonably determined by the Borrower) and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, in each case, the pricing level otherwise determined in accordance with this definition shall apply). “Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.” “Approved Foreign Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.” “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Asset Sale Prepayment Event” has the meaning assigned to such term in clause (a) of the definition of the term “Prepayment Event.” “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), or as otherwise required to be entered into under the terms of this Agreement, substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent. “Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by Holdings or the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii); provided that neither Holdings nor the Borrower shall designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent). “Audited Financial Statements” means the financial statements referenced in Section 3.04(b). “Available Amount” means, on any date of determination, a cumulative amount equal to (without duplication): (a) the greater of (i) $76,500,000 and (ii) 50% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis (such greater amount, the “Starter Basket”), plus (b) the greatest of (1) an amount equal to 50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the fiscal quarter of the Borrower commencing immediately before the Effective Date to the end of the most recent Test Period (which amount under this clause (1) shall not be less than zero for such period), (2) the Cumulative Retained Excess Cash Flow

Amount (which amount under this clause (2) shall not be less than zero) and (3) an amount equal to the sum of (x) 100% of Consolidated EBITDA (determined without giving effect to the pro forma adjustments set forth in clauses (I) and (II) of the last proviso in the definition of Consolidated EBITDA with respect to an Acquired Entity or Business, a Converted Restricted Subsidiary, a Sold Entity or Business or a Converted Unrestricted Subsidiary with respect to such events occurring after the Effective Date) for the period (treated as one accounting period) from the first day of the fiscal quarter of the Borrower commencing immediately before the Effective Date to the end of the Test Period then last ended, less (y) an amount equal to 150% of Fixed Charges for the period (treated as one accounting period) from the first day of the fiscal quarter of the Borrower commencing immediately before the Effective Date to the end of the Test Period then last ended (which amount under this clause (3) shall not be less than zero for such period), plus (c) returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by the Borrower or any Restricted Subsidiary on Investments made using the Available Amount (not to exceed the amount of such Investments), plus (d) the Fair Market Value of Investments of the Borrower or any of the Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of the Restricted Subsidiaries, plus (e) the Net Proceeds of a sale or other Disposition of any Unrestricted Subsidiary (including the issuance or sale of Equity Interests of an Unrestricted Subsidiary) received by the Borrower or any Restricted Subsidiary, plus (f) to the extent not included in Consolidated Net Income, dividends or other distributions or returns on capital received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, plus (g) the aggregate amount of any Retained Declined Proceeds, Retained Asset Sale Proceeds, Retained ECF Proceeds and any Net Proceeds below the amount specified in the definition of “Asset Sale Prepayment Event” since the Effective Date. “Available Amount Reference Period” means, with respect to any date of determination, the period commencing on January 1, 2022 and ending on the last day of the most recent fiscal year ending thereafter for which financial statements are delivered to the Administrative Agent pursuant to Section 5.01(a). “Available Cash” means, as of any date of determination, the aggregate amount of cash and Permitted Investments of the Borrower or any Restricted Subsidiary as of such date, excluding cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries (but, for the avoidance of doubt, including any such cash and Permitted Investments that are pledged in favor of the Administrative Agent). “Available Equity Amount” means a cumulative amount equal to (without duplication): (a) the Net Proceeds of new public or private issuances of Qualified Equity Interests in the Borrower or any parent of the Borrower which are contributed to (or received by) the Borrower after the Effective Date, plus (b) capital contributions received by the Borrower after the Effective Date in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest) and the Fair Market Value of any in-kind contributions after the Effective Date, plus -7-

(c) the net cash proceeds received by the Borrower or any Restricted Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus (d) returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by the Borrower and the Restricted Subsidiaries on Investments made using the Available Equity Amount (not to exceed the amount of such Investments); provided that the Available Equity Amount shall not include any Cure Amount, any amounts used to incur Indebtedness pursuant to Section 6.01(a)(xxiv), any amounts used to make Restricted Payments pursuant to Section 6.08(a)(vi)(c) or any amounts used to make Investments pursuant to Section 6.04(q). “Available RP Capacity Amount” means the amount of Restricted Payments and Restricted Debt Payments that may be made at the time of determination pursuant to Sections 6.08(a)(vi), (viii) and (xii) and Section 6.08(b)(iv) (in each case without duplication), minus the sum of the amount of the Available RP Capacity Amount utilized by the Borrower or any Restricted Subsidiary to (a) make Investments pursuant to Section 6.04(n) and (b) incur Indebtedness pursuant to Section 6.01(a)(xxix)(A). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors. -8-

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” has the meaning assigned to such term in the introductory paragraph hereto. “Borrower Materials” has the meaning assigned to such term in Section 5.01. “Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.11(a)(ii)(B). “Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C). “Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D). “Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date in the same currency and, in the case of Term Benchmark Loans and EURIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan. “Borrowing Minimum” means (a) in the case of a Term Benchmark Borrowing, $500,000, (b) in the case of a EURIBOR Borrowing, €500,000, (b) in the case of an ABR Borrowing, $500,000 and (c) in the case of a Swingline Loan, $250,000. “Borrowing Multiple” means (a) in the case of a Term Benchmark Borrowing, $100,000, (b) in the case of a EURIBOR Borrowing, €100,000, (c) in the case of an ABR Borrowing, $100,000 and (d) in the case of a Swingline Loan, $100,000. “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit Q or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the state where the Administrative Agent’s Office is located are authorized or required by law to remain closed; provided that when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day that is not a TARGET Day; provided, further, that when used in connection with a Term Benchmark Loan, any Loans referencing the Term Benchmark Rate, any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term Benchmark Rate or any other dealings of such Loans referencing the Term Benchmark Rate, the term “Business Day” shall mean any U.S. Government Securities Business Day. “Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP, including customer acquisition costs and incentive payments, conversion costs, contract acquisition costs and website development and website content development costs. “Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP (for the avoidance of doubt, subject to Section 1.04(g)). It is understood and agreed that Capital Lease Obligations shall be deemed not to include Non-Finance Lease Obligations for purposes of the Loan Documents. -9-

“Capitalized Leases” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP (for the avoidance of doubt, subject to Section 1.04(g)), is or is required to be accounted for as a capital lease or finance lease on the balance sheet of that Person. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries. “Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Revolving Lenders, as collateral for LC Exposure or obligations of the Revolving Lenders to fund participations in respect of LC Exposure, cash or deposit account balances under the sole dominion and control of the Collateral Agent or, if the Collateral Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have meanings correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Management Obligations” means obligations of Holdings, the Borrower or any Restricted Subsidiary in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) netting services, employee credit or purchase card programs and similar arrangements, (c) letters of credit and (d) other services related, ancillary or complementary to the foregoing (including Cash Management Services). “Cash Management Services” has the meaning assigned to such term in the definition of the term “Secured Cash Management Obligations.” “Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any loss of or damage to any equipment, fixed assets or real property (including any improvements thereon) of the Borrower or any Restricted Subsidiary to replace or repair such equipment, fixed assets or real property. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code. “Change in Control” means (a) the failure of Holdings, directly or indirectly through wholly-owned subsidiaries that are Guarantors, to own all of the Equity Interests in the Borrower or (b) the acquisition of beneficial ownership by any Person or group, other than the Permitted Holders (or any holding company parent of Holdings owned directly or indirectly by the Permitted Holders), of Equity Interests representing 40% or more of the aggregate votes entitled to vote for the election of directors (or analogous Persons) of Holdings and the aggregate number of votes for the election of such directors (or analogous Persons) of the Equity Interests beneficially owned by such Person or group is greater than the aggregate number of votes for the election of such directors (or analogous Persons) represented by the Equity Interests beneficially owned by the Permitted Holders, unless the Permitted Holders (directly or indirectly, including through one or more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) directors (or analogous Persons) of Holdings having a majority of the aggregate votes on the Board of Directors of Holdings. For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective Date, (ii) the phrase Person or group is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or group or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) if any group includes one or more Permitted Holders, the issued and outstanding Equity Interests of Holdings, directly or indirectly owned -10-

by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of clause (b) of this definition, (iv) a Person or group shall not be deemed to beneficially own Equity Interests to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (v) a Person or group (other than Permitted Holders) will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors (or analogous Persons) of such Person’s parent. “Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15. “Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Term Loans, Incremental Term Loans, Other Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Additional/Replacement Revolving Commitment, Term Commitment, commitment in respect of Incremental Term Loans (including the 2026 Incremental DDTL Commitments), or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto), Additional/Replacement Revolving Commitments, commitments in respect of Incremental Term Loans and Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes. For the avoidance of doubt, the 2025 Incremental Term Loans and the 2026 Incremental DDTL Loans shall constitute Incremental Term Loans, the 2025 Refinancing Term Loans shall constitute Other Term Loans and the 2025 Incremental Term Loans and, the 2025 Refinancing Term Loans and the 2026 Incremental DDTL Loans shall collectively constitute the same Class of Term Loans. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations. “Collateral Agent” has the meaning assigned in the Collateral Agreement. “Collateral Agreement” means the Collateral Agreement among the Borrower, each other Loan Party and the Collateral Agent, substantially in the form of Exhibit D. “Collateral and Guarantee Requirement” means, at any time, the requirement that: (a) the Administrative Agent shall have received (i) from Holdings, the Borrower and each Domestic Subsidiary (other than an Excluded Subsidiary) either (x) a counterpart of the Guarantee -11-

Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) from Holdings, the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents of the type referred to in Section 4.01(c), and, to the extent reasonably requested by the Collateral Agent, opinions of the type referred to in Section 4.01(b); (b) all outstanding Equity Interests of the Borrower and the Restricted Subsidiaries (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank); (c) if any Indebtedness for borrowed money of Holdings, the Borrower or any Subsidiary in a principal amount of $10,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness is evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Collateral Agreement (and, to the extent required by the Collateral Agreement, the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank); and (d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording. Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and the Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, surveys, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse Tax consequences to Holdings and its Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in relation to the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements (other than certificated securities), (d) no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title, (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $10,000,000 and no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $10,000,000, (f) except as required by the UK Share Pledge, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction other than the UK Share Pledge), (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing -12-

statements), (h) no Loan Party shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters, (i) no Loan Party shall be required to deliver or obtain a mortgage in respect of fee-owned or leased property, (j) no actions shall be required to enter into any source code escrow arrangement or register any intellectual property and (k) in no event shall the Collateral include any Excluded Assets. The Collateral Agent may grant extensions of time or waivers for the creation and perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. “Commitment” means (a) with respect to any Lender, its Revolving Commitment (including the 2025 Revolving Commitment), its Additional/Replacement Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment of any Class (including the 2025 Incremental Term Loan Commitments and 2025 Refinancing Term Loan Commitments, which shall constitute the same Class of Term Commitments), commitment in respect of Incremental Term Loans (including the 2026 Incremental DDTL Commitments) and Other Term Commitment of any Class or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” means a certificate of a Financial Officer required to be delivered pursuant to Section 5.01(d). “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus: (a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (i) through (xiv) thereof, (ii) provision for taxes based on income, profits, revenue or capital, including federal, foreign, state, local and provincial income, franchise, and similar taxes based on income, profits, revenue, gross receipts or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations and (without duplication) any payments to a Parent Entity pursuant to Section 6.08(a)(xviii) in respect of taxes, (iii) depreciation and amortization (including amortization of Capitalized Software Expenditures, customer acquisition costs, contract acquisition costs, internal labor costs and amortization of deferred financing fees and accelerated and other deferred financing costs, OID or other capitalized costs), (iv) other non-cash charges (other than any accrual in respect of bonuses) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charges in the current period and (B) to the extent such Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from -13-

Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), (v) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof, (vi) (A) the amount of management, monitoring, consulting, advisory and transaction fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) the Sponsors or any other Permitted Holder (including any termination fees payable in connection with the early termination of management and monitoring agreements) (including, for the avoidance of doubt, pursuant to any Reimbursement Agreement), (B) the amount of payments made to option, phantom equity or profits interest holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to equityholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were equityholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in the Loan Documents and (C) the amount of fees, expenses and indemnities paid or accrued to directors, including of Holdings or any direct or indirect parent thereof, (vii) losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing, (viii) [reserved], (ix) any costs or expenses incurred by Holdings, the Borrower or any Restricted Subsidiary pursuant to any management equity plan or equity option or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any equity subscription or equityholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or Net Proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests), (x) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, (xi) expenses consisting of internal software development costs that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP, (xii) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and other Public Company Costs, (xiv) any expenses reimbursed in cash during such period by non-Affiliate third parties (other than Holdings, the Borrower or any of its Subsidiaries), and (xv) costs or expenses associated with, or in anticipation of, or preparation for, the N-Able Separation, plus -14-

(b) without duplication, the amount of “run rate” cost savings, operating expense reductions, revenue enhancements and synergies (including revenue synergies) (collectively, “Run Rate Benefits”) related to the Transactions, any Specified Transaction or any restructuring, cost saving initiative, new contract or other initiative projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated (including actions initiated prior to the Effective Date) or are expected to be taken or initiated (in the good faith determination of the Borrower) before, on or after the Effective Date, including any Run Rate Benefits, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Borrower or any of the Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Borrower), which Run Rate Benefits shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such Run Rate Benefits had been realized on the first day of the relevant period, net of the amount of actual benefits realized from such actions; provided that (A) such Run Rate Benefits are reasonably quantifiable and factually supportable, (B) no Run Rate Benefits shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such Run Rate Benefits that are included in clause (a) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (C) the share of any such Run Rate Benefits, expenses and charges with respect to a joint venture that are to be allocated to the Borrower or any of the Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Test Period; plus (c) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (f) below for any previous period and not added back; plus (d) the amount of incremental contract value of the Borrower and its Restricted Subsidiaries that the Borrower in good faith reasonably believes would have been realized or achieved as Consolidated EBITDA contribution from (i) increased pricing or volume initiatives and/or (ii) the entry into (and performance under) binding and effective new agreements with new customers or, if generating incremental contract value, new agreements (or amendments to existing agreements) with existing customers (collectively, “New Contracts”) during such period had such New Contracts been effective and had performance thereunder commenced as of the beginning of such period (including, without limitation, such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as Consolidated EBITDA contribution during such period) as long as such incremental contract value is reasonably identifiable and factually supportable; provided that such incremental contract value shall be subject only to certification by a Responsible Officer of the Borrower and shall be calculated on a Pro Forma Basis as though the full run rate effect of such incremental contract value had been realized as Consolidated EBITDA contributed on the first day of such period; plus (e) the net amount, if any, of the difference between (solely to the extent the amount in the following clause (A) exceeds the amount in the following clause (B)): (A) the deferred revenue of the Borrower and the Restricted Subsidiaries as of the last day of such period (the “Determination Date”) and (B) the deferred revenue of the Borrower and the Restricted Subsidiaries as of the date that is 12 months prior to the Determination Date, in each case, calculated without giving effect to adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) related to the application of recapitalization accounting or acquisition accounting; -15-

plus (f) other add backs and adjustments reflected in a quality of earnings report provided by a “big four” accounting firm or a nationally recognized accounting firm (or any other accounting firm reasonably acceptable to the Administrative Agent) with respect to any Permitted Acquisition or other Investment (including, for the avoidance of doubt, add backs and adjustments of the same type in future periods), less (g) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period), (ii) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary added (and not deducted in such period from Consolidated Net Income), in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that (I) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Effective Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition), and (II) there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, at the Borrower’s election only, when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, -16-

an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal). Notwithstanding the foregoing, (x) the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (f) above if any such item individually is less than $1,250,000 in any fiscal quarter and (y) Consolidated EBITDA (a) for the fiscal quarter ended June 30, 2020, shall be deemed to be $31,482,000, (b) for the fiscal quarter ended September 30, 2020, shall be deemed to be $31,362,000, (c) for the fiscal quarter ended December 31, 2020, shall be deemed to be $30,631,000, and (d) for the fiscal quarter ended March 31, 2021, shall be deemed to be $27,651,000, in each case, as may be subject to addbacks and adjustments (without duplication) pursuant to clauses (a) through (f) above upon the occurrence of a “pro forma” event that occurs after the Effective Date and which is deemed to have occurred as of the first day of a period that includes any of the foregoing fiscal quarters. “Consolidated First Lien Debt” means, as of any date of determination, (a) the amount of Consolidated Total Debt (including in respect of the Loans hereunder) that is secured by a Lien on a material portion of the Collateral on an equal or super priority basis (but without regard to the control of remedies) with the Liens on the Collateral securing the Secured Obligations minus (b) Available Cash. “Consolidated Interest Expense” means the sum of cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness for borrowed money of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net payments (over payments received), if any, made pursuant to interest rate hedging agreements with respect to Indebtedness, and excluding, for the avoidance of doubt, (i) amortization of (A) deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting) and (B) any costs or expenses incurred in connection with any amendment or modification of Indebtedness (whether or not consummated), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates or currency, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (v) all non-recurring cash interest expense or “additional interest” for failure to timely comply with registration rights obligations, (vi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect to any Permitted Acquisition or any other Investment, all as calculated on a consolidated basis in accordance with GAAP, (vii) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions, (viii) penalties and interest relating to taxes, (ix) accretion or accrual of discounted liabilities, (x) any interest expense attributable to a direct or indirect parent entity resulting from push down accounting, (xi) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (xii) any interest expense or other fees or charges incurred with respect to any Escrowed Obligations (for the avoidance of doubt, so long as such Escrowed Obligations are held in escrow), (xiii) administrative agency or trustee fees, (xiv) any expense arising from any bridge, structuring, arrangement, commitment and/or other financing fee (including fees and expenses associated with the Transactions and annual agency fees), and (xv) any lease, rental or other expense in connection with a Non-Finance Lease Obligation. “Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) Available Cash. “Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication: (a) extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including extraordinary losses and unusual or non-recurring charges or expenses attributable to legal and judgment settlements and any unusual or non-recurring operating expenses directly -17-

attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ or offices’ pre-opening costs, opening costs, closing and/or consolidation costs, start-up costs and other business optimization and rationalization expenses (including related to new product introductions, the consolidation of technology platforms and other strategic or cost saving initiatives and any costs or expenses related or attributable to the commencement of a New Project and including any related employee hiring or retention costs or employee redundancy or termination costs), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions consummated prior to or after the Effective Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities, branches, data centers and/or offices (including, without limitation, costs incurred in respect of leased premises, including related to build out and the relocation of personnel and equipment), lease breakage costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments thereof), (b) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, (c) Transaction Costs (including any charges associated with the rollover, acceleration or payout of Equity Interests (including any restricted stock units, options or similar equity-linked interests) held by management of the Borrower or any of its direct or indirect Subsidiaries or parents in connection with the Transactions), (d) the net income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or, if not paid in cash or Permitted Investments, but later converted into cash or Permitted Investments, upon such conversion) by such Person to the Borrower or a Restricted Subsidiary thereof during such period, (e) any fees and expenses (including any transaction or retention bonus or similar payment, any earnout, contingent consideration obligation or purchase price adjustment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed and including any fees or legal expenses related to the on-going administration of any debt instrument) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460), (f) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments, (g) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period, (h) all Non-Cash Compensation Expenses, (i) any income (loss) attributable to deferred compensation plans or trusts, -18-

(j) [reserved], (k) any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business), (l) any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period, (m) any non-cash gain (loss) related to currency remeasurements of Indebtedness, net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances and other balance sheet items, (n) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made), (o) any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets and investments in debt and equity securities), (p) solely for the purpose of calculating the Available Amount, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior Governmental Approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Permitted Investments to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, (q) any accruals or obligations accrued related to workers’ compensation programs to the extent that expenses deducted in the calculation of net income exceed the net amounts paid in cash related to workers’ compensation programs in that period, (r) any reserves, accruals or obligations accrued by the Borrower or any of its Subsidiaries for any federal and state employment tax liabilities, including social security, federal unemployment, state unemployment and state disability taxes deducted in the calculation of net income during such period, less the amount of such obligations paid in cash with respect to such period, and (s) earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; provided that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (s) above if any such item individually is less than $1,250,000 in any fiscal quarter. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any -19-

acquisition or Investment consummated prior to the Effective Date and any Permitted Acquisitions or other Investment or the amortization or write-off of any amounts thereof. In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received (or reasonably expected to be received) or due from business interruption insurance or government support payments (other than loans, to the extent not forgivable) or reimbursement of expenses and charges that are covered by indemnification, insurance and other reimbursement provisions in connection with the Transactions, any acquisition or other Investment or any disposition of any asset permitted hereunder or that occurred prior to the Effective Date (net of any amount so included in any prior period to the extent not so received or reimbursed within a two year period) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. “Consolidated Secured Debt” means, as of any date of determination, (a) Consolidated Total Debt that is secured by a Lien on a material portion of the Collateral minus (b) Available Cash. “Consolidated Total Assets” means, as at any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP. “Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit, Capital Lease Obligations, third party Indebtedness obligations evidenced by notes or similar instruments (and excluding, for the avoidance of doubt, Swap Obligations), in each case of the Borrower and the Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of acquisition method or pushdown accounting in connection with the Transactions or any Permitted Acquisition or other Investment). “Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under letters of credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions, dispositions or Unrestricted Subsidiary or Restricted Subsidiary designations by the Borrower and the Restricted Subsidiaries shall be measured from the date on which such acquisition, disposition or Unrestricted Subsidiary or Restricted Subsidiary designation occurred and not over the period in which Excess Cash Flow is calculated and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification, other than as a result of the passage of time, in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting. “Contract Consideration” has the meaning assigned to such term in Section 2.11(d). “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. -20-

“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.” “Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.” “Covered Entity” has the meaning assigned to such term in Section 9.21(b). “Covered Party” has the meaning assigned to such term in Section 9.21(a). “Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) by a Loan Party in exchange for, or to extend, renew, replace or refinance, in whole or part, any Class of existing Term Loans or Revolving Loans (or unused Revolving Commitments) (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (including any unused Revolving Commitment at such time) (plus any premium, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, replacement or refinancing), (b) does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt (other than Customary Bridge Loans and except with respect to an amount equal to the Maturity Carveout Amount at such time), (c) shall not be guaranteed by any entity that is not a Loan Party, (d) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations and (ii) is subject to the relevant Intercreditor Agreement(s) and (e) has covenants and events of default (excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), interest rate margins, pricing, rate floors, discounts, fees, premiums and prepayment or redemption provisions and other than with respect to Customary Bridge Loans) that either (I) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such refinancing), (II) are applicable only to periods after the Latest Maturity Date at the time of such refinancing, (III) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith) or (IV) are reasonably satisfactory to the Administrative Agent (provided that, at the Borrower’s election, to the extent any financial maintenance covenant or other term or provision is added for the benefit of (X) the lenders of any such Indebtedness that consists of term facilities, no consent shall be required from the Administrative Agent or the Lenders to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of each Term Loan (and, for the avoidance of doubt, such term shall be deemed reasonably satisfactory to the Administrative Agent) or (Y) the lenders of any such Indebtedness that consists of revolving credit facilities, no consent shall be required from the Administrative Agent or the Lenders to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of each Revolving Credit Facility) (and, for the avoidance of doubt, such term shall be deemed reasonably satisfactory to the Administrative Agent). “Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount equal to (x) the cumulative amount of Excess Cash Flow (which shall not be less than zero in any fiscal year) of the Borrower and its Restricted Subsidiaries for the Available Amount Reference Period, minus (y) the amount that has been (or is required to be) applied to the prepayment of Term Loans in accordance with Section 2.11(d) for the Available Amount Reference Period (but, for the avoidance of doubt, excluding Retained ECF Proceeds and Retained Declined Proceeds). “Cure Amount” has the meaning assigned to such term in Section 7.02. “Cure Right” has the meaning assigned to such term in Section 7.02. “Cured Default” has the meaning assigned to such term in Section 7.01. -21-

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year; provided that (a) the Weighted Average Life to Maturity of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is not shorter than the Weighted Average Life to Maturity of the Term Loans (without giving effect to any prior amortization or prepayments thereof) and (b) the final maturity date of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is no earlier than the Latest Maturity Date at the time such bridge loans are incurred. “Customary Escrow Provisions” means customary redemption or prepayment terms in connection with escrow arrangements. “Customary Exceptions” means (a) customary asset sale, insurance and condemnation proceeds events, change-of-control offers or events of default or, if in the form of loans, excess cash flow payments and customary Indebtedness mandatory prepayment provisions and/or (b) Customary Escrow Provisions. “Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within one Business Day of the date on which such funding is required hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)) or by any Issuing Bank to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Section 7.01(h) or (i), or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any capital stock in such Lender or its direct or indirect parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations with respect to such Issuing Bank other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof. “Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth -22-

the basis of such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed, sold or otherwise disposed of or returned in exchange for consideration in the form of cash or Permitted Investments in compliance with Section 6.05. “Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B). “Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit K. “Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice. “Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Discounted Prepayment Effective Date” means, in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable, unless a shorter period is agreed to between the Borrower and the Auction Agent. “Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A). “Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary. “Disposition” has the meaning assigned to such term in Section 6.05. “Disposition/Debt Percentage” means, (a) with respect to a Prepayment Event pursuant to clause (a) of such definition, the prepayment required by Section 2.11(c) if the First Lien Leverage Ratio for the most recently ended Test Period as of such time determined on a Pro Forma Basis (including giving Pro Forma Effect to any such prepayment required by Section 2.11(c)) is (i) greater than 4.00 to 1.00, 100%, (ii) greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00, 50% and (iii) equal to or less than 3.50 to 1.00, 0% and (b) with respect to a Prepayment Event pursuant to clause (b) of such definition, the prepayment required by Section 2.11(c), 100%. -23-

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or (c) is redeemable (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Subsidiaries, in whole or in part, at the option of the holder thereof; in each case, on or prior to the date 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change in control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Borrower or any of the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof), the Borrower or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability. “Disqualified Lender List” has the meaning assigned to such term in Section 9.04(b)(iv). “Disqualified Lenders” means (a) those Persons identified by the Sponsors or the Borrower to the Lead Arrangers in writing (including by email) prior to the Effective Date (and after the Effective Date, that are reasonably acceptable to the Administrative Agent), (b) those Persons who are competitors of the Borrower and its Subsidiaries identified by the Sponsors or the Borrower to the Administrative Agent from time to time in writing (including by email), (c) Excluded Affiliates and (d) in the case of each Person identified pursuant to clauses (a) and (b) above, any of their Affiliates that are either (i) identified in writing by the Sponsors or the Borrower from time to time or (ii) clearly identifiable as Affiliates on the basis of such Affiliate’s name (other than, in the case of clause (b), Affiliates that are bona fide debt funds); provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Any supplement to the list of Disqualified Lenders pursuant to clause (a) or (b) above shall be sent by the Borrower to the Administrative Agent in writing to JPMDQ_Contact@jpmorgan.com to be deemed effective or received and such supplement shall take effect one Business Day after such notice is received by the Administrative Agent (it being understood that no such supplement to the list of Disqualified Lenders shall operate to disqualify any Person that is already a Lender). Notwithstanding the foregoing, any list of Disqualified Lenders shall only be required to be available to any Lender or Participant or prospective Lender or Participant on the Platform or another similar electronic system (i) to the extent the Borrower desires to prevent any such Disqualified Lender from being a Lender or Participant or (ii) upon written request by such Lender or Participant or prospective Lender or Participant. “director” has the meaning assigned to such term in the definition of “Board of Directors.” -24-

“Dividing Person” has the meaning assigned to it in the definition of “Division.” “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “dollars” or “$” refers to lawful money of the United States of America. “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any currency other than dollars, the equivalent amount thereof in dollars as determined by the Administrative Agent at such time in accordance with Section 1.07 hereof. “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary. “ECF Percentage” means, with respect to the prepayment required by Section 2.11(c) with respect to any fiscal year of the Borrower, if the First Lien Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(c), but after giving effect to any voluntary prepayments made pursuant to Section 2.11(a) or any repurchase pursuant to Section 9.04(g) prior to the date of such prepayment) as of the end of such fiscal year is (a) greater than 4.00 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b) greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c) equal to or less than 3.50 to 1.00, 0% of Excess Cash Flow for such fiscal year. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Effective Yield” means, as to any Indebtedness as of any date of determination, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring, ticking, commitment, amendment, unused line or underwriting fees or other similar fees payable in connection therewith and, if applicable, consent fees for an amendment (in each case regardless of whether any such fees are paid to or shared in whole or in part with any lender) and any other fees not paid to all relevant lenders generally; provided that with respect to any Indebtedness that includes a “SOFR floor” or “Base -25-

Rate floor,” (i) to the extent that the Term Benchmark Rate (with an Interest Period of one month) or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the Term Benchmark Rate (with an Interest Period of one month) or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender (other than an Excluded Affiliate), (c) an Approved Fund and (d) any other Person (including, subject to the requirements of Section 9.04(g), (h) and (i), as applicable, Holdings, the Borrower or any of their Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender. “Eligible Currency” means any lawful currency other than dollars that is readily available, freely transferable and convertible into dollars in the international interbank market available to the applicable Issuing Bank in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the applicable Issuing Bank, (a) such currency no longer being readily available, freely transferable and convertible into dollars, (b) a Dollar Equivalent is no longer being readily calculable with respect to such currency or (c) such currency being impracticable for Issuing Banks to provide (each of (a), (b) and (c), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Issuing Banks and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall reimburse LC Disbursements in such currency to which the Disqualifying Event applies. “Environmental Laws” means applicable common law and all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to pollution or the protection of the environment, including with respect to the preservation or reclamation of natural resources, Hazardous Materials, or to the extent relating to exposure to Hazardous Materials, the protection of human health or safety. “Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. -26-

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA. “Escrow” has the meaning provided in the definition of “Indebtedness.” “Escrowed Obligations” has the meaning provided in the definition of “Indebtedness.” “Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow. “€STR” means, with respect to any day, the euro short-term rate administered by the European Central Bank (or a successor administrator) and, in each case, that has been selected or recommended by the Relevant Governmental Body. “€STR-Based Rate” means (x) €STR or (y) any forward-looking term rate for any period that is approximately (as reasonably determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period,” that is based on €STR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “EURIBOR” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted EURIBOR Rate. “EURIBOR Rate” means for any Interest Period with respect to a EURIBOR Borrowing, the rate per annum equal to the euro interbank offered rate for deposits in Euros as administrated by the European Money Markets Institute (or any other Person which takes over the administration of that rate) or a comparable or successor rate established pursuant to Section 2.14, as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations of the EURIBOR Rate as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (Brussels time) on the date which is two TARGET Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest -27-

Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is established pursuant to Section 2.14, such established rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower. Notwithstanding the foregoing, in no event shall the EURIBOR Rate be deemed to be less than 0.00%. “EURIBOR Successor Rate Conforming Changes” means, with respect to any proposed EURIBOR Successor Rate, any conforming changes to the definition of Interest Period and EURIBOR Rate, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such €STR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such €STR Successor Rate exists, in such other manner of administration as the Administrative Agent determines with the consent of the Borrower (such consent not to be unreasonably withheld)). “Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency. “Event of Default” has the meaning assigned to such term in Section 7.01. “Excess Cash Flow” means, for any period, an amount equal to the excess of: (a) the sum, without duplication, of: (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period), (iii) decreases in Consolidated Working Capital, long-term receivables and long-term prepaid assets and increases in long-term deferred revenue for such period, and (iv) an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, less: (b) the sum, without duplication, of: (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included by virtue of any clause of the definition of “Consolidated Net Income” (other than cash charges in respect of Transaction Costs paid on or about the Effective Date to the extent financed with the proceeds of Indebtedness (other than revolving loans) incurred on the Effective Date), (ii) the aggregate amount of all principal payments of Indebtedness, including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an -28-

increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (I) all other prepayments of Term Loans and (II) all prepayments of revolving loans and swingline loans (including the Revolving Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility (excluding Revolving Loans and Swingline Loans) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other long term Indebtedness (other than revolving Indebtedness or intercompany loans among the Borrower and its Restricted Subsidiaries) (unless such long term Indebtedness has been repaid with internally generated cash) of the Borrower or the Restricted Subsidiaries, (iii) an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (iv) increases in Consolidated Working Capital, long-term receivables, long-term prepaid assets and decreases in long-term deferred revenue for such period, (v) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of purchase price holdbacks, earn out obligations, or long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income except to the extent financed with the proceeds of other long term Indebtedness (other than revolving Indebtedness or intercompany loans among the Borrower and its Restricted Subsidiaries) (unless such long term Indebtedness has been repaid with internally generated cash) of the Borrower or the Restricted Subsidiaries, (vi) the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, (vii) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and cash restructuring charges but excluding cash expenditures reducing the amount of Term Loans required to be prepaid pursuant to Section 2.11(d)) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income, (viii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, and (ix) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of cash expected to be paid by the Borrower or any of the Restricted Subsidiaries in respect of accrued and unpaid bonus expenses and legal settlement reserves as of the end of such period (the “Accrued Expenses”) and expected to be paid during the subsequent Test Period; provided that (A) to the extent the aggregate amount of internally generated cash actually utilized to pay such Accrued Expenses during such subsequent Test Period is less than the Accrued Expenses reducing Excess Cash Flow pursuant to this clause (viii) in the prior Test Period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent Test Period and (B) in no event shall Excess Cash Flow in such subsequent Test Period be reduced by the payment of Accrued Expenses during such subsequent Test Period to the extent the amount of such Accrued Expenses have reduced Excess Cash flow in the prior Test Period. -29-

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time. “Excluded Accounts” means (1) payroll, healthcare and other employee wage and benefit accounts, (2) tax accounts, including, without limitation, sales tax accounts, (3) escrow, defeasance and redemption accounts, (4) fiduciary or trust accounts, (5) disbursement accounts, (6) cash collateral accounts subject to Permitted Liens and (7) the funds or other property held in or maintained for such purposes in any such account described in clauses (1) through (6). “Excluded Affiliates” means, collectively, any Affiliates of any of the Lead Arrangers that are engaged as principals primarily in private equity, mezzanine financing or venture capital. “Excluded Assets” means (a) any fee-owned real property, (b) all leasehold interests in real property, (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), (d) any assets the pledge or grant of a security interest in which is prohibited by applicable law, rule or regulation (including any legally effective requirement to obtain the consent of any Governmental Authority, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code or other applicable law), (e) Equity Interests of (x) Unrestricted Subsidiaries, (y) Immaterial Subsidiaries and (z) not-for-profit Subsidiaries, captive insurance companies and other special purpose subsidiaries, (f) Equity Interests of (i) any Foreign Subsidiary that is a CFC, in excess of 65% of the Equity Interests of such Foreign Subsidiary, and (ii) any FSHCO, in excess of 65% of the Equity Interests of such FSHCO, (g) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction, (h) margin stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than any Loan Party) under the terms of any applicable Organizational Documents, joint venture agreement or equityholders’ agreement after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, Equity Interests in any Person other than the Borrower and wholly-owned Restricted Subsidiaries, (i) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or one of its subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent, (j) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (k) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than any Loan Party) or otherwise require consent of any party thereto (other than any Loan Party) unless such consent has been obtained, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition, (l) receivables and related assets (or interests therein) (A) sold to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing, (m) commercial tort claims with a value of less than $10,000,000 and letter-of-credit rights with a value of less than $10,000,000 (except to the extent a security interest therein can be perfected by a UCC filing), (n) Vehicles and other assets subject to certificates of title, (o) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof, (p) any and all assets and personal property owned or held by any Subsidiary that is not a Loan Party (including any Unrestricted Subsidiary), (q) any proceeds from any issuance of Indebtedness permitted to be incurred under Section 6.01 that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Permitted Investments set aside at the time of the incurrence of such Indebtedness, in each case, to the extent such proceeds, cash or Permitted Investments prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose and (r) Excluded Accounts. -30-

Notwithstanding anything contained herein to the contrary, other goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets shall be deemed to be “Excluded Assets” if the Administrative Agent and the Borrower mutually agree that the cost or other consequences of obtaining or perfecting a security interest in such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets is excessive in relation to either the value of such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets as Collateral or to the practical benefit of the Lenders of the security afforded thereby. “Excluded Subsidiary” means any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”): (a) any Subsidiary that is not a wholly-owned subsidiary of Holdings, (b) each Subsidiary listed on Schedule 1.01(a), (c) each Unrestricted Subsidiary, (d) each Immaterial Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee, or for which the provision of a Guarantee would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to the Borrower or one of its subsidiaries (as reasonably determined by the Borrower in consultation with the Administrative Agent), (f) any Foreign Subsidiary, (g) any Domestic Subsidiary of a Foreign Subsidiary of Holdings that is a CFC or of a FSHCO, (h) any FSHCO, (i) any other Subsidiary excused from becoming a Loan Party pursuant to clause (a) of the last paragraph of the definition of the term “Collateral and Guarantee Requirement,” (j) each Receivables Subsidiary and (k) any not-for-profit Subsidiaries, captive insurance companies or other special purpose subsidiaries designated by the Borrower from time to time. For the avoidance of doubt, the Borrower shall not constitute an Excluded Subsidiary. “Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income or profits (however denominated), branch profits Taxes, and franchise Taxes, in each case (i) imposed by a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable Lending Office located in, such jurisdiction or (ii) that are Other Connection Taxes, (b) any Tax that is attributable to such Lender’s failure to comply with Section 2.17(e), (c) any U.S. federal withholding Taxes imposed pursuant to a Requirement of Law in effect at the time such Lender (i) becomes a party hereto, other than pursuant to an assignment request by the Borrower under Section 2.19 or (ii) designates a new Lending Office, except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a) and (d) any withholding Tax imposed pursuant to FATCA. “Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable -31-

period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Borrower. “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act. “FATCA” means Sections 1471 through 1474 of the Code as in effect on the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements, treaties or conventions (and related legislation or official guidance) implementing the foregoing. “FCPA” has the meaning assigned to such term in Section 3.18(b). “Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower. “Financial Performance Covenant” means the covenant set forth in Section 6.10. “First Amendment” means that certain First Amendment to Credit Agreement, dated as of June 26, 2023, by and between the Borrower and the Administrative Agent. “First Lien Intercreditor Agreement” means the form of the First Lien Intercreditor Agreement substantially in the form of Exhibit E or any other intercreditor agreement reasonably satisfactory to the Administrative Agent. “First Lien Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date. “First Lien Obligations” means the Secured Obligations that are secured by the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens securing the Term Loans. “Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business. “Fixed Baskets” has the meaning assigned to such term in Section 1.05(a). “Fixed Charges” means, for any period, the sum, without duplication of (a) the Consolidated Interest Expense for such period, plus (b) all scheduled cash dividend payments (excluding items eliminated in consolidation) on any series of preferred Equity Interests of such Persons made during such period, plus (c) all scheduled cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests of the Borrower or any Restricted Subsidiary during such period. “Floor” means, (i) with respect to the Revolving Credit Facility, 0.00% and (ii) with respect to the Term Loans, 0.00%. -32-

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(g). “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia. “FSHCO” means any Domestic Subsidiary of the Borrower that has no material assets other than Equity Interests and/or Indebtedness in one or more Foreign Subsidiaries of the Borrower that are CFCs. “Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or the applicable Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Borrower or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations and Section 1.04(g). “General Debt Basket Reallocated Amount” means any amount then available to be incurred under the General Debt Basket that, at the option of the Borrower, has been reallocated from the General Debt Basket to the Free and Clear Incremental Amount. “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Granting Lender” has the meaning assigned to such term in Section 9.04(e). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or -33-

liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning. “Guarantee Agreement” means the Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C. “Guarantors” means collectively, Holdings and the Subsidiary Loan Parties. “Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law. “Holdings” has the meaning provided in the preamble hereto, and shall include any Successor Holdings. “Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Identified Qualifying Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “IFRS” means international accounting standards as promulgated by the International Accounting Standards Board. “Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary. “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor. “Impacted Loans” has the meaning assigned to such term in Section 2.14(a)(ii). “Incremental Cap” means, as of any date of determination, (I) an amount equal to the sum of (the “Free and Clear Incremental Amount”): (a) the greater of (1) $153,000,000 and (2) 100% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis, plus (b) the General Debt Basket Reallocated Amount, plus (c) the sum of the aggregate principal amount of (w) voluntary prepayments, redemptions, repurchases and buybacks of Term Loans and Incremental Term Loans (including open market purchases and other negotiated transactions (which may be on a non-pro rata basis) of such Term Loans, in each case, at or below par and payments through Dutch auction procedures, in each case at or below par, and payments of such Term Loans utilizing Section 9.04(h) or any “yank-a-bank” provision (in each case, in the principal amount of such Term Loans subject thereto and only to the extent retired)) by Holdings, the -34-

Borrower or any of its Subsidiaries, in each case, after the Second Amendment Effective Date, (x) permanent commitment reductions in respect of the Revolving Credit Facility, in each case, after the Second Amendment Effective Date, (y) permanent commitment reductions after the Effective Date in respect of Incremental Equivalent Debt in the form of revolving credit commitments or any Additional/Replacement Revolving Commitments established, in each case in reliance on the Free and Clear Incremental Amount and (z) voluntary prepayments, redemptions, repurchases and buybacks (including open market purchases and other negotiated transactions (which may be on a non-pro rata basis), in each case, at or below par, and payments through Dutch auction procedures, in each case, at or below par, and payments utilizing any “yank-a-bank” provision (in each case, in the principal amount of the Indebtedness subject thereto and only to the extent retired)) of Incremental Equivalent Debt by Holdings, the Borrower or any of its Subsidiaries after the Effective Date, in each case under this clause (z), to the extent such Indebtedness was incurred in reliance on the Free and Clear Incremental Amount, in the case of each of clauses (w), (x), (y) and (z) above, other than from proceeds of incurrences of long-term Indebtedness (other than (1) any revolving Indebtedness, (2) any intercompany loans among the Borrower and its Restricted Subsidiaries or (3) Incremental Facilities or Incremental Equivalent Debt then being incurred in reliance on clause (c) or (d) of the Free and Clear Incremental Amount) of the Borrower or the Restricted Subsidiaries, plus (d) the sum of the aggregate principal amount of voluntary prepayments, redemptions, repurchases and buybacks (including open market purchases and other negotiated transactions (which may be on a non-pro rata basis), in each case, at or below par and payments through Dutch auction procedures, in each case, at or below par, and payments utilizing Section 9.04(h) or any “yank-a-bank” provision (in each case, in the principal amount of the Indebtedness subject thereto and only to the extent retired)) (or, solely with respect to revolving credit commitments, the aggregate principal amount of permanent commitment reductions effected thereunder) by Holdings, the Borrower or any of its Subsidiaries of any Credit Agreement Refinancing Indebtedness, Other Term Loan, Other Revolving Credit Commitment or any Permitted Refinancing, as applicable, previously applied, directly or indirectly, to the prepayment, redemption, repurchase, buyback or permanent commitment reduction, as applicable, of any Indebtedness or revolving credit commitment, as applicable, described in clause (c) above, in each case under this clause (d), to the extent such voluntary prepayment, redemption, repurchase or buyback was not financed with the proceeds of long-term Indebtedness (other than (1) any revolving Indebtedness, (2) any intercompany loans or (3) Incremental Facilities or Incremental Equivalent Debt then being incurred in reliance on clause (c) or (d) of the Free and Clear Incremental Amount) of the Borrower or the Restricted Subsidiaries, minus (e) the aggregate principal amount of all Incremental Facilities and all Incremental Equivalent Debt outstanding at such time that was incurred in reliance on the foregoing clauses (a) through (d) of the Free and Clear Incremental Amount after the Effective Date, plus (II) an unlimited amount such that after giving effect to the incurrence of any such Incremental Facility or Incremental Equivalent Debt and, except as described below with respect to Incremental Delayed Draw Term Loans, deeming all such Indebtedness then being incurred to be fully drawn (this clause (II), the “Ratio Incremental Amount”): (i) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Collateral that ranks pari passu with the Liens securing the First Lien Obligations, after giving effect to the incurrence of such Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof, on a Pro Forma Basis (but, for the avoidance of doubt, without giving effect to any substantially simultaneous incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the Free and Clear Incremental Amount or under the Revolving Credit Facility in connection therewith), either (A) the First Lien Leverage Ratio shall not exceed 4.50 to 1.00 for the most recent Test Period then ended or (B) if such Incremental Facility or Incremental Equivalent Debt is incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the First Lien Leverage Ratio shall not exceed the greater of (x) 4.50 to 1.00 and (y) the First Lien Leverage Ratio in effect immediately prior to the incurrence of such Incremental Facilities or Incremental Equivalent Debt for the most recent Test Period then ended, -35-

(ii) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Collateral that ranks junior to the Liens securing the First Lien Obligations, after giving effect to the incurrence of such Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof, on a Pro Forma Basis (but, for the avoidance of doubt, without giving effect to any substantially simultaneous incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the Free and Clear Incremental Amount or under the Revolving Credit Facility in connection therewith), either, at the Borrower’s election, (A) either (X) the Interest Coverage Ratio shall not be less than 2.00 to 1.00 for the most recent Test Period then ended or (Y) if such Incremental Facility or Incremental Equivalent Debt is incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the Interest Coverage Ratio shall not be less than the lesser of (1) 2.00 to 1.00 and (2) the Interest Coverage Ratio in effect immediately prior to the incurrence of such Incremental Facilities or Incremental Equivalent Debt for the most recent Test Period then ended or (B) either (X) the Secured Leverage Ratio shall not exceed 6.00 to 1.00 for the most recent Test Period then ended or (B) if such Incremental Facility or Incremental Equivalent Debt is incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the Secured Leverage Ratio shall not exceed the greater of (x) 6.00 to 1.00 and (y) the Secured Leverage Ratio in effect immediately prior to the incurrence of such Incremental Facilities or Incremental Equivalent Debt for the most recent Test Period then ended, (iii) if such Incremental Facility or Incremental Equivalent Debt is unsecured, either, at the Borrower’s election, after giving effect to the incurrence of such Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof, on a Pro Forma Basis (but, for the avoidance of doubt, without giving effect to any substantially simultaneous incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the Free and Clear Incremental Amount or under the Revolving Credit Facility in connection therewith), either, at the Borrower’s election, (A) either (X) the Interest Coverage Ratio shall not be less than 2.00 to 1.00 for the most recent Test Period then ended or (Y) if such Incremental Facility or Incremental Equivalent Debt is incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the Interest Coverage Ratio shall not be less than the lesser of (1) 2.00 to 1.00 and (2) the Interest Coverage Ratio in effect immediately prior to the incurrence of such Incremental Facilities or Incremental Equivalent Debt for the most recent Test Period then ended or (B) either (X) the Total Leverage Ratio shall not exceed 6.50 to 1.00 for the most recent Test Period then ended or (B) if such Incremental Facility or Incremental Equivalent Debt is incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the Total Leverage Ratio shall not exceed the greater of (x) 6.50 to 1.00 and (y) the Total Leverage Ratio in effect immediately prior to the incurrence of such Incremental Facilities or Incremental Equivalent Debt for the most recent Test Period then ended; provided that (1) the Borrower may elect to incur Loans or Incremental Equivalent Debt under the Free and Clear Incremental Amount above prior to incurring Loans or Incremental Equivalent Debt under the Ratio Incremental Amount above, but if no election is specified, then the Borrower shall be deemed to have elected to incur the Loans and Incremental Equivalent Debt under the Ratio Incremental Amount and (2) the Borrower may redesignate any Incremental Facility or Incremental Equivalent Debt originally incurred under the Free and Clear Incremental Amount above as having been incurred under the Ratio Incremental Amount above, so long as at the time of such redesignation, the Borrower would have been permitted to incur such Incremental Facility or Incremental Equivalent Debt under the Ratio Incremental Amount above. Notwithstanding anything to the contrary in this Agreement, in the case of an Incremental Facility or Incremental Equivalent Debt in the form of a delayed draw term loan facility (an “Incremental Delayed Draw Term Loans”), the Borrower may elect, in its sole discretion, to either (A) incur such Incremental Delayed Draw Term Loans under the Incremental Cap at the time the delayed draw term loan commitments for such Incremental Delayed Draw Term Loans (the “Incremental Delayed Draw Term Commitments”) are established (provided that, in the case of this clause (A), (x) such Incremental Delayed Draw Term Commitments shall be deemed to be fully drawn at the time it is established solely for purposes of incurring such Incremental Delayed Draw Term Loans under the Incremental Cap and (y) the subsequent funding of such Incremental Delayed Draw Term Loans shall not require capacity under the Incremental Cap) or (B) incur such Incremental Delayed Draw Term Loans under the Incremental Cap at the time such Incremental Delayed Draw Term Loans are funded (provided that, in the case of this clause (B), (x) the -36-

funding of such Incremental Delayed Draw Term Loans shall require capacity under the Incremental Cap and (y) the establishment of such Incremental Delayed Draw Term Commitments shall not require capacity under the Incremental Cap and, for the avoidance of doubt, such Incremental Delayed Draw Term Commitments shall not be deemed to be drawn prior to the funding thereof). “Incremental Delayed Draw Term Commitments” has the meaning assigned to such term in the definition of “Incremental Cap”. “Incremental Delayed Draw Term Loans” has the meaning assigned to such term in the definition of “Incremental Cap”. “Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(a)(xxiii). “Incremental Facilities” has the meaning assigned to such term in Section 2.20(a). “Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(f). “Incremental Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a). “Incremental Revolving Loan” means Revolving Loans made pursuant to Additional/Replacement Revolving Commitments. “Incremental Term LoanLoans” has the meaning assigned to such term in Section 2.20(a). “Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.05(a). “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts or payables, obligations payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) Indebtedness of any Parent Entity appearing on the balance sheet of the Borrower solely by reason of push down accounting under GAAP, (v) accrued expenses and royalties, (vi) asset retirement obligations and other pension related obligations (including pensions and retiree medical care) that are not overdue by more than 60 days and (vii) Non-Finance Lease Obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries shall exclude (i) intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business, (ii) obligations under -37-

or in respect of any Permitted Receivables Financing, (iii) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement or (iv) indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary. Notwithstanding the foregoing, other than in connection with making an LCT Election, Indebtedness will be deemed not to include obligations (“Escrowed Obligations”) incurred or otherwise outstanding in advance of, and the proceeds of which are to be applied in connection with, a transaction (including any repayment, prepayment or redemption as to which a notice thereof has been delivered to the applicable holders thereof), solely to the extent that the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement (collectively, an “Escrow”) and are not otherwise made available for any other purpose (it being understood that in any event, any such proceeds held in such Escrow shall not be deemed to represent Available Cash for purposes of calculating the First Lien Leverage Ratio, Secured Leverage Ratio or Total Leverage Ratio); provided that upon the release of the proceeds of Escrowed Obligations from such Escrow such obligations, to the extent outstanding after such release, shall constitute Indebtedness that is incurred on such date. “Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document. “Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Information” has the meaning assigned to such term in Section 9.12(a). “Information Memorandum” means the information memorandum in connection with the syndication of the Commitments and the Loans. “Initial Default” has the meaning assigned to such term in Section 7.01. “Intellectual Property” has the meaning assigned to such term in the Collateral Agreement. “Intercreditor Agreements” means any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or any other intercreditor agreement reasonably satisfactory to the Administrative Agent. “Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the Test Period as of such date. “Interest Election Request” means a request by the Borrower in accordance with Section 2.07 and substantially in the form of Exhibit R or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and (b) with respect to any Term Benchmark Loan or EURIBOR Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period. “Interest Period” means, with respect to any Term Benchmark Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter as selected by the Borrower in its Borrowing Request; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically -38-

corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.14(b) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings, the Borrower and its Restricted Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in this clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer. “Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof). “ISDA CD Definitions” has the meaning assigned to such term in Section 9.02(h). “ISP98” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Issuing Bank” means (a) each Person listed on Schedule 2.01(b) with respect to such Person’s Letter of Credit Commitment and (b) each other Person that shall have become an Issuing Bank hereunder as provided in -39-

Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents. Each Issuing Bank may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by such Issuing Bank for all purposes under the Loan Documents. In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires. “Joint Bookrunners” means JPMorgan, Citibank, N.A., Credit Suisse Loan Funding LLC, Goldman Sachs USA Bank, RBC Capital Markets and BMO Capital Markets. “JPMorgan” means JPMorgan Chase Bank, N.A. and its successors. “Judgment Currency” has the meaning assigned to such term in Section 9.14(b). “Junior Financing” means any Material Indebtedness of any Loan Party (other than any permitted intercompany Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary) that is subordinated in right of payment to the Loan Document Obligations. “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time. “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate amount of all Letters of Credit that remains available for drawing at such time (including, without limitation, any and all Letters of Credit for which documents have been presented that have not been honored or dishonored) and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. “LCT Election” has the meaning provided in Section 1.08. “LCT Test Date” has the meaning provided in Section 1.08. “Lead Arrangers” means (i) JPMorgan, Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Goldman Sachs USA Bank, RBC Capital Markets and BMO Capital Markets and (ii) solely with respect to the Second Amendment and the transactions contemplated therein, the Second Amendment Lead Arrangers and (iii) solely with respect to the Third Amendment and the transactions contemplated therein, the Third Amendment Lead Arranger. “Lenders” means the Term Lenders, the Revolving Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment, a Loan Modification -40-

Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank and the Swingline Lender. “Lender-Related Person” has the meaning provided in Section 9.03(c). “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office. “Letter of Credit” means any letter of credit issued pursuant to this Agreement other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft. “Letter of Credit Commitment” means an amount, as of the Second Amendment Effective Date, equal to $25,000,000; provided that, as to any Issuing Bank, such Issuing Bank’s Letter of Credit Commitment shall not exceed the amount set forth on Schedule 2.01(b) opposite such Issuing Bank’s name or, in the case of an Issuing Bank that becomes an Issuing Bank after the Second Amendment Effective Date, the amount notified in writing to the Administrative Agent by the Borrower and such Issuing Bank; provided, further, that the Letter of Credit Commitment of any Issuing Bank may be increased or decreased if agreed in writing between the Borrower and such Issuing Bank (each acting in its sole discretion) and notified to the Administrative Agent. “Letter of Credit Expiration Date” means the day that is three (3) Business Days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day). “Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the Effective Date after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien. “Limited Condition Transaction” means (a) (i) any Acquisition Transaction or any other acquisition or Investment permitted by this Agreement and (ii) Investments, the incurrence or issuance of Indebtedness and Liens, repayments, repurchases, redemptions or refinancing of Indebtedness, Restricted Payments and the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, in each case, in connection with any of the transactions described in the foregoing sub-clause (i), (b) any repayment, repurchase, redemption or refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice, which may be conditional) is required to be delivered and (c) any dividends or distributions on, or redemptions of, Equity Interests not prohibited by this Agreement declared or requiring irrevocable notice in advance thereof. “Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans including all obligations in respect of the L/C Exposure, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to reimburse LC Disbursements and pay fees, expense reimbursement obligations and -41-

indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding). “Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Third Amendment Fee Letter, any Refinancing Amendment, any Incremental Facility Amendment, any Loan Modification Agreement, the Guarantee Agreement, the Collateral Agreement, the Intercreditor Agreements, the other Security Documents and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e). “Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24. “Loan Modification Offer” has the meaning assigned to such term in Section 2.24(a). “Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties. “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. “London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank market. “Management Investors” means the present, future and/or former directors (or analogous Persons), officers, partners, members and employees of any Parent Entity, Holdings, the Borrower and/or any of their respective subsidiaries who are (directly or indirectly through one or more investment vehicles) Investors and any such Persons who become holders of Equity Interests in the Borrower (or any direct or indirect parent thereof). “Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of common Equity Interests of Holdings or the applicable Parent Entity, as applicable, on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.08(a)(xii) multiplied by (2) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment. “Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.” “Material Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary for consideration (including any assumed Indebtedness) in an aggregate amount equal to or greater than the lesser of (a) $38,250,000 and (b) 25% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis. “Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders (taken as a whole) under the Loan Documents. -42-

“Material Disposition” means any Disposition by the Borrower or any Restricted Subsidiary for consideration (including any assumed Indebtedness) in an aggregate amount equal to or greater than the lesser of (a) $38,250,000 and (b) 25% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis. “Material Indebtedness” means, on any date of determination, any Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations (other than, for the avoidance of doubt, Non-Finance Lease Obligations), unreimbursed drawings under letters of credit, third party Indebtedness obligations evidenced by notes or similar instruments or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding the greater of (a) $61,200,000 and (b) 40% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; provided that in no event shall any Permitted Receivables Financing be considered Material Indebtedness for any purpose. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Subsidiary” means (a) each wholly-owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter or that is designated by the Borrower as a Material Subsidiary and (b) any group comprising wholly-owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter. “Maturity Carveout Amount” means, at the option of the Borrower (in its sole discretion), Indebtedness incurred with a final maturity date prior to the earliest maturity date otherwise expressly required under this Agreement with respect to such Indebtedness (in each such case, the “Earliest Permitted Maturity Date”) and/or a Weighted Average Life to Maturity shorter than the minimum Weighted Average Life to Maturity otherwise expressly required under this Agreement with respect to such Indebtedness (in each such case, the “Minimum Permitted Weighted Average Life to Maturity”) in an aggregate outstanding principal amount not to exceed the greater (a) $153,000,000 and (b) 100.0% of Consolidated EBITDA for Test Period then last ended determined on a Pro Forma Basis (provided that, for the avoidance of doubt, any Incremental Facility or Incremental Equivalent Debt incurred under the General Debt Basket Reallocated Amount (or any Credit Agreement Refinancing Indebtedness, Other Term Loan, Other Revolving Loan or Permitted Refinancing, as applicable, that directly or indirectly refinances or replaces such Incremental Facility) shall be permitted under the Maturity Carveout Amount and shall be deemed not to reduce the Maturity Carveout Amount). “Maximum Rate” has the meaning assigned to such term in Section 9.17. “MFN Protection” has the meaning assigned to such term in Section 2.20(b). “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “N-Able Separation” means the separation of N-Able Inc. from SolarWinds Corporation, through a reclassification, dividend, or other corporate mechanism determined by SolarWinds Corporation, that effects a distribution of the ownership interest in N-Able Inc. held by SolarWinds Corporation and its subsidiaries to SolarWinds Corporation’s shareholders, in a transaction substantially consistent with the transactions as described in the Registration Statement on Form 10 filed by SolarWinds Corporation with the SEC prior to the Effective Date. “Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash -43-

proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback or Casualty Event or similar proceeding), (A) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale, transfer or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that the Borrower and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, (B) the amount of all payments that are permitted hereunder and are made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans and any Indebtedness that is secured by a Lien on the Collateral ranking equal in priority (but without regard to the control of remedies)) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (C) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (D) the amount of any liabilities directly associated with such asset and retained by the Borrower or the Restricted Subsidiaries and (iii) the amount of all taxes paid (or reasonably estimated to be payable), including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds from a Foreign Subsidiary, and the amount of Restricted Payments permitted with respect to the payment of Taxes resulting from such event under Section 6.08(a)(xviii), and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case, in respect of such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction. “Net Short Lender” has the meaning assigned to such term in Section 9.02(h). “New Contracts” has the meaning assigned to such term in the definition of “Consolidated EBITDA.” “New Project” means (a) each facility which is either a new facility, branch, data center or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch, data center or office owned by the Borrower or the Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market. “Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c). “Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements. “Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c). “Non-Finance Lease Obligation” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP (for the avoidance of doubt, subject to Section 1.04(g)), is not and is not required to be accounted for as a capital lease or finance lease on the balance sheet of that Person. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation. -44-

“Not Otherwise Applied” means, with reference to the Available Amount or the Available Equity Amount, as applicable, that was not previously applied pursuant to Section 6.04(n), Section 6.08(a)(viii) or Section 6.08(b)(iv). “Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit S or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement. “OFAC” has the meaning assigned to such term in Section 3.18(c). “Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “OID” has the meaning assigned to such term in Section 2.20(b). “Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment or a Loan Modification Agreement. “Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement. “Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement. -45-

“Other Taxes” means all present or future recording, filing, stamp, documentary, intangible, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19). “Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or Loan Modification Agreement. “Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or Loan Modification Agreement. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Parent Entity” means any Person that is a direct or indirect parent of Holdings. “Participant” has the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii). “Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Perfection Certificate” means a customary perfection certificate in form reasonably approved by the Administrative Agent. “Permitted Acquisition” means an Acquisition Transaction; provided that (a) with respect to each such Acquisition Transaction, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken or arrangements for the taking of such actions within the timeframes required by Section 5.11 shall have been made (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.15 or is otherwise an Excluded Subsidiary) and (b) after giving effect to any such purchase or other acquisition, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing. “Permitted Amendment” means an amendment to this Agreement and, if applicable, the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, applicable to all, or any portion of, the Loans and/or Commitments of any Class of the Accepting Lenders and, providing for (a) an extension of a maturity date and/or (b) a change in the Applicable Rate or other pricing terms (including any “MFN” provisions) with respect to the Loans and/or Commitments of the Accepting Lenders and/or (c) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (d) a change to any call protection with respect to the Loans and/or commitments of the Accepting Lenders (including any “soft call” protection), and/or (e) additional covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer (it being understood that to the extent that any financial maintenance covenant and any related equity cure or any other covenant is added for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant and any related equity cure or other covenant is either (i) also added for the benefit -46-

of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments or (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer). “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Permitted Investments between Holdings, the Borrower or a Restricted Subsidiary and another Person. “Permitted Encumbrances” means: (a) Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (b) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens (including contractual landlord liens) arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i); (d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practices; (e) easements, encumbrances, rights-of-way, reservations, restrictions, restrictive covenants, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes building codes, encroachments, protrusions, zoning restrictions, and other similar encumbrances and minor title defects or other irregularities in title and survey exceptions affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole; (f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j); (g) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01; (h) rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of -47-

administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and (i) Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made or Liens in respect of operating leases entered into by the Borrower or any of its Subsidiaries. “Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower or any Loan Party in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by a Lien on the Collateral ranking equal in priority (but without regard to control of remedies) with the Lien on the Collateral securing the Secured Obligations and is not secured by any property or assets of Holdings, the Borrower or any Subsidiary other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (c) such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt (it being understood that the Borrower and the Loan Parties shall be permitted to make any AHYDO “catch up” payments, if applicable) and (d) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a First Lien Intercreditor Agreement and, if applicable, a Second Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Holder” means any of (a) any of the Sponsors, (b) any of the Management Investors and their Permitted Transferees, and (c) any group of which the Persons described in clauses (a) and/or (b) are members and any other member of such group; provided that the Persons described in clauses (a) and (b), without giving effect to the existence of such group or any other group, collectively own, directly or indirectly, Voting Equity Interests in such Person representing a majority of the aggregate votes entitled to vote for the election of directors of such Person. “Permitted Investments” means any of the following, to the extent owned by Holdings, the Borrower or any Restricted Subsidiary: (a) dollars, euro, pounds, Australian dollars, Swiss Francs, Canadian dollars, Yuan or such other currencies held by it from time to time in the ordinary course of business; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof; (c) time deposits or demand deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof; (d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof; (e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital -48-

and surplus in excess of (i) $250,000,000 in the case of U.S. banks and (ii) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P and P-2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations; (f) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (g) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof); (h) investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s; (i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; (j) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition; (k) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary is organized or maintains its chief executive office and principal place of business, provided such country is the United Kingdom, India, China, Australia, a member nation of the European Union whose legal tender is the British Pound Sterling or the Euro or a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary is organized or doing business, provided such country is the United Kingdom, India, China, Australia, a member state of the European Union or a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and (l) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (k) above. -49-

“Permitted Receivables Financing” means receivables securitizations or other receivables financings (including any factoring program) that are non-recourse to Holdings, the Borrower and the Restricted Subsidiaries (except for (a) recourse to any Foreign Subsidiaries that own the assets underlying such financing (or have sold such assets in connection with such financing), (b) any customary limited recourse or, to the extent applicable only to Foreign Subsidiaries, recourse that is customary in the relevant local market, (c) any performance undertaking or to the extent applicable only to Foreign Subsidiaries, any Guarantee that is customary in the relevant local market and (d) any unsecured parent Guarantee by Holdings, the Borrower or any Restricted Subsidiary that is a parent company of the relevant Restricted Subsidiary that is party thereto and, in each case, reasonable extensions thereof); provided that, with respect to Permitted Receivables Financings incurred in the form of a factoring program, the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the last Test Period. “Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than the Borrower or a Restricted Subsidiary). “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of all or any portion of Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder to the extent that the portion of any existing and unutilized commitment being refinanced was permitted to be drawn under Section 6.01 and Section 6.02 of this Agreement immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made, (b) other than with respect to a Permitted Refinancing incurred pursuant to the Maturity Carveout Amount, in respect of Indebtedness permitted pursuant to clauses (ii)(A), (v), (vii), (xxvii) and (xxix) of Section 6.01(a), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (other than Customary Bridge Loans), (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended constitutes Junior Financing, the terms and conditions (excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), interest rate margins, pricing, rate floors, fees, discounts, premiums and prepayment or redemption provisions) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension, taken as a whole, either (I) are not materially more favorable to the investors providing such Indebtedness than the terms and conditions (when taken as a whole) of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants or other provisions applicable to periods after the Latest Maturity Date at the time such Indebtedness is incurred) (it being understood that, to the extent that any financial maintenance covenant or any other covenant is added for the benefit of any such Permitted Refinancing, the terms shall not be considered materially more favorable if such financial maintenance covenant or other covenant is either (A) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Permitted Refinancing or (B) only applicable after the Latest Maturity Date at the time of such refinancing) or (II) reflect market terms and conditions (taken as a whole) at the time such Indebtedness is incurred (as determined by the Borrower in good faith); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the -50-

Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, and (e) the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guaranteed, the Indebtedness being modified, refinanced, refunded, renewed or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness. “Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower or any Loan Party in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by a Lien on the Collateral ranking junior in priority to the Lien on the Collateral securing the Secured Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (iii) such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt (it being understood that the Borrower and Loan Parties shall be permitted to make any AHYDO “catch up” payments, if applicable) and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Second Lien Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, legatees, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings. “Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (ii) such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt (it being understood that the Borrower and the Restricted Subsidiaries shall be permitted to make any AHYDO “catch up” payments, if applicable) and (iii) such Indebtedness is not secured by any Lien on any property or assets of the Borrower or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Planned Expenditure” has the meaning assigned to such term in Section 2.11(d). “Platform” has the meaning assigned to such term in Section 5.01. -51-

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter of the Borrower immediately following the date on which such Specified Transaction is consummated. “Prepayment Event” means: (a) any sale, transfer or other Disposition pursuant to Section 6.05(k) of any property or asset of the Borrower or any of the Restricted Subsidiaries (other than Dispositions resulting in aggregate Net Proceeds not exceeding the greater of (x) $22,950,000 and (y) 15% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis in the case of any single transaction or series of related transactions) (each such event, an “Asset Sale Prepayment Event”); or (b) the incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other Term Loans resulting from a Refinancing Amendment) or permitted by the Required Lenders pursuant to Section 9.02. “Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated. “primary obligor” has the meaning assigned to such term in the definition of “Guarantee.” “Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime rate”; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. “Pro Forma Adjustment” means, for any Test Period, any adjustment to Consolidated EBITDA made in accordance with clause (b) of the definition of that term. “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant (including, without limitation, any Financial Incurrence Test or any Fixed Basket) hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of Equity Interests in a Restricted Subsidiary such that such entity is no longer a Restricted Subsidiary or any division, business unit, line of business or product line of the Borrower or any of the Restricted Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement or repayment of Indebtedness, (iii) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith (but without giving effect to any concurrent incurrence of any Indebtedness pursuant to any Fixed Basket or Consolidated EBITDA grower basket or under any Revolving Credit Facility) and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (iv) Available Cash shall be calculated on the date of the consummation of the Specified Transaction after giving pro forma effect to such Specified Transaction (other than, for the avoidance of doubt, the cash proceeds of any Indebtedness the incurrence of which is a Specified Transaction or that is incurred to finance such Specified Transaction); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of -52-

“Consolidated EBITDA” (and subject to the provisions set forth in clause (b) thereof) and give effect to events (including cost savings, operating expense reductions and synergies) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower or any of the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”. Notwithstanding anything to the contrary in this Agreement, when calculating Consolidated EBITDA solely for purposes of clause (b)(3) of the definition of Available Amount, Specified Transactions occurring after the Effective Date shall not be given pro forma effect. “Pro Forma Disposal Adjustment” means, for any four-quarter period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal. “Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary. “Pro Forma Financial Statements” means the financial statements referenced in Section 3.04(b). “Proposed Change” has the meaning assigned to such term in Section 9.02(c). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Company Costs” means costs relating to compliance with the provisions of the Exchange Act (and any similar Requirement of Law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ and employees’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other costs associated with being a public company. “Public Lender” has the meaning assigned to such term in Section 5.01. “Purchasing Borrower Party” means Holdings or any subsidiary of Holdings. “QFC Credit Support” has the meaning assigned to such term in Section 9.21. “Qualified Equity Interests” means Equity Interests in the Borrower, Holdings or any parent of Holdings other than, in each case, Disqualified Equity Interests. “Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Rating Agency” means any of (a) Moody’s, (b) S&P or (c) Fitch. “Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing and any other subsidiary (other than any Loan Party) involved in a Permitted Receivables Financing which is not permitted by the terms of such Permitted Receivables Financing to guarantee the Loan Document Obligations or provide Collateral. “Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.” -53-

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide all or any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21. “Register” has the meaning assigned to such term in Section 9.04(b)(iv). “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having substantially the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Regulated Bank” means an Approved Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction. “Reimbursement Agreement” shall mean (i) that certain Stockholders’ Agreement, dated as of the Effective Date, by and among N-able, Inc., the Borrower and the Stockholders (as defined therein), (ii) that certain Registration Rights Agreement, dated as of the Effective Date, by and among N-able, Inc., the Borrower and the Investors (as defined therein) and (iii) that certain Common Stock Purchase Agreement, dated as of the Effective Date, by and among N-able, Inc., the Borrower and the Investors (as defined therein), in each case, as the same may be amended, amended and restated, modified, supplemented, replaced or otherwise modified from time to time to the extent not materially adverse to the Lenders. “Related Business Assets” means assets (other than cash or Permitted Investments) used or useful in a Similar Business (which may consist of securities of a Person, including the Equity Interests of any Subsidiary (other than the Borrower)). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors, attorneys and other representatives of such Person and of each of such Person’s Affiliates and successors and permitted assigns. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building or other structure. “Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto. “Removal Effective Date” has the meaning assigned to such term in Article VIII. “Repricing Transaction” means (a) the incurrence by the Borrower of any Indebtedness, other than any Indebtedness incurred in connection with any transaction that would, if consummated, constitute a Change in Control, a Material Acquisition, a Material Disposition, a dividend recapitalization transaction or an increase in the aggregate principal amount of 2025 Terms Loans (including by adding a new Class of Term Loans), in the form of a dollar-denominated term B loan that is broadly marketed or syndicated to banks and other institutional investors and that is secured on a pari passu basis with the Term Loans (i) having an Effective Yield that is less than the Effective Yield for the Term Loans, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term Loans or (b) any effective reduction in the Effective Yield for the Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in -54-

connection with any transaction that would, if consummated, constitute a Change in Control, a Material Acquisition, a Material Disposition, a dividend recapitalization transaction or an increase in the aggregate principal amount of 2025 Terms Loans (including by adding a new Class of Term Loans). Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the 2025 Term Loans. “Required Additional Debt Terms” means with respect to any Indebtedness, (a) except with respect to Customary Bridge Loans and (other than with respect to Indebtedness incurred under Section 6.01(a)(xxviii)) except with respect to an amount equal to the Maturity Carveout Amount at such time, such Indebtedness does not mature earlier than the Latest Maturity Date, (b) such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date (it being understood that Holdings, the Borrower and the Restricted Subsidiaries shall be permitted to make any AHYDO “catch up” payments, if applicable), (c) except with respect to Indebtedness incurred under the Ratio Debt Basket Non-Guarantor Sublimit (including Indebtedness incurred under Section 6.01(a)(xxviii) by a Restricted Subsidiary that is not a Guarantor), the Acquisition Debt Non-Guarantor Sublimit or the Incremental Equivalent Debt Non-Guarantor Sublimit, such Indebtedness is not guaranteed by any entity that is not a Loan Party, (d) except with respect to Indebtedness incurred under the Ratio Debt Basket Non-Guarantor Sublimit (including Indebtedness incurred under Section 6.01(a)(xxviii) by a Restricted Subsidiary that is not a Guarantor), the Acquisition Debt Non-Guarantor Sublimit or the Incremental Equivalent Debt Non-Guarantor Sublimit, such Indebtedness that is secured (i) is not secured by any assets not securing the Secured Obligations, (ii) is subject to the relevant Intercreditor Agreement(s) and (iii) is subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent and the Borrower) and (e) the terms and conditions of such Indebtedness (excluding interest rate (including whether such interest is payable in cash or in kind), pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) either (I) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (it being understood that, to the extent that any financial maintenance covenant or any other covenant is added for the benefit of any Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant or other covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) only applicable after the Latest Maturity Date at such time), (II) include covenants or other provisions applicable only to periods after the Latest Maturity Date at such time) or (III) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement. “Required 2026 Incremental DDTL Lenders” means, as of any date of determination, 2026 Incremental DDTL Lenders having more than 50% of the aggregate unused 2026 Incremental DDTL Commitments; provided that the 2026 Incremental DDTL Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required 2026 Incremental DDTL Lenders; provided, further, that, to the same extent set forth in Section 9.04 with respect to the determination of Required Lenders, the 2026 Incremental DDTL Commitments of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required 2026 Incremental DDTL Lenders. “Required Class Lenders” has the meaning assigned to such term in Section 9.02(b). “Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (other than Swingline Commitments) representing more than 50.0% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments (other than Swingline Commitments) at such time; provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting -55-

Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Lenders. “Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Revolving Commitments (exclusive of Swingline Commitments) representing more than 50.0% of the aggregate Revolving Exposures and unused Revolving Commitments at such time; provided that (a) the Revolving Exposures and unused Revolving Commitments (exclusive of Swingline Commitments) of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Revolving Lenders. “Required Term Loan Lenders” means, at any time, Lenders having Term Loans representing more than 50% of the aggregate outstanding Term Loans at such time; provided that (a) the Term Loans of the Borrower or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans of each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded purposes of making a determination of Required Term Loan Lenders. “Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resignation Effective Date” has the meaning assigned to such term in Article VIII. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, chief marketing officer, chief financial officer, president, vice president, treasurer or assistant treasurer, secretary or assistant secretary or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies, partnerships or other Loan Parties that do not have officers, any director, manager, sole member, managing member, general partner or other authorized signatory thereof and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Debt Payment” has the meaning assigned to such term in Section 6.08(b). “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests. “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. “Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e). “Retained Asset Sale Proceeds” means that portion of Net Proceeds of a Prepayment Event pursuant to clause (a) of such definition not required to be applied to prepay the Loans pursuant to Section 2.11(c) due to the Disposition/Debt Percentage being less than 100%. -56-

“Revolving Acceleration” has the meaning assigned to such term in Section 7.01. “Revolving Availability Period” means the period from and including the Second Amendment Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments. “Revolving Commitment” means, with respect to each Lender, the commitment (including the 2025 Revolving Commitment), if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment, Incremental Facility Amendment or a Loan Modification Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01(b), or in the Assignment and Assumption, Incremental Facility Amendment, Loan Modification Agreement or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date is $60,000,000. “Revolving Credit Facility” means the Revolving Commitments and the provisions herein related to the Revolving Loans and Letters of Credit. “Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time. “Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. “Revolving Loan” means a Loan made pursuant to clause (c) of Section 2.01. “Revolving Maturity Date” means November 26, 2030 (or, with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment, the extended maturity date set forth in any such Loan Modification Agreement). “Run Rate Benefits” has the meaning assigned to such term in the definition of “Consolidated EBITDA.” “S&P” means S&P Global Ratings and any successor to its rating agency business. “Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of. “Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury. “SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions. “Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among Holdings, the Borrower, the Loan Parties party thereto, the Lenders and Issuing Banks party thereto and the Administrative Agent. -57-

“Second Amendment Effective Date” means November 26, 2025. “Second Amendment Lead Arrangers” means JPMorgan and Citibank, N.A, UBS Securities LLC, Goldman Sachs Bank USA, RBC Capital Markets and BMO Capital Markets Corp. “Second Lien Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit F or any other intercreditor agreement reasonably satisfactory to the Administrative Agent. “Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and the Restricted Subsidiaries in respect of any overdraft, reimbursement and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs, letters of credit or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings, the Borrower or any Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred or (d) owed to any other Person identified by the Borrower to the Administrative Agent; it being understood that each such provider of such Cash Management Services to Holdings, the Borrower or any Subsidiary shall be deemed (i) to appoint the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (ii) to agree to be bound by the provisions of Article VIII, Section 9.03, Section 9.09 and any applicable Intercreditor Agreement as if it were a Lender; provided that the Dollar Equivalent of the aggregate face amount of letters of credit issued and outstanding constituting Cash Management Services shall not at any time exceed $5,000,000. “Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date. “Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding with respect to any Loan Party, Excluded Swap Obligations of such Loan Party). “Secured Parties” means (a) each Lender and Issuing Bank, (b) the Administrative Agent and the Collateral Agent, (c) each Joint Bookrunner, (d) each Person to whom any Secured Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations and (f) the permitted successors and assigns of each of the foregoing. “Secured Swap Obligations” means all obligations of Holdings, the Borrower and the Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Effective Date, (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into or (d) is entered into with any other Person specified by the Borrower to the Administrative Agent in writing from time to time, in each case, to the extent designated in writing as a Secured Swap Obligation by the Borrower to the Administrative Agent (unless otherwise constituting a Secured Swap Obligation immediately prior to the Effective Date); it being understood that each such provider of such Secured Swap Obligations to Holdings, the Borrower or any Subsidiary shall be deemed (i) to appoint the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (ii) to agree to be bound by the provisions of Article VIII, Section 9.03, Section 9.09 and any applicable Intercreditor Agreement as if it were a Lender. “Security Documents” means the Collateral Agreement, the UK Share Pledge, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 4.01(f), Section 5.11, Section 5.12 or Section 5.14 to secure any of the Secured Obligations. -58-

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or other Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Significant Subsidiary” means any Restricted Subsidiary that, or any group of Restricted Subsidiaries that, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter. “Similar Business” means any business conducted or proposed to be conducted by Holdings, the Borrower and the Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Sold Entity or Business” has the meaning assigned to such term in the definition of “Consolidated EBITDA.” “Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit M. “Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit N, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice. “Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D). “Solvent” means (a) the Fair Value of the assets of the Borrower and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (b) the Present Fair Saleable Value of the assets of the Borrower and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (c) the Borrower and its Subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the Effective Date through the Latest Maturity Date taking into account the nature of, and the needs and anticipated needs for capital of, the particular business or businesses conducted or to be conducted by the Borrower and its Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity and (d) for the period from the Effective Date through the Latest Maturity Date, the Borrower and its Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Borrower and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity. -59-

“Special Purpose Entity” means a direct or indirect subsidiary of Holdings, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from Holdings and/or one or more Subsidiaries of Holdings. “Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B). “Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B). “Specified Discount Prepayment Notice” means an irrevocable written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit I. “Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit J, to a Specified Discount Prepayment Notice. “Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B). “Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B). “Specified Distribution/Repayment” means the direct or indirect dividend or other distribution to, and/or the repayment of intercompany debt owing to, Solar Winds Holdings, Inc. and its affiliates on the Effective Date, in each case, financed with the net proceeds of the Term Loans incurred on the Effective Date and balance sheet cash in an aggregate amount such that the Borrower retains at least $50,000,000 of balance sheet cash and Permitted Investments immediately after giving effect to the foregoing transactions. “Specified Transaction” means, with respect to any period, any Investment (including any Permitted Acquisition), Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.” “Sponsor” means any of Silver Lake Group, L.L.C. and Thoma Bravo, LLC and, in each case, their respective Affiliates and any funds, partnerships, co-investment entities and other investment vehicles managed, advised or controlled by any of the foregoing or any of their respective Affiliates or by one or more directors thereof or under common control therewith (other than any portfolio company of any of the foregoing). “Spot Rate” for a currency means the rate determined by the Administrative Agent or Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date one Business Day prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that an Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in currency other than dollars. “SPV” has the meaning assigned to such term in Section 9.04(e). “Standstill Period” has the meaning assigned to such term in Section 7.01(d). “Starter Basket” has the meaning assigned to such term in the definition of “Available Amount.” “Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the -60-

jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors, and, if any Lender is required to comply with the requirements of The Bank of England and/or the Prudential Regulation Authority (or any authority that replaces any of the functions thereof), the requirements of the European Central Bank. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. “Subsidiary” means any subsidiary of the Borrower. “Subsidiary Loan Party” means (a) each Subsidiary of the Borrower that is a party to the Guarantee Agreement and (b) any other Restricted Subsidiary that may be designated by the Borrower (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement and a supplement to the Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Secured Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.11 as if it were newly acquired and not an Excluded Subsidiary, in each case unless it ceases to be a Subsidiary Loan Party in accordance with this Agreement. “Successor Borrower” has the meaning assigned to such term in Section 6.03(d). “Successor Holdings” means, if Holdings merges, amalgamates or consolidates with any other Person, either (A) Holdings, if Holdings shall be the continuing or surviving Person, or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or is a Person into which Holdings has been liquidated, such other Person so long as (1) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (2) each Loan Party other than Holdings unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (3) the Successor Holdings shall, immediately following such merger, amalgamation or consolidation, directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such transaction, (4) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents; provided further that Holdings agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Holdings as shall have been reasonably requested in writing by any the Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act and the Beneficial Ownership Regulation. “Supported QFC” has the meaning assigned to such term in Section 9.21. -61-

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap. “Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans up to an aggregate principal amount not to exceed $10,000,000. “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time. “Swingline Lender” means (a) JPMorgan, in its capacity the lender of Swingline Loans hereunder and (b) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder. “Swingline Loan” means a Loan made pursuant to Section 2.04. “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro. “Tax Group” has the meaning assigned to such term in Section 6.08(a)(xviii). “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term Benchmark Rate. “Term Benchmark Rate” means, for any Interest Period, an interest rate per annum equal to Term SOFR for such Interest Period; provided that, if the Term Benchmark Rate shall be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement. “Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make a Term Loan hereunder on Effective Date or the Second Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to an Assignment and Assumption. The initial amount of each Term Lender’s Term Commitment is set forth on Schedule 2.01(a) or in the Assignment and -62-

Assumption pursuant to which such Term Lender shall have assumed its Term Commitment, as the case may be. As of the Second Amendment Effective Date, the total Term Commitment iswas $400,000,000. “Term Facility” means the Term Loans and any Incremental Term Loans or any refinancing thereof. “Term Lenders” means the Persons listed on Schedule 2.01(a) (including, for the avoidance of doubt, the 2025 Incremental Term Lender and the 2025 Refinancing Term Lender) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of any Term Loans, an Incremental Facility Amendment in respect of any Term Loans, Loan Modification Agreement in respect of any Term Loans or a Refinancing Amendment in respect of any Term Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Term Loan” means the 2025 Term Loans, any Incremental Term Loans (including the 2026 Incremental DDTL Loans), and any Other Term Loans, collectively or individually as the context may require. “Term Maturity Date” means November 26, 2032. “Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the Term SOFR Administrator. “Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (Chicago time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the Term SOFR Administrator, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Term SOFR Successor Rate Conforming Changes” means, with respect to any proposed Term SOFR Successor Rate, any conforming changes to the definition of Business Day, U.S. Government Securities Business Day, Alternate Base Rate, Interest Period and Term Benchmark Rate, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such Term SOFR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Term SOFR Successor Rate exists, in such other manner of administration as the Administrative Agent determines with the consent of the Borrower (such consent not to be unreasonably withheld)). “Termination Date” means the date on which (a) all Commitments shall have been terminated, (b) all Loan Document Obligations (other than in respect of contingent indemnification and contingent expense reimbursement claims not then due) have been paid in full and (c) all Letters of Credit (other than those that have been 100% Cash -63-

Collateralized) have been cancelled or have expired (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder have been reimbursed in full. “Test Period” means, at any date of determination (a) for any determination under this Agreement (other than any determination of the Applicable Rate, the commitment fee under Section 2.12 and compliance with the Financial Performance Covenant), the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements are internally available and (b) for any determination of the Applicable Rate, the commitment fee under Section 2.12 and compliance with the Financial Performance Covenant, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(b); provided that, prior to the first date after the Effective Date on which financial statements are internally available or have been delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended March 31, 2021. “Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among Holdings, the Borrower, the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent. “Third Amendment Fee Letter” has the meaning assigned to such term in the Third Amendment. “Third Amendment Effective Date” means June 16, 2026. “Third Amendment Lead Arranger” means JPMorgan. “Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Net Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date. “Transactions” means, collectively, (a) the N-Able Separation, (b) the Specified Distribution/Repayment, (c) the funding of the Term Loans on the Effective Date and the consummation of the other transactions contemplated by this Agreement, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs). “Transaction Costs” means any fees or expenses incurred or paid by the Sponsors, the Management Investors, Holdings, the Borrower or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby. “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term Benchmark Rate, the Adjusted EURIBOR Rate or the Alternate Base Rate. “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. -64-

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “UK Share Pledge” means any share pledge granted by the Borrower or any Restricted Subsidiary that is a Loan Party over 65% of the shares of N-Able Global Ltd in favor of the Collateral Agent. “UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version as may be in effect at the time of issuance). “Unrestricted Subsidiary” means (a) any Subsidiary (other than the Borrower) designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.15 subsequent to the Effective Date and (b) any Subsidiary of any such Unrestricted Subsidiary. “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time. “U.S. Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.21. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e). “Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles, in each case, covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing. “Voting Equity Interests” means Equity Interests that are entitled to vote generally for the election of directors (or analogous Persons) to the Board of Directors of the issuer thereof. Shares of preferred stock that have the right to elect one or more directors (or analogous Persons) to the Board of Directors of the issuer thereof only upon the occurrence of a breach or default by such issuer thereunder shall not be considered Voting Equity Interests as long as the directors (or analogous Persons) that may be elected to the Board of Directors of the issuer upon the occurrence of such a breach or default represent a minority of the aggregate voting power of all directors (or analogous Persons) of Board of Directors of the issuer. The percentage of Voting Equity Interests of any issuer thereof beneficially owned by a Person shall be determined by reference to the percentage of the aggregate voting power of all Voting Equity Interests of such issuer that are represented by the Voting Equity Interests beneficially owned by such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded. -65-

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals or other Persons to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Term Borrowing”). SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” are by way of example and shall be deemed to be followed by the phrase “without limitation.” The word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. SECTION 1.04 Accounting Terms; GAAP; Certain Calculations. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP. (b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or utilization of any basket contained in this Agreement (including, without limitation, any Financial Incurrence -66-

Test and any Fixed Basket), Consolidated EBITDA (except as otherwise expressly provided in clause (b)(3) of the definition of Available Amount and the last sentence of the definition of Pro Forma Basis), Consolidated Total Assets, the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio, as applicable, shall be calculated on a Pro Forma Basis to give effect to the Transactions and all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or concurrently with the event for which the calculation is made and to the extent the proceeds of any new Indebtedness are to be used to repay other Indebtedness (including by repurchase, redemption, retirement, extinguishment, defeasance, discharge or pursuant to escrow or similar arrangements) no later than 60 days following the incurrence of such new Indebtedness, the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness; provided that, notwithstanding the foregoing, for purposes of determining actual compliance with the Financial Performance Covenant set forth in Section 6.10 (but not any other provision of this Agreement that requires compliance with such covenant) and the definition of “Applicable Rate”, any Specified Transaction that occurred subsequent to such period shall not be given pro forma effect. (c) Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than the Restricted Subsidiaries. (d) In the event that the Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred. (e) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 6.10, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test, the amount of Consolidated EBITDA and/or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.08), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. (f) Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation or application thereof, and that such restatements will not, solely as a result of compliance with such change in GAAP or IFRS (or such interpretation or application), result in a Default or an Event of Default under the Loan Documents. (g) Notwithstanding anything in this Agreement to the contrary, unless the Borrower has notified the Administrative Agent in writing that this clause (g) shall not apply with respect to an applicable Test Period on or prior to the delivery of financial statements for such Test Period pursuant to Section 5.01, the determination of whether a lease is a Capital Lease or a Non-Finance Lease, shall, in each case, be determined without giving effect to ASC 842 (Leases), except that financial statements delivered pursuant to Section 5.01 shall be prepared in accordance with GAAP (including giving effect to ASC 842 (Leases)) as in effect at the time of such delivery). -67-

SECTION 1.05 Certain Calculations and Tests. (a) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including, without limitation, Revolving Loans and, to the extent established or incurred under the Free and Clear Incremental Amount, Incremental Facilities and Incremental Equivalent Debt) that does not require compliance with a Financial Incurrence Test hereunder (any such amounts or transactions, including for the avoidance of doubt, any grower component based on Consolidated EBITDA, Fixed Charges or Consolidated Total Assets, the “Fixed Baskets”), in each case, substantially concurrently with any amounts incurred or transactions entered into (or consummated) (any such amounts or transactions, the “Incurrence-Based Amounts”) in reliance on a provision of this Agreement that requires compliance with any financial ratio or test (including, without limitation, pro forma compliance with Section 6.10 hereof, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such financial ratio or test, a “Financial Incurrence Test”), it is understood and agreed that the Fixed Baskets shall be disregarded in the calculation of any Financial Incurrence Test applicable to Incurrence-Based Amounts in connection with such substantially concurrent incurrence; provided that, notwithstanding anything else provided herein, any provision of this Agreement that is expressly limited by a fixed-dollar limitation (including any grower component based on a percentage of Consolidated EBITDA, Fixed Charges or Consolidated Total Assets, but excluding the Ratio Debt Basket Non-Guarantor Sublimit, the Acquisition Debt Non-Guarantor Sublimit, the Incremental Equivalent Debt Non-Guarantor Sublimit or any similar sublimit to an Incurrence-Based Amount) and that includes, as a condition to utilization thereof or to entering into or consummating applicable amounts or transactions in reliance on such provision limited by a fixed-dollar limitation, a requirement of compliance with a Financial Incurrence Test, shall constitute a “Fixed Basket” hereunder. Notwithstanding anything to the contrary in this Section 1.05, cash proceeds of any simultaneous incurrence of Indebtedness shall be disregarded in calculating the amount of Available Cash for purposes of determining whether Indebtedness is permitted to be incurred. (b) For the avoidance of doubt, in connection with the incurrence of any Indebtedness under Section 2.20, the definitions of Required Lenders, Required Revolving Lenders and, Required Term Loan Lenders and Required 2026 Incremental DDTL Lenders shall be calculated on a Pro Forma Basis in accordance with this Section 1.04, Section 2.20 and the definition of “Incremental Cap”; provided that any waiver, amendment or modification obtained on such basis (i) will not become operative until substantially contemporaneously with the incurrence of such Indebtedness, (ii) is not required in order to avoid a covenant Default and (iii) does not affect the rights or duties under this Agreement of Lenders holding Loans or Commitments of any then outstanding Class but not the Lenders in respect of such Indebtedness to be incurred. (c) Any reference herein or in any other Loan Document to the ranking of Liens shall be determined without regard to control of remedies. SECTION 1.06 Effectuation of Transactions. All references herein to Holdings, the Borrower and their subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Acquisition and the other Transactions to occur on the Effective Date, unless the context otherwise requires. SECTION 1.07 Currency Translation; Rates. (a) Notwithstanding anything herein to the contrary, for purposes of any determination under Article V, Article VI (other than Section 6.10) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the Exchange Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or prepayment of Indebtedness in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or prepayment of Indebtedness made; provided that, for the avoidance of doubt, the foregoing provisions of this -68-

Section 1.07 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Restricted Payment or prepayment of Indebtedness made at any time under such Sections. For purposes of any determination of Consolidated Total Debt, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b) and shall give effect to any Swap Agreement relating to such Indebtedness in effect on the date of determination relating to any such currencies. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency. (b) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term Benchmark Rate,” “EURIBOR” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Term SOFR Successor Rate or EURIBOR Successor Rate) or the effect of any of the foregoing, or of any Term SOFR Successor Rate Conforming Changes or any EURIBOR Successor Rate Conforming Changes, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any benchmark replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.08 Limited Condition Transactions. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, for purposes of: (i) determining compliance with any provision of this Agreement (other than Section 6.10) which requires the calculation of the Interest Coverage Ratio, the Total Leverage Ratio, the Secured Leverage Ratio or the First Lien Leverage Ratio; (ii) determining the accuracy of representations and warranties and/or whether a Default or Event of Default (or any subset of Defaults or Events of Default) has occurred, is continuing or would result from an action; or (iii) testing availability under baskets set forth in this Agreement (including any baskets based on, or measured as, a percentage of Consolidated EBITDA or Consolidated Total Assets or by reference to the Available Amount or the Available Equity Amount) (including the incurrence of any Incremental Facility); in each case, in connection with a Limited Condition Transaction, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such LCT Election to be made on or prior to (a) in the case of any Limited Condition Transaction described in clause (a) of the definition of “Limited Condition Transaction,” the date of execution of, at the option of the Borrower, the definitive agreement or a letter of intent related to such Limited Condition Transaction, or (b) with respect to any Limited Condition Transaction described in clause (b) or (c) of the definition of “Limited Condition Transaction,” the date of delivery of irrevocable notice with respect thereto (provided that, in each case, the -69-

Borrower may subsequently elect to rescind such LCT Election), and the date of determination of whether any such Limited Condition Transaction (including any Specified Transaction or other action in connection therewith) is permitted hereunder shall be deemed to be the date the definitive agreement or a letter of intent for such Limited Condition Transaction are entered into or the date of delivery of irrevocable notice with respect to such Limited Condition Transaction, as applicable (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Specified Transactions and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with; provided that if financial statements for one or more subsequent fiscal quarters or fiscal years, as applicable, shall have become available prior to the consummation of the applicable Limited Condition Transaction, the Borrower may elect, in its sole discretion, to re-determine availability under any applicable ratio, test or basket for purposes of clause (i) and (iii) above on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCA Test Date of such ratio, test or basket for purposes of clause (i) and (iii) above. For the avoidance of doubt, if the Borrower has made an LCT Election and (x) any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date (including with respect to the incurrence of Indebtedness) are not satisfied as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been unsatisfied as a result of such fluctuations; provided, however, if any ratios or baskets improve as a result of such fluctuations, such improved ratios or baskets may be utilized and (y) such ratios and other provisions need not be tested again at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement, letter of intent or notice, as applicable, for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated. SECTION 1.09 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Revolving Loans, Other Revolving Loans, Incremental Term Loans, Other Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Borrower, the Administrative Agent and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in dollars”, “in immediately available funds”, “in cash” or any other similar requirement. SECTION 1.10 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document, agreement and instrument entered into by applicable Issuing Bank and the Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. SECTION 1.11 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). -70-

SECTION 1.12 Additional Alternative Currencies. The Borrower may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than dollars or Euros; provided that such requested currency is an Eligible Currency. Such request shall be subject to the approval of the Administrative Agent; and, in the case of any such request with respect to Revolving Loans, each Revolving Lender; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall also be subject to the approval of the applicable Issuing Banks. Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Borrowing or issuance of a Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender of the interest rate applicable to such Eligible Currency and the minimum denominations applicable to partial prepayments (or assignments); and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Banks thereof. Each Revolving Lender (in the case of a request pertaining to Revolving Loans) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans in such requested currency. Any failure by Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender to permit Revolving Loans to be issued in such requested currency. The applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit, as the case may be, in such requested currency. Any failure by an Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Issuing Bank to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent (and, in the case of any request with respect to Revolving Loans, each Revolving Lender) consents to making Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and (A) the Administrative Agent and the Borrower may amend the definition of Term Benchmark for any currency for which there is no published Term Benchmark with respect thereto to the extent necessary to add the applicable Term Benchmark for such currency and (B) to the extent the definition of Term Benchmark reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowing of Revolving Loans; and if the applicable Issuing Bank also consents to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.12, the Administrative Agent shall promptly so notify the Borrower. SECTION 1.13 Compliance with Certain Sections. In the event that any Asset Sale, Lien, Investment, Indebtedness, Restricted Payment or prepayment of Junior Financing (or, in each case of any of the foregoing, any portion thereof) (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof) meets the criteria of one or more than one of the “baskets” or categories of transactions then permitted pursuant to any clause or subsections of Article VI or Article II or the definition of “Incremental Cap” (including, without limitation, within any applicable sub-clauses, sub-categories or sub-items thereunder), such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses or subsections (including, without limitation, within any applicable sub-clauses, sub-categories or sub-items thereunder) at the time of such transaction or incurrence thereof or any later time from time to time, in each case, as determined by the Borrower in its sole discretion at such time, and the Borrower may, in its sole discretion, classify and reclassify and, from time to time, later divide, classify or reclassify such Asset Sale, Lien, Investment, Indebtedness, Restricted Payment or prepayment of Junior Financing (or any portion thereof) among such clauses (including, without limitation, within any applicable sub-clauses, sub-categories or sub-items thereunder) in any manner not expressly prohibited by this Agreement. -71-

ARTICLE II THE CREDITS SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, (a) (i) each Term Lender agrees to make a Term Loan to the Borrower on the Effective Date denominated in dollars in a principal amount not exceeding its Term Commitment and (ii) each 2025 Term Lender agrees to make a 2025 Term Loan to the Borrower on the Second Amendment Effective Date denominated in dollars in a principal amount not exceeding its 2025 Term Loan Commitment and, (b) each Revolving Lender agrees to make 2025 Revolving Loans to the Borrower denominated in dollars or in one or more Alternative Currencies from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (c) from the Third Amendment Effective Date through the 2026 Incremental DDTL Commitment Expiration Date, each 2026 Incremental DDTL Lender severally agrees to make 2026 Incremental DDTL Loans denominated in Dollars to the Borrower pursuant to Section 2.02(d) from time to time, on any Business Day during such period, in an aggregate principal amount not to exceed at any time outstanding the amount of such 2026 Incremental DDTL Lender’s 2026 Incremental DDTL Commitment. Amounts borrowed under Section 2.02(d) and repaid or prepaid may not be re-borrowed. 2026 Incremental DDTL Loans may be Base Rate Loans or SOFR Loans, as further provided herein. The Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby. (b) Subject to Section 2.14, each Revolving Loan Borrowing and Term Loan Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Term Benchmark Loans, in each case, as the Borrower may request in accordance herewith, and each Revolving Loan Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Term Benchmark Borrowing or EURIBOR Borrowing under Section 2.03 and provided an indemnity (which may be in an indemnity letter or a Borrowing Request) extending the benefits of Section 2.16 to lenders in respect of such Borrowings. Each Swingline Loan shall be denominated in dollars and shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any Term Benchmark Borrowing or EURIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Term Benchmark Borrowing or EURIBOR Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing or EURIBOR Borrowing, as applicable, may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve (12) Term Benchmark Borrowings or EURIBOR Borrowings outstanding; provided, further that an additional three Borrowings in respect of each Class of Incremental Loans may be outstanding at the same time (or, in the case of either of the foregoing limits, such greater number as may be reasonably acceptable to the Administrative Agent). -72-

(d) Subject to satisfaction of the conditions set forth in Section 4.02, (i) the 2026 Incremental DDTL Loans may be borrowed commencing on the Third Amendment Effective Date through the earlier to occur of the date on which the full amount of the 2026 Incremental DDTL Commitments have been drawn and (ii) December 16, 2026 (such earlier date, the “2026 Incremental DDTL Commitment Expiration Date”) and each Borrowing in respect thereof shall comprise an aggregate principal amount that is not less than $1,000,000, or a whole multiple of $100,000, in excess thereof; provided, that no more than five (5) drawings of 2026 Incremental DDTL Loans may occur during the period from the Third Amendment Effective Date to the 2026 DDTL Commitment Expiration Date. SECTION 2.03 Requests for Borrowings. To request a Revolving Loan Borrowing or Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request, which notice may be given by (A) telephone or (B) a Borrowing Request; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Borrowing Request. Each such notice must be received by the Administrative Agent (a)(x) in the case of a Term Benchmark Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing (or, in the case of any Term Benchmark Borrowing to be made on the Effective Date or the Second Amendment Effective Date, such shorter period of time as may be agreed to by the Administrative Agent), (b)(x) in the case of a EURIBOR Borrowing, not later than 2:00 p.m., New York City time, four (4) Business Days before the date of the proposed Borrowing (or, in the case of any EURIBOR Borrowing to be made on the Effective Date or the Second Amendment Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Loan Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given no later than 2:00 p.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by hand delivery, facsimile or other electronic transmission (or, if requested by telephone, promptly confirmed in writing by hand delivery, facsimile or other electronic transmission) to the Administrative Agent and shall be signed by the Borrower. Each such Borrowing Request shall specify the following information: (i) whether the requested Borrowing is to be a Term Loan Borrowing, a Revolving Loan Borrowing or a Borrowing of any other Class (specifying the Class thereof); (ii) the aggregate amount of such Borrowing; (iii) the date of such Borrowing, which shall be a Business Day; (iv) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or a EURIBOR Borrowing; (v) in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; (vi) in the case of a Revolving Loan Borrowing, the currency in which such Borrowing is to be denominated (which shall be dollars, Euros or another Alternative Currency); (vii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06 or, in the case of any ABR Revolving Loan Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement; and (viii) that, as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied. If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing or EURIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one -73-

month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. SECTION 2.04 Swingline Loans. (a) Subject to the terms and conditions set forth herein (including Section 2.22), in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period denominated in dollars, in an aggregate principal amount at any time outstanding that will not result in (i) subject to Section 9.04(b)(ii), the outstanding Swingline Loans of the Swingline Lender exceeding its Swingline Commitment or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed in writing) or by facsimile or electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank (confirmed by telephone), not later than 1:00 p.m., New York City time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and (x) if the funds are not to be credited to a general deposit account of the Borrower maintained with the Swingline Lender, the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.06, or (y) in the case of any ABR Revolving Loan Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the applicable deposit account of the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (with references to 2:00, New York City time, in such Section being deemed to be references to 4:00 p.m., New York City time) (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and -74-

thereafter to the Borrower, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. (d) The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder. (e) The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth (5th) Business Day following the date of the delivery thereof, provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans. SECTION 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank agrees, in reliance upon the agreement of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit denominated in dollars or any Alternative Currency for the Borrower’s own account (or for the account of any Subsidiary so long as the Borrower and such Subsidiary are co-applicants in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard policies and procedures of such Issuing Bank, at any time and from time to time during the period from the Effective Date until the Letter of Credit Expiration Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired (without any drawing having been made thereunder that has not been rejected or honored) or that have been drawn upon and reimbursed. (b) Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least three (3) Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit or bank guarantee application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments, (ii) the aggregate LC -75-

Exposure shall not exceed the aggregate Letter of Credit Commitments and (iii) the LC Exposure of such Issuing Bank shall not exceed the Letter of Credit Commitments of such Issuing Bank. No Issuing Bank shall be under any obligation to issue (or amend) any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing (or amending) the Letter of Credit, or any law applicable to such Issuing Bank any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance (or amendment) of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Second Amendment Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Second Amendment Effective Date and which such Issuing Bank in good faith deems material to it, (ii) except as otherwise agreed by such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000 or (iii) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued (or amended) or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure. Notwithstanding the foregoing, no Issuing Bank shall be required to issue a commercial or trade Letter of Credit unless reasonably agreed between such Issuing Bank and the Borrower. (c) Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent any written notice thereof required under paragraph (m) of this Section and each Issuing Bank hereby agrees to give such notice. (d) Expiration Date. Unless cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Letter of Credit Expiration Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to close of business on the next succeeding Business Day; provided, however, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be extended automatically for additional consecutive periods of one year or less (but not beyond the Letter of Credit Expiration Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed. (e) Participations. (i) By the issuance of a Letter of Credit or an amendment to a Letter of Credit increasing the amount thereof, and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby irrevocably and unconditionally acquires from such Issuing Bank without recourse or warranty (regardless of whether the conditions set forth in Section 4.02 shall have been satisfied), a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. -76-

(ii) At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s Applicable Percentage of the applicable LC Disbursement in respect of such payment in accordance with Section 2.05(e)(i), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related unreimbursed amount of the applicable LC Disbursement or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent. (iii) If any payment received by the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.05(e)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the applicable Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (f) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank through the Administrative Agent, with notice of such payment given to the Issuing Bank, an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Loan Borrowing or a Swingline Loan, in each case in an equivalent amount, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan Borrowing or Swingline Loan. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the Issuing Bank through the Administrative Agent in such Alternative Currency, unless (A) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in dollars, or (B) in the absence of any such requirement for reimbursement in dollars, the Borrower shall have notified the Issuing Bank promptly following receipt of the notice of the LC Disbursement that the Borrower will reimburse the Issuing Bank in dollars. In the case of any such reimbursement in dollars of a LC Disbursement under a Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall notify the Borrower of the Dollar Equivalent of the amount of the LC Disbursement promptly following the determination thereof. In the event that (A) a LC Disbursement denominated in an Alternative Currency is to be reimbursed in dollars pursuant to the second sentence in this Section 2.05(f) and (B) the dollar amount paid by the Borrower, whether on or after the date of the LC Disbursement, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the LC Disbursement, the Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the LC Disbursement. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in dollars its Applicable Percentage of the payment then due from the Borrower, and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from or on behalf of the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR -77-

Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. (g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 and the obligations of the Revolving Lenders as provided in paragraph (e) of this Section 2.05 is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any of the other Loan Documents, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the occurrence of any Default or Event of Default, (v) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary, the Issuing Bank or any other person, (vi) any waiver by an Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of the Borrower or any waiver by an Issuing Bank which does not in fact materially prejudice the Borrower, (vii) any payment made by an Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable, or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential, exemplary or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final, non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct. (h) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery, facsimile or electronic communication) (if arrangements for doing so have been approved by the applicable Issuing Bank) of such demand for payment and whether such Issuing Bank has made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section. (i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to (x) in the case of an LC Disbursement denominated in dollars, ABR Revolving Loans and (y) in the case of an LC Disbursement that is -78-

not denominated in dollars, EURIBOR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable within two Business Days of demand or, if no demand has been made, within two Business Days of the date on which the Borrower reimburses the applicable LC Disbursement in full. If any Revolving Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Administrative Agent as provided in clause (f) above, such Revolving Lender shall agree to pay interest on such amount, for each day from and including the date such amount is required to be paid at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation. (j) Cash Collateralization. If any Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50.0% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Revolving Lenders, an amount of cash in dollars equal to the Dollar Equivalent of the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. The Borrower also shall deposit Cash Collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent, any Issuing Bank or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any Cash Collateral provided by the Defaulting Lender). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50.0% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement in accordance with the terms of the Loan Documents. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrower is required to provide an amount of Cash Collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing. (k) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights -79-

and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder. (l) Termination of an Issuing Bank. (i) The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (x) such Issuing Bank’s acknowledging receipt of such notice and (y) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(a). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit. (ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrower and the Lenders. In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder. Notwithstanding the effectiveness of any such resignation, any former Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit. Upon the appointment of a successor Issuing Bank, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank as the case may be, and (y) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding on behalf such resigning Issuing Bank at the time of such succession or make other arrangements satisfactory to the applicable Issuing Bank to effectively assume the obligations of such Issuing Bank with respect to such Letters of Credit. (m) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be reasonably requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five (5) Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. (n) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and no Issuing Bank’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – -80-

International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. (o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. SECTION 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in dollars by 2:00 p.m., New York City time, to the Applicable Account of the Administrative Agent most-recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. (c) The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(d) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(d). SECTION 2.07 Interest Elections. (a) Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Borrowing or EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated -81-

by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing or EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Loans, which may not be converted or continued. (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (or, at the option of Borrower, in writing) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such request may be given by (1) telephone or (2) an Interest Election Request. (c) Each such request shall be irrevocable and each telephonic request shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower. (d) Each telephonic request and written Interest Election Request shall specify the following information in compliance with Section 2.03: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or a EURIBOR Borrowing; and (iv) if the resulting Borrowing is to be a Term Benchmark Borrowing or EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Term Benchmark Borrowing or EURIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. (e) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing. (f) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing or EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. SECTION 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, the 2025 Term Loan Commitments shall terminate at 11:59 p.m., New York City time, on the Second Amendment Effective Date. The Revolving Commitments shall terminate at 11:59 p.m., New York City time, on the Revolving Maturity Date. The 2026 Incremental DDTL Commitments of each 2026 Incremental DDTL Lender shall automatically terminate (A) in the event a 2026 Incremental DDTL Loan -82-

in respect of the 2026 Incremental DDTL Commitments is funded, upon the making of such 2026 Incremental DDTL Loan in a corresponding amount, and (B) in any event, immediately after the 2026 Incremental DDTL Commitment Expiration Date. (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments. The Borrower may terminate the Commitments of any Defaulting Lending on a non-pro rata basis upon notice to the Administrative Agent. (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. SECTION 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier to occur of (A) the date that is ten (10) Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that are then outstanding (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control. (e) Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory -83-

note payable to such Lender (or, if requested by such Lender, to its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrower. SECTION 2.10 Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower shall repay 2025 Term Loan Borrowings on the last Business Day of each March, June, September and December (commencing on March 31, 2026) in the principal amount of 2025 Term Loans equal to (i) the aggregate outstanding principal amount of 2025 Term Loans immediately after closing on the Second Amendment Effective Date multiplied by (ii) 0.25%.; provided that following the first fiscal quarter ending after any 2026 Incremental DDTL Loans are funded, the repayment amount set forth in this Section 2.10(a) shall be mutually determined by the Borrower and the Administrative Agent such that (x) the Lenders holding 2025 Term Loans prior to the funding date of such 2026 Incremental DDTL Loans will continue to receive a payment that is equal to the Dollar amount that such Lenders would have received under this Section 2.10(a) absent the incurrence of 2026 Incremental DDTL Loans on such funding date and (y) the 2026 Incremental DDTL Loans incurred on such funding date will be treated as the same Class with the 2025 Term Loans (including any 2026 Incremental DDTL Loans funded prior to such funding date of 2026 Incremental DDTL Loans) outstanding prior to the funding date of such 2026 Incremental DDTL Loans. (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date. (c) Any prepayment of a Term Loan Borrowing of any Class (i) pursuant to Section 2.11(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the Borrower (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) or Section 2.11(c) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Incremental Facility Amendment, Refinancing Amendment or Loan Modification Offer, pursuant to the corresponding section of such Incremental Facility Amendment, Refinancing Amendment or Loan Modification Offer, as applicable, in direct order of maturity. (d) Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing or by telephone (confirmed by hand delivery, facsimile or other electronic transmission) of such election not later than 2:00 p.m., New York City time, (x) in the case of Term Benchmark Loans or EURIBOR Loans, three (3) Business Days before the scheduled date of such repayment and (y) in the case of ABR Loans, one Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid. SECTION 2.11 Prepayment of Loans. (a) (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that in the event that, on or prior to the date that is six months after the Second Amendment Effective Date, the Borrower (i) makes any prepayment of Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction. -84-

(ii) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans on the following basis: (A) The Borrower shall have the right to make a voluntary prepayment of Term Loans of any Class at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) the Borrower shall not make any Borrowing of Revolving Loans or Swingline Loans to fund any Discounted Term Loan Prepayment and (y) the Borrower shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment with respect to any Class unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment with respect to such Class as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers. (B) (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”). (2) Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Term Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment. (3) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Classes of Term Loans specified in such Term Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with -85-

the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Loans of such Term Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below). (C) (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Term Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range. (2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has -86-

submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”). (3) If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Term Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Classes of such Term Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below). (D) (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount. (2) The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. -87-

The Borrower shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any. If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers. (3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D)). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Term Lender, a “Qualifying Lender”). The Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Term Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below). (E) In connection with any Discounted Term Loan Prepayment, the Borrower and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith. (F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting -88-

Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Class of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. (G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower. (H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day. (I) The Borrower and each of the Term Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent. (J) The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to this subclause (J), any failure by the Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise). Notwithstanding anything to contrary, the provisions of this Section 2.11(a)(ii) shall permit any transaction permitted by such section to be conducted on a Class by Class basis and on a non-pro rata basis across Classes (but not within a single Class), in each case, as selected by the Borrower. (b) In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Loan Borrowings or Swingline Loans (or, if no such Borrowings are outstanding, deposit Cash Collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess. (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within ten Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Loan Borrowings in an aggregate amount equal to the Disposition/Debt Percentage of the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event” if the -89-

Borrower or any of the Restricted Subsidiaries invests (or commits to invest) the Net Proceeds from such event (or a portion thereof) within 540 days after receipt of such Net Proceeds in the business of Holdings and its Subsidiaries (including any acquisitions or other Investment permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 540 day period (or if committed to be so invested within such 540 day period, have not been so invested within 720 days after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided, further, that the Borrower may elect to deem expenditures that occur prior to the receipt of such Net Proceeds but otherwise would be permissible reinvestments to have been reinvested in accordance with the provisions of this Section 2.11(c) if such expenditures are made following the later of (A) ninety (90) days prior to receipt of such Net Proceeds and (B) the date the definitive agreement with a third party is entered into for the sale, transfer or other Disposition of the assets underlying such Net Proceeds); provided, further, that the Borrower may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured by a Lien on the Collateral that ranks equal in priority (but without regard to the control of remedies) with the Lien on the Collateral securing the Secured Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness. (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2026, the Borrower shall prepay Term Loan Borrowings in an aggregate amount (the “ECF Payment Amount”) equal to (x) the ECF Percentage of Excess Cash Flow for such fiscal year, minus (y) the sum of (in each case, for the avoidance of doubt, without duplication of any such amounts deducted in Excess Cash Flow for such fiscal year): (I) the aggregate amount of prepayments, repurchases or redemptions during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the date of the required Excess Cash Flow payment in lieu of being deducted from the Excess Cash Flow prepayment with respect to the fiscal year in which actually made (including, without limitation, loan buybacks and prepayments in connection with lender replacement provisions) of (i) Term Loans (and, to the extent the revolving commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans, Incremental Revolving Loans and Other Revolving Loans) made pursuant to Section 2.11(a) and repurchases pursuant to Section 9.04(h) (provided that such reduction as a result of prepayments pursuant to Section 2.11(a)(ii) and repurchases pursuant to Section 9.04(h) shall be limited to the actual amount of such cash prepayment) and (ii) other Indebtedness that is secured by any portion of the Collateral on an equal priority basis (but without regard to the control of remedies) with Liens securing the First Lien Obligations (provided that in the case of the prepayment of any revolving commitments, there is a corresponding reduction in commitments), excluding, in each case under this sub-clause (I), all such prepayments funded with the proceeds of other long-term Indebtedness (other than revolving Indebtedness or intercompany loans among the Borrower and its Restricted Subsidiaries) (unless such long-term Indebtedness has been repaid with internally generated cash) or issuances of Equity Interests, plus (II) without duplication of amounts deducted pursuant to clause (V) below in prior fiscal years, at the election of the Borrower, the amount of Capital Expenditures made in cash or accrued, in each case, during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the date of the required Excess Cash Flow payment in lieu of being deducted from the Excess Cash Flow prepayment with respect to the fiscal year in which actually made, in each case, except to the extent that such Capital Expenditures were financed with the proceeds of long term Indebtedness (other than revolving Indebtedness or intercompany loans among the Borrower and its Restricted Subsidiaries) (unless such long-term Indebtedness has been repaid with internally generated cash) of the Borrower or the Restricted Subsidiaries, plus -90-

(III) without duplication of amounts deducted pursuant to clause (V) below in prior fiscal years, at the election of the Borrower, the amount of Investments (other than Investments in Permitted Investments) and acquisitions not prohibited by this Agreement made or committed to be made during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the date of the required Excess Cash Flow payment in lieu of being deducted from the Excess Cash Flow prepayment with respect to the fiscal year in which actually made, in each case, except to the extent that such Investments and acquisitions were financed with long term Indebtedness (other than revolving Indebtedness or intercompany loans among the Borrower and its Restricted Subsidiaries) (unless such long-term Indebtedness has been repaid with internally generated cash) of the Borrower or the Restricted Subsidiaries, plus (IV) without duplication of amounts deducted pursuant to clause (V) below in prior fiscal years, the amount of dividends, distributions and other Restricted Payments (excluding Restricted Payments made in reliance on clause (b)(2) of the Available Amount) paid in cash that are not prohibited by this Agreement during such fiscal year or, at the option of the Borrower, after such fiscal year and prior to the date of the required Excess Cash Flow payment in lieu of being deducted from the Excess Cash Flow prepayment with respect to the fiscal year in which actually made, in each case, except to the extent that such dividends and distributions were financed with long term Indebtedness (other than revolving loans) of the Borrower and the Restricted Subsidiaries, plus (V) without duplication of amounts deducted pursuant to this clause (V) (or pursuant to the definition of Excess Cash Flow) in prior fiscal years, (1) the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period relating to Permitted Acquisitions, other Investments (other than Investments in Permitted Investments) or Capital Expenditures (including Capitalized Software Expenditures or other purchases of Intellectual Property) to be paid following such fiscal year and (2) the aggregate amount of cash that is reasonably expected to be paid by the Borrower or any of its Restricted Subsidiaries in respect of planned cash expenditures (the “Planned Expenditures”) relating to Permitted Acquisitions, other Investments (other than Investments in Permitted Investments) or Capital Expenditures (including Capitalized Software Expenditures or other purchases of Intellectual Property) to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such fiscal year; provided, that to the extent the aggregate amount of cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such applicable following fiscal year (other than expenditures financed with long term Indebtedness (other than revolving Indebtedness or intercompany loans among the Borrower and its Restricted Subsidiaries) (unless such long-term Indebtedness has been repaid with internally generated cash) is less than the Contract Consideration or Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow with respect to such applicable following fiscal year; provided that (A) at the option of the Borrower, to the extent that the foregoing amounts pursuant to sub-clauses (I) through (V) above exceed the ECF Payment Amount otherwise due pursuant to this Section 2.11(d) for the applicable fiscal year, then at the election of the Borrower, such amounts pursuant to sub-clauses (I) through (V) above that have not been applied to reduce the ECF Payment Amount for such fiscal year may be carried over to subsequent fiscal years to reduce the ECF Payment Amount for such subsequent fiscal years and (B) no prepayment of Term Loans shall be required under this Section 2.11(d) unless, and solely to the extent that, the ECF Payment Amount for such fiscal year exceeds the greater of (x) $22,950,000 and (y) 15% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis (such threshold, the “ECF Threshold”) (any amounts not in excess of such amount, “Retained ECF Proceeds”) (it being understood that the Borrower shall only be required to repay Term Loans under this Section 2.11(d) for such fiscal year in the amount by which the ECF Payment Amount exceeds the ECF Threshold); provided, further, that the Borrower may use a portion of such Excess Cash Flow to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the First Lien Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with such Excess Cash Flow, in each case in an amount not to exceed the product of (x) the amount of such ECF Percentage of Excess Cash Flow and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal -91-

amount of Term Loans and such other Indebtedness. Each prepayment pursuant to this paragraph shall be made on or before the date that is ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated. (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings of any Class to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section (including in the event of any mandatory prepayment of Term Loan Borrowings made at a time when Term Loan Borrowings of more than one Class remain outstanding); provided that (I) any Term Lender (and, to the extent provided in the Incremental Facility Amendment, Refinancing Amendment or Loan Modification Offer for any Class of Term Loans, any Lender that holds Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile or other electronic transmission) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans of any such Class but was so declined shall be retained by Holdings, the Borrower and the Restricted Subsidiaries (such amounts, “Retained Declined Proceeds”) and (II) notwithstanding anything to the contrary set forth in this Agreement, any prepayment of Loans with the Net Proceeds of, or in exchange for, Credit Agreement Refinancing Indebtedness pursuant to clause (b) of the definition of Prepayment Event shall be applied solely to each applicable Class or Classes of Loans being refinanced as selected by the Borrower. Optional and mandatory prepayments of Term Loan Borrowings shall be allocated among the Class or Classes of Term Loan Borrowings as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any prepayment hereunder by telephone or delivering a Notice of Loan Prepayment; provided that, unless otherwise agreed by the Administrative Agent, such notice must be received (i) in the case of prepayment of a Term Benchmark Borrowing or a EURIBOR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided, further, that each telephonic notice shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Notice of Loan Prepayment signed by a Responsible Officer of the Borrower. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders. (g) Notwithstanding any other provisions of Section 2.11(c) or (c), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event set forth in clause (a) of the definition thereof by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) (a “Foreign Prepayment Event”) or Excess Cash Flow of a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(d) are prohibited or delayed by any Requirement of Law from being repatriated to the Borrower, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in -92-

Section 2.11(c) or (c), as the case may be, so long, but only so long, as the applicable Requirement of Law will not permit repatriation to the Borrower (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, an amount equal to such Net Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts to the extent not taken into account by the definition of Net Proceeds or Excess Cash Flow, as applicable) to the repayment of the Term Loans pursuant to Section 2.11(c) or (c), as applicable, and (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow of a Foreign Subsidiary would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, an amount equal to the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (c), as the case may be; provided that when the Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, an amount equal to such Net Proceeds or Excess Cash Flow shall be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts to the extent not taken into account by the definition of Net Proceeds or Excess Cash Flow, as applicable) to the repayment of the Term Loans pursuant to Section 2.11(c) or (c), as applicable. SECTION 2.12 Fees. (a) The Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 0.25% per annum (or at any time following delivery of the consolidated financial statements pursuant to Section 5.01(a) or Section 5.01(b) as of and for the first full fiscal quarter of the Borrower completed after the Second Amendment Effective Date, 0.375% per annum if the First Lien Leverage Ratio is greater than 2.50 to 1.00) on the actual daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the 15th of January, April, July and October of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Second Amendment Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose). (b) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate, in each case, used to determine the interest rate applicable to Term Benchmark Revolving Loans or EURIBOR Revolving Loans, as applicable, on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure. In addition, the Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank to the Borrower for the period from the date of issuance of such Letter of Credit through the expiration date of such Letter of Credit (or if terminated on an earlier date to the termination date of such Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower and such Issuing Bank of the daily outstanding amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th of January, April, July and October of each year, commencing with the first such date to occur after the Second Amendment Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand until -93-

the expiration or cancellation of all outstanding Letters of Credit. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances. (d) The Borrower agrees to pay to the Administrative Agent, for its own account, an agency fee payable in the amount and at the times separately agreed upon between the Borrower and the Administrative Agent. (e) Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12; provided that such amounts shall be payable to any non-Defaulting Lender which assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv). SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term Benchmark Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate (c) The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, during the continuance of an Event of Default, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(d) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that such amounts shall be payable to any non-Defaulting Lender which assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv). (e) Accrued interest on each Loan shall be payable in arrears (i) in the case of ABR Loans, on each Adjustment Date, commencing with July 3, 2021, for such ABR Loans and (ii) in the case of Term Benchmark Loans and EURIBOR Loans, on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (f) All computations of interest for ABR Loans (including ABR Loans determined by reference to the Term Benchmark Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which generally -94-

accepted market practice differs from the foregoing, in accordance with such generally accepted market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. SECTION 2.14 Alternate Rate of Interest. (a) Other than as set forth in clause (b) below, if prior to the commencement of any Interest Period for a Term Benchmark Borrowing or EURIBOR Borrowing: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term Benchmark Rate or the EURIBOR Rate, as applicable, for such Interest Period; or (ii) the Administrative Agent is advised by the Required Lenders that Term Benchmark Rate or the EURIBOR Rate, as applicable, for the applicable Agreed Currency and such Interest Period or payment period, as applicable, will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or payment period, as applicable (in each case with respect to the applicable Loans impacted by this clause (ii) or clause (i) above, “Impacted Loans”), the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any affected Borrowing to, or continuation of any affected Borrowing as, a Term Benchmark Borrowing or a EURIBOR Borrowing, as applicable, shall be ineffective, (y) if any Borrowing Request requests a Term Benchmark Borrowing then such Borrowing shall be made as an ABR Borrowing and the utilization of the Term Benchmark Rate component in determining the Alternate Base Rate shall be suspended and (z) if any Borrowing Request requests a EURIBOR Borrowing then the Administrative Agent shall establish a mutually acceptable alternative rate; provided, however, that, in each case, the Borrower may revoke any such Borrowing Request that is pending when such notice is received. Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of this Section 2.14(a) and/or is advised by the Required Lenders of their determination in accordance with clause (ii) of this Section 2.14(a) and the Borrower shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend the definition of “Term Benchmark Rate” or “EURIBOR Rate,” as applicable, and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14; provided, further, that any amended definition of “Term Benchmark Rate” or “EURIBOR Rate,” as applicable, shall provide that in no event shall such amended Term Benchmark Rate or the EURIBOR Rate, as applicable, be less than zero for purposes of this Agreement. (b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower notifies the Administrative Agent that the Borrower has determined, that: (i) adequate and reasonable means do not exist for ascertaining Term SOFR or the EURIBOR Rate, as applicable, for any requested Interest Period, including, without limitation, because Term SOFR or the EURIBOR Rate, as applicable, is not available or published on a current basis, and such circumstances are unlikely to be temporary; or (ii) the administrator of Term SOFR or the EURIBOR Rate, as applicable, or, in each case, a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement -95-

identifying a specific date after which Term SOFR or the EURIBOR Rate, as applicable, shall no longer be made available, or used for determining the interest rate of loans; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent and the Borrower that will continue to provide Term SOFR or the EURIBOR Rate, as applicable, after such specific date (such specific date, the “Scheduled Unavailability Date”), or (iii) solely with respect to EURIBOR Rate Loans, syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the EURIBOR Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement in accordance with this Section 2.14 to (x) replace Term SOFR with one or more alternate benchmark rates giving due consideration to any evolving or then existing convention for similar dollar-denominated syndicated credit facilities for such alternate benchmark rates (any such proposed rate, a “Term SOFR Successor Rate”) or (y) replace EURIBOR with one or more alternate benchmark rates, which may be one or more €STR-Based Rates giving due consideration to any evolving or then existing convention for similar Euro denominated syndicated credit facilities for such alternate benchmark rates (any such proposed rate, a “EURIBOR Successor Rate”) and, in each case, including any mathematical or other adjustments to any such benchmark or any method for calculating such adjustment, giving due consideration to any evolving or then existing convention for similar dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion (in consultation with the Borrower) and may be periodically updated (the “Adjustment”, and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders in the case of an amendment to replace Term SOFR or EURIBOR with any alternate benchmark rate, object to such amendment on the basis that such benchmark rate is not a prevailing or evolving reference rate for similar dollar denominated syndicated credit facilities; provided that, for the avoidance of doubt, the Required Lenders shall not be entitled to object to any €STR-Based Rate contained in any such amendment. No replacement of Term SOFR with a Term SOFR Successor Rate or replacement of the EURIBOR Rate with a EURIBOR Successor Rate will occur prior to the date that is 90 days prior to the applicable Scheduled Unavailability Date. If no Term SOFR Successor Rate or EURIBOR Successor Rate, as applicable, has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make, continue or convert into Term Benchmark Loans or to make or continue EURIBOR Loans, as applicable, shall be suspended (to the extent of the affected Term Benchmark Loans, EURIBOR Loans or Interest Periods), and (y) in the case of circumstances under clause (i) above existing with respect to Term SOFR or the occurrence of the Scheduled Unavailability Date with respect to Term SOFR, the Term Benchmark Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Benchmark Loans or a Borrowing of or continuation of EURIBOR Loans, as applicable (to the extent of the affected Term Benchmark Loans, EURIBOR Loans or Interest Periods), or in the case of Term Benchmark Loans, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein. Notwithstanding anything else herein, any definition of Term SOFR Successor Rate or EURIBOR Successor Rate shall provide that in no event shall such Term SOFR Successor Rate or EURIBOR Successor Rate, as applicable, be less than zero for purposes of this Agreement. In connection with the implementation of a Term SOFR Successor Rate or EURIBOR Successor Rate, the Administrative Agent and the Borrower will have the right to make Term SOFR Successor Rate Conforming Changes or EURIBOR Successor Rate Conforming Changes, as applicable, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Successor Rate Conforming Changes or EURIBOR Successor Rate Conforming Changes, as applicable, will become -96-

effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Successor Rate Conforming Changes or EURIBOR Successor Conforming Changes, as applicable, to the Lenders reasonably promptly after such amendment becomes effective. SECTION 2.15 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Term Benchmark Rate); or (ii) impose on any Lender or any Issuing Bank or the applicable interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Term Benchmark Loans or EURIBOR Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Lender to any Taxes (other than Indemnified Taxes, Other Taxes or Excluded Taxes) on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Term Benchmark Loan or EURIBOR Loan (or, in each case, of maintaining its obligation to make any such Loan) or to increase the actual cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered, provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Effective Date, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender certified that it is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under. (b) If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s (or Lender’s or Issuing Bank’s Lending Office) capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to liquidity or capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered. (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof. -97-

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense attributable to such event (which, for the avoidance of doubt, shall not include any margin or spread). For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16, each Lender shall be deemed to have funded (x) each Term Benchmark Loan made by it at the Term Benchmark Rate (determined without giving effect to any interest rate “floor”) for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period or (y) each EURIBOR Loan made by it at the EURIBOR Rate (determined without giving effect to any interest rate “floor”) for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, in each case, whether or not such Term Benchmark Loan or EURIBOR Loan, as applicable, was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt of such demand. SECTION 2.17 Taxes. (a) All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if any applicable withholding agent shall be required by applicable Requirements of Law to withhold or deduct any Taxes with respect to any such payments, then (i) the applicable withholding agent shall make such withholdings or deductions, (ii) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made. (b) Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law. (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis -98-

and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (d) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (e) Each Lender shall deliver to the Borrower and the Administrative Agent at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by the Borrower or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Each Lender shall, whenever a lapse of time or change in circumstances renders such documentation obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. In addition, any Lender, at the time or times reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Without limiting the foregoing: (1) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding. (2) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable: (A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms), (C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit P-1, P-2, P-3 or P-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms), (D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, Form W-9 or Form W-8IMY, -99-

a U.S. Tax Compliance Certificate or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.17(e) if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or (E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. (3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the Effective Date. Notwithstanding any other provisions of this clause (e), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver. (f) If the Borrower determines in good faith that a reasonable basis exists for claiming a refund of, any Indemnified Taxes or Other Taxes for which indemnification has been provided under this Section 2.17,the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Borrower in pursuing a claim for refund of such Taxes if so requested by the Borrower; provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable and (c) the Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, shall promptly repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other Person. -100-

(g) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.17(e). (h) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (i) For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and any Swingline Lender. SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, or reimbursement of LC Disbursement or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, free and clear of and without setoff, recoupment, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or the Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Term Benchmark Loans or the EURIBOR Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan or a EURIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in the currency in which such Loan is denominated, all reimbursements of any LC Disbursements shall be made in dollars, all payments of accrued interest payable on a Loan or LC Disbursement shall be made in dollars, and all other payments under each Loan Document shall be made in dollars. (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all applicable amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of applicable interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the applicable amounts of interest and fees then due to such parties, and (ii) second, towards payment of applicable principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class or participations in LC Disbursements or Swingline Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class or participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class or participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any -101-

payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant (including a Purchasing Borrower Party) or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower, as applicable, in the amount of such participation. (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(e), Section 2.05(f), Section 2.06(a), Section 2.06(b), Section 2.06(c), Section 2.18(d) or Section 9.03(d), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as Cash Collateral for, and to be applied to, any future funding obligations of such Lender under any such Section. (f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) Each Lender may make any Loans or each Issuing Bank may issue Letters of Credit to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loans or Letters of Credit in accordance with the terms of this Agreement. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to, or otherwise indemnify, any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender. (b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the -102-

account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes or is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender or an Affiliated Lender, if a Lender accepts such assignment and delegation), provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank and the Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payment required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto. SECTION 2.20 Incremental Credit Extension. (a) The Borrower or any Subsidiary Loan Party may at any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, by notice to the Administrative Agent request (i) one or more additional Classes of term loans or additional term loans of the same Class of any existing Class of term loans (the “Incremental Term Loans”), (ii) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) or (iii) one or more additional Classes of Revolving Commitments (the “Additional/Replacement Revolving Commitments,” and, together with the Incremental Term Loans and the Incremental Revolving Commitment Increases, the “Incremental Facilities”); provided that, subject to Section 1.08, after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such Incremental Term Loan, Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitment is made or effected, no Event of Default (or, in the case of the incurrence or provision of any Incremental Facility in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01) shall have occurred and be continuing or would result therefrom. Notwithstanding anything to the contrary herein, the sum of (i) the aggregate principal amount of the Incremental Facilities, and (ii) the aggregate outstanding principal amount of Incremental Equivalent Debt shall not at the time of incurrence of any such Incremental Facilities or Incremental Equivalent Debt (and after giving effect to such incurrence) exceed the Incremental Cap at such time (calculated in a manner consistent with the definition of “Incremental Cap”). (b) Each Incremental Term Loan shall comply with the following clauses (A) through (F): (A) except with respect to (I) the Maturity Carveout Amount, (II) Customary Bridge Loans which would either automatically be converted into or required to be exchanged for permanent financing which does not mature earlier than the Term Maturity Date and (III) Incremental Term Loans incurred in connection with an Acquisition Transaction or other Investment, the maturity date of any Incremental Term Loans shall not be earlier than the Term Maturity Date and the Weighted Average Life to Maturity of the Incremental Term Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Term Loans (without giving effect to any previous amortization payments or prepayments of the Term Loans), (B) subject to clause (F), the pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts and, subject to clause (A), the -103-

maturity and amortization schedule for any Incremental Term Loans shall be determined by the Borrower and the applicable Additional Lenders, (C)(i) to the extent secured, the Incremental Term Loans shall be secured solely by a Lien on the Collateral ranking equal in priority (but without regard to the control of remedies) with (or, subject to the Second Lien Intercreditor Agreement, junior in priority to) the Lien on the Collateral securing the Secured Obligations and (ii) no Incremental Term Loans shall be guaranteed by entities other than the Guarantors or the Borrower, (D) Incremental Term Loans shall be on terms and pursuant to documentation to be determined by the Borrower and the applicable Additional Lenders; provided that, to the extent such terms and documentation are not consistent with the Term Loans (except to the extent permitted by clause (A) or (B) above or clause (E) or (F) below, or as to pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions)), they shall either (I) taken as a whole, be not materially more favorable to the Lenders providing such Incremental Term Loan than the terms and conditions of the Term Loans (when taken as a whole) are to the Lenders thereunder, (II) be applicable only to periods after the Latest Maturity Date at the time of such refinancing, (III) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith); provided that if such Incremental Term Loans include any financial covenant that is more restrictive to the Borrower than the Financial Performance Covenant, then such financial covenant shall be added for the benefit of the Revolving Credit Facility, (IV) be reasonably satisfactory to the Administrative Agent or (V) be added, or the features of such term or provision shall be provided, for the benefit of each existing Term Loan (and, for the avoidance of doubt, such term shall be deemed reasonably satisfactory to the Administrative Agent) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the establishment of such Term Facility together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement), (E) such Incremental Term Loans may be provided in any currency as mutually agreed among the Administrative Agent, Borrower and the applicable Additional Lenders. Each Incremental Term Loan shall be in a minimum principal amount of $5,000,000; provided that such amount may be less than $5,000,000, if such amount represents all the remaining availability under the Incremental Cap, and (F) with respect to any Incremental Term Loans funded after the Effective Date that (A) are secured by a Lien on the Collateral that ranks pari passu with the Liens securing the Term Loans, (B) are incurred pursuant to the Free and Clear Incremental Amount (other than Incremental Term Loans incurred in reliance on either (x) the General Debt Basket Reallocated Amount or (y) any portion of the Free and Clear Incremental Amount under clauses (c) or (d) thereof that is attributable to permanent commitment reductions of revolving credit facilities), (C) mature on or prior to the Term Maturity Date, (D) are incurred prior to the date that is six months after the Second Amendment Effective Date, (E) are in the form of dollar-denominated broadly syndicated floating rate term B loans and (F) are not incurred or established in connection with any Permitted Acquisition or other permitted Investment (collectively, the “MFN Exceptions”) (provided that the Borrower may, in its sole discretion, exclude any Class of Incremental Term Loans from application of the MFN Protection to the extent such Class is in an aggregate initial principal amount not exceeding the greater of (x) $306,000,000 and (y) 200% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis), in the event that the Applicable Rates for such Incremental Term Loan are greater than the Applicable Rates for the Term Loans by more than 1.00% per annum, then the Applicable Rates for the Term Loans shall be increased to the extent necessary so that the Applicable Rates for the Term Loans are equal to the Applicable Rates for such Incremental Term Loans minus 1.00% per annum (the “MFN Protection”); provided, further, that with respect to any Incremental Term Loans that do not bear interest at a rate determined by reference to the Term Benchmark Rate, for purposes of calculating the applicable increase (if any) in the Applicable Rates for the Term Loans in the preceding provisos, the Applicable Rate for such Incremental Term Loans shall be deemed to be the interest rate (calculated after giving effect to any increases required pursuant to the immediately succeeding proviso) of such Incremental Term Loans less the then applicable Term Benchmark Rate; provided, further, that in determining the Applicable Rates applicable to the Term Loans and the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed, solely for -104-

purposes of this clause (x), to constitute like amounts of OID) payable by the Borrower to the Lenders of the Term Loans or the Incremental Term Loans, as applicable, in the initial primary syndication thereof shall be included (with OID or upfront fees being equated to interest based on an assumed four-year life to maturity), (y) (1) with respect to the Term Loans, to the extent that the Term Benchmark Rate for a three-month interest period on the closing date of the Incremental Facility Amendment is less than the “SOFR floor” for the Term Loans, the amount of such difference shall be deemed added to the Applicable Rate for the Term Loans solely for the purpose of determining whether an increase in the Applicable Rate for the Term Loans shall be required under the MFN Protection and (2) with respect to the Incremental Term Loans, to the extent that the Term Benchmark Rate for a three-month interest period on the closing date of the Incremental Facility Amendment is less than the interest rate floor, if any, applicable to the Incremental Term Loans, the amount of such difference shall be deemed added to the Applicable Rate for the Incremental Term Loans solely for the purpose of determining whether an increase in the Applicable Rate for the Term Loans shall be required and (z) arrangement, structuring, ticking, commitment, amendment, unused line or underwriting fees or other similar fees payable in connection with the Term Loans or such Incremental Term Loans, as applicable, consent fees for an amendment (in each case regardless of whether any such fees are paid to or shared in whole or in part with any lender) and any other fees not paid to all relevant lenders generally with respect to such Indebtedness, shall be excluded; provided, further, that any increase in the Applicable Rate applicable to the Term Loans due to the application or imposition of an interest rate floor on any such Incremental Term Loans may, at the election of the Borrower, be effected through either (1) an increase in the relevant interest rate floor applicable to the Term Loans or (2) an increase in the Applicable Rate applicable to the Term Loans; provided, further, that the MFN Protection may be waived at any time with the consent of the Required Class Lenders with respect to the applicable Class of Term Loans. (c) The Incremental Revolving Commitment Increase shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of Revolving Credit Facility being increased (it being understood that, if required to consummate an Incremental Revolving Commitment Increase, the pricing, interest rate margins, rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)). (d) The Additional/Replacement Revolving Commitments (i) shall rank equal in right of payment with the Revolving Loans, shall be secured only by a Lien on the Collateral securing the Secured Obligations and shall be guaranteed only by the Loan Parties, (ii) except with respect to Additional/Replacement Revolving Commitments incurred pursuant to the Incremental Maturity Carveout Amount, shall not mature earlier than the Revolving Maturity Date and shall require no mandatory commitment reduction prior to the Revolving Maturity Date, (iii) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts, original issue discounts, prepayment terms and premiums and commitment reduction and termination terms as determined by the borrower and the lenders providing such commitments, (iv) shall contain borrowing, repayment and termination of Commitment procedures as determined by the borrowers and the lenders providing such commitments, (v) may include provisions relating to letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by the Borrower, the lenders providing such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment) to the terms relating to the Letters of Credit with respect to the applicable Class of Revolving Commitments or otherwise reasonably acceptable to the Administrative Agent and (vi) may otherwise have terms and conditions different from those of the Revolving Credit Facility (including currency denomination); provided that (x) except with respect to matters contemplated by clauses (i), (ii), (iii), (iv) and (v) above, any differences shall be reasonably satisfactory to the Administrative Agent (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date) and (y) the documentation governing any Additional/Replacement Revolving Commitments may include a financial maintenance covenant or related equity cure so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such financial maintenance covenant or related equity cure for the benefit of each facility (provided, further, however, that, if the applicable new financial maintenance covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit -105-

facility or covenant only applicable to, or for the benefit of, a revolving credit facility, such financial maintenance covenant shall be automatically included in this Agreement only for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder)). (e) Each notice from Holdings or the Borrower pursuant to this Section 2.20 shall set forth the requested amount of the relevant Incremental Term Loans, Incremental Revolving Commitment Increases or Additional/Replacement Revolving Commitments. (f) Commitments in respect of Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and any applicable Subsidiary Loan Party, each Lender agreeing to provide such Commitment (provided that no Lender shall be obligated to provide any loans or commitments under any Incremental Facility unless it so agrees), if any, each Additional Lender, if any, the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, in the case of Incremental Revolving Commitment Increases, each Issuing Bank and the Swingline Lender (in each case, such consent not to be unreasonably withheld or delayed). Incremental Term Loans and loans under Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments shall be a “Loan” for all purposes of this Agreement and the other Loan Documents. The Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, appropriate or advisable (including changing the amortization schedule or extending the call protection or other terms of existing Term Loans in a manner required to make the Incremental Term Loans fungible with such Term Loans), in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving Commitment Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders). The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making of a Loan and the issuance, increase in the amount, or extension of a letter of credit thereunder) pursuant to such Incremental Facility Amendment may be subject to the satisfaction of such additional conditions as the parties thereto shall agree. Holdings, the Borrower and any Restricted Subsidiary may use the proceeds, if any, of the Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments for any purpose not prohibited by this Agreement. (g) Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary. SECTION 2.21 Refinancing Amendments. (a) At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of any Class of Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans, Other Revolving Commitments, Incremental Revolving Loans and Additional/Replacement Revolving Commitments), in the form of (i) Other Term Loans or Other Term Commitments or (ii) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that the Net Proceeds, if any, of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Commitments being so refinanced, as the case may be; provided, further, that, without limitation, the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $5,000,000 in the case of Other Term Loans or $5,000,000 in the case of -106-

Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the Borrower and the Administrative Agent otherwise agree). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each applicable Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21 (including changing the amortization schedule or extending the call protection or other terms of existing Term Loans in a manner required to make the Other Term Loans fungible with such Term Loans). In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. (b) Notwithstanding anything to the contrary, this Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary. SECTION 2.22 Defaulting Lenders. (a) General. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02. (ii) Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders or the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any -107-

Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j) or this Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b). (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans and Letters of Credit pursuant to Section 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that Lender. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Holdings or the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. SECTION 2.23 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term Benchmark Rate, or to determine or charge interest rates based upon the Term Benchmark Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term Benchmark Loans or EURIBOR Loans or to convert ABR Loans to Term Benchmark Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three (3) Business Days’ notice from such Lender (with a copy to the Administrative Agent), in the case of Term Benchmark Loans or EURIBOR Loans, prepay or, if applicable in the case of Term Benchmark Loans, convert all Term Benchmark Loans of such Lender to ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans or EURIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or EURIBOR Loans, as applicable, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term Benchmark Rate, the Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate applicable to such Lender without reference to the Term Benchmark Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term Benchmark Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing -108-

promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term Benchmark Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. SECTION 2.24 Loan Modification Offers. (a) At any time after the Effective Date, the Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower (including mechanics to permit conversions, cashless rollovers and exchanges by Lenders and other repayments and reborrowings of Loans of Accepting Lenders or Non-Accepting Lenders replaced in accordance with this Section 2.24). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made. (b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless Holdings and the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new or same “Class” of loans and/or commitments hereunder and in connection with a Permitted Amendment related to Revolving Loans and/or Revolving Commitments, to reallocate, if applicable, Revolving Exposure on a pro rata basis among the relevant Revolving Lenders. (c) If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Accepting Lender, replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b). (d) No rollover, conversion or exchange (or other repayment or termination) of Loans or Commitments pursuant to any Loan Modification Agreement in accordance with this Section 2.24 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. -109-

(e) Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary. ARTICLE III REPRESENTATIONS AND WARRANTIES The Borrower (and with respect to Sections 3.01 through 3.03, Holdings) represents and warrants to the Lenders that: SECTION 3.01 Organization; Powers. Holdings, the Borrower and each Restricted Subsidiary is (a) duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to any Loan Party), clause (b) (other than with respect to Holdings and the Borrower) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.02 Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. SECTION 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance by any Loan Party of this Agreement or any other Loan Document (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of any Loan Party, or (ii) any Requirements of Law applicable to any Loan Party, (c) will not violate or result in a default under any indenture or other agreement or instrument evidencing Material Indebtedness binding upon Holdings, the Borrower or any other Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. SECTION 3.04 Financial Condition; No Material Adverse Effect. (a) The audited combined balance sheets of SWI SpinCo, Inc. (“SpinCo”) as of the end of December 31, 2020 and 2019, and the related combined statements of operations, of comprehensive income (loss), of changes in parent company net investment, and of cash flows for each of the three years in the period ended December 31, 2020, including the related notes and financial statement schedule listed in the accompanying index, present fairly, in all material respects, the financial position of SpinCo as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America. (b) [Reserved]. -110-

(c) The unaudited pro forma combined balance sheet as of December 31, 2020 (the “Pro Forma Balance Sheet”) and unaudited pro forma combined statement of operations and comprehensive income (the “Pro Forma Statement of Operations and Comprehensive Income”), in each case, of N-able, Inc. (“N-Able Parent”), for the year ended December 31, 2020, (i) were prepared in accordance with U.S. generally accepted accounting principles, (ii) in the case of the Pro Forma Statement of Operations and Comprehensive Income, give effect to the N-Able Separation and the related transactions as if they had occurred on January 1, 2020, (iii) in the case of the Pro Forma Balance Sheet, give effect to the N-Able Separation and the related transactions as if they had occurred on December 31, 2020 and (iv) in the opinion of management of N-Able Parent, reflect adjustments necessary to present fairly, in all material respects, N-Able Parent’s pro forma results and financial position as of and for the period indicated. (d) Since the Effective Date, there has been no Material Adverse Effect. SECTION 3.05 Properties. (a) The Borrower and each Restricted Subsidiary has good and valid title to, or valid leasehold interests in, all its real and personal property material to its business, if any (excluding, for the avoidance of doubt, Intellectual Property, which is the subject of Section 3.13), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) [Reserved]. SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, governmental license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any Environmental Liability or (iv) has, to the knowledge of the Borrower, any basis to reasonably expect that the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability. The representations and warranties contained in this Section 3.06(b) are the sole and exclusive representations and warranties of this Agreement with respect to environmental matters, including matters related to Environmental Law or Environmental Liability. SECTION 3.07 Compliance with Laws and Agreements. The Borrower and each Restricted Subsidiary is in compliance with (a) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments evidencing Material Indebtedness binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.08 Investment Company Status. None of the Borrower or any other Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended from time to time. SECTION 3.09 Taxes. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns required to have been filed and (b) have paid or caused to be paid all Taxes required to have -111-

been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. SECTION 3.10 ERISA. (a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws. (b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. SECTION 3.11 Disclosure. As of the Effective Date, neither (a) the Information Memorandum nor (b) any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material. SECTION 3.12 Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary. SECTION 3.13 Intellectual Property; Licenses, Etc. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each Restricted Subsidiary owns, licenses or possesses the right to use, all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, and, without conflict with the Intellectual Property rights of any other Person. The Borrower or any Restricted Subsidiary do not, in the operation of their businesses as currently conducted, infringe upon any Intellectual Property rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property owned by the Borrower or any of the Restricted Subsidiaries is pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. SECTION 3.14 Solvency. On the Effective Date, immediately after the consummation of the Transactions to occur on the Effective Date, the Borrower and its Subsidiaries are, on a consolidated basis, Solvent. SECTION 3.15 [Reserved]. SECTION 3.16 Federal Reserve Regulations. None of the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of -112-

purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors. SECTION 3.17 Use of Proceeds. The Borrower will use the proceeds of (a) the Term Loans made on the Effective Date to directly or indirectly finance a portion of the Transactions (including the Specified Distribution/Repayment) and to pay Transaction Costs and (b) Revolving Loans and Swingline Loans made on and after the Effective Date for working capital and general corporate purposes (including any purpose not prohibited by this Agreement other than to finance the Specified Distribution Repayment). SECTION 3.18 PATRIOT Act, OFAC and FCPA. (a) The Borrower and the Restricted Subsidiaries will not, directly or to the knowledge of the Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions. (b) The Borrower and the Restricted Subsidiaries will not use the proceeds of the Loans directly, or, to the knowledge of the Borrower, indirectly, (i) in violation of the USA Patriot Act or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). (c) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Borrower, none of the Borrower or the Restricted Subsidiaries has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA Patriot Act or the FCPA. (d) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Borrower, the Restricted Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee or agent of any Loan Party or other Restricted Subsidiary, in each case, is an individual or entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons, nor is the Borrower or any Restricted Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions. ARTICLE IV CONDITIONS SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02): (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement. (b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Ropes & Gray LLP, counsel for the Loan Parties. The Borrower hereby requests such counsel to deliver such opinion. (c) The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit G with appropriate insertions, executed by any -113-

Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section. (d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation. (e) The Administrative Agent shall have received, or substantially simultaneously with the initial Borrowing on the Effective Date shall receive, all fees and other amounts previously agreed in writing by the Lead Arrangers and the Joint Bookrunners and the Borrower to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document. (f) Subject to Section 5.14, the Collateral and Guarantee Requirement shall have been satisfied; provided that if, notwithstanding the use by Holdings and the Borrower of commercially reasonable efforts to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (a) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Loan Parties, (b) creation of and perfection of security interests in the certificated Equity Interests of the Borrower and Significant Subsidiaries (including N-Able Global Ltd) that are wholly owned subsidiaries of the Borrower, and (c) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in other assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.14 or such later date as the Administrative Agent may reasonably agree). (g) There shall not have been a Material Adverse Effect which has occurred since December 31, 2020. (h) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraph (g) of this Section 4.01 and Section 4.02(a) and (b). (i) The Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby and the results of a search of the Uniform Commercial Code (or equivalent) filings and tax and judgment lien searches made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of Loans on the Effective Date be released or terminated. (j) The Lead Arrangers and the Joint Bookrunners shall have received the Audited Financial Statements and the Pro Forma Financial Statements. -114-

(k) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03. (l) The Administrative Agent shall have received a certificate from a chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions are Solvent. (m) The Administrative Agent and the Joint Bookrunners shall have received all documentation at least three (3) Business Days prior to the Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Effective Date and that the Administrative Agent or the Joint Bookrunners have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act. (n) To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver to each Lender that so requests (which request is made through the Administrative Agent), a Beneficial Ownership Certification in relation to the Borrower; provided that the Administrative Agent has provided the Borrower a list of each such Lender and its electronic delivery requirements at least five (5) Business Days prior to the Effective Date (it being agreed that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause shall be deemed to be satisfied with respect to such Lender). (o) The Administrative Agent (or its counsel) shall have received from the Borrower and N-Able Global Ltd either (i) a counterpart of the UK Share Pledge duly executed and delivered on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of the UK Share Pledge) that such Person has signed a counterpart of the UK Share Pledge. Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew, increase or extend any Letter of Credit, in each case other than in connection with any Incremental Facility, Loan Modification Offer or Permitted Amendment, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions: (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal, increase or extension of such Letter of Credit, as the case may be; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects (giving effect to any such qualifications) on the date of such credit extension or on such earlier date, as the case may be. (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal, increase or extension of such Letter of Credit, as the case may be), no Default or Event of Default shall have occurred and be continuing or would result therefrom. (c) Upon any extension of 2026 Incremental DDTL Loans, any fees payable under the Third Amendment Fee Letter shall have been paid to each of the 2026 Incremental DDTL Lenders. -115-

To the extent this Section 4.02 is applicable, each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal, increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section. ARTICLE V AFFIRMATIVE COVENANTS Until the Termination Date shall have occurred, the Borrower covenants and agrees with the Lenders that: SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender, the following: (a) beginning with the fiscal year ending December 31, 2021 and thereafter, on or before the date that is 120 days after the end of each such fiscal year of the Borrower (or on or before such later date on which such financial statements are permitted to be filed with the SEC), an audited consolidated balance sheet and audited consolidated statements of operations, cash flows and changes in members’ or stockholders’ equity of the Borrower as of the end of and for such year, and related notes thereto, setting forth, beginning with the fiscal year ending December 31, 2022, in each case in comparative form the figures for the previous fiscal year (provided, that financial statements or financial data for the fiscal year ending on or about December 31, 2021, for comparative purposes relative to the fiscal year ending December 31, 2022, may be presented on a combined or other pro forma basis prepared in good faith by the Borrower), all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, with respect to, or resulting from, (A) an upcoming maturity date of any Indebtedness, (B) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries, (C) any actual or potential inability to satisfy a financial maintenance covenant in any period and/or (D) a change in accounting principles or practices reflecting a change in GAAP and required or approved by such independent public accountants)) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP; (b) commencing with the financial statements for the fiscal quarter ending June 30, 2021, on or before the date that is 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or on or before such later date on which such financial statements are permitted to be filed with the SEC), an unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows of the Borrower as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year and, commencing with the financial statements for the fiscal quarter ending June 30, 2022, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (provided, that financial statements or financial data for any fiscal quarter in the fiscal year ending on or about December 31, 2021, for comparative purposes relative to any fiscal quarter in the fiscal year ending December 31, 2022, may be presented on a combined or other pro forma basis prepared in good faith by the Borrower), all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; (c) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating financial information reflecting adjustments, if any, necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; (d) not later than five days after the delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth -116-

(x) beginning with the financial statements delivered under paragraph (b) above for the fiscal quarter ending September 30, 2021, the First Lien Leverage Ratio as of the most recently ended Test Period and (y) unless the ECF Percentage is zero percent (0%), reasonably detailed calculations in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2022, of Excess Cash Flow for such fiscal year; (e) [reserved]; (f) [reserved]; (g) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing. Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of Holdings (or a parent company thereof) filed with the SEC or with a similar regulatory authority in a foreign jurisdiction or (B) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings); provided that to the extent such information relates to a parent of the Borrower, such information is accompanied by summary narrative information (which need not be audited) describing in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a stand-alone basis, on the other hand, and to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, with respect to, or resulting from, (i) an upcoming maturity date of any Indebtedness, (ii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries, (iii) any actual or potential inability to satisfy a financial maintenance covenant in any period, and/or (iv) a change in accounting principles or practices reflecting a change in GAAP and required or approved by such independent public accountants). Documents required to be delivered pursuant to Section 5.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s or one of its Affiliates’ website on the Internet or (B) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent, the Lead Arrangers and/or the Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another -117-

similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will, upon the Administrative Agent’s reasonable request, use commercially reasonable efforts to identify that portion of Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Joint Bookrunners, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent, the Lead Arrangers and the Joint Bookrunners shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Other than as set forth in the immediately preceding sentence, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided that any financial statements delivered pursuant to Section 5.01(a) or (b) will be deemed “PUBLIC.” SECTION 5.02 Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following: (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower, affecting Holdings, the Borrower or any Subsidiary or the receipt of a written notice of an Environmental Liability, in each case, that could reasonably be expected to result in a Material Adverse Effect; and (c) the occurrence of an ERISA Event, in each case, that could reasonably be expected to result in a Material Adverse Effect. Each notice delivered under this Section 5.02 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. SECTION 5.03 Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent promptly (and in any event within 60 days or such longer period as reasonably agreed to by the Collateral Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document) or (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization. (b) Not later than five days after delivery of financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower setting forth the information required pursuant to Schedules I through IV of the Collateral Agreement or confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to this Section. SECTION 5.04 Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, governmental licenses, permits, privileges, franchises and Intellectual Property -118-

material to the conduct of its business, in each case (other than with respect to the preservation of the existence of the Borrower), except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05. SECTION 5.05 Payment of Taxes, Etc. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except where (i) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) such Taxes are being contested in good faith by appropriate proceedings, provided that the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. SECTION 5.06 Maintenance of Properties. The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. SECTION 5.07 Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which and the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Borrower) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Not later than 60 days after the Effective Date (or such later date as the Collateral Agent may agree in its reasonable discretion), each such policy of insurance maintained by a Loan Party shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable/mortgagee clause or endorsement that names Collateral Agent, on behalf of the Secured Parties as the lender’s loss payee/mortgagee thereunder. SECTION 5.08 Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) shall be made of all material financial transactions and matters involving the assets and business of the Borrower or the Restricted Subsidiaries, as the case may be. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and only one such visitation and inspection shall be at the reasonable expense of the Borrower; provided, further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. SECTION 5.09 Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law (including ERISA, Environmental Laws, USA Patriot Act, -119-

OFAC and FCPA) with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 5.10 Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of the 2025 Refinancing Term Loans to repay and discharge the Term Loans outstanding on the Second Amendment Effective Date immediately prior to giving effect to the Second Amendment and will use the proceeds of the 2025 Incremental Term Loans for general corporate and working capital purposes (including funding cash to the balance sheet and any purpose not prohibited by this Agreement), and to pay fees and expenses incurred in connection with the transactions described in the Second Amendment. The Borrower and its subsidiaries will use the proceeds of (i) Revolving Loans and Swingline Loans drawn on and after the Second Amendment Effective Date and Letters of Credit to repay any Revolving Loans outstanding on the Second Amendment Effective Date immediately prior to giving effect to the Second Amendment and for working capital and general corporate purposes (including Permitted Acquisitions, Restricted Payments and any other purpose not prohibited by this Agreement) and (ii) any Credit Agreement Refinancing Indebtedness applied among the Loans and any Incremental Term Loans in accordance with the terms of this Agreement. The proceeds of the Incremental Term Loans will be used for working capital and general corporate purposes (including Permitted Acquisitions, other permitted Investments, Restricted Payments and any other purpose not prohibited by this Agreement). The Borrower will use the proceeds of the 2026 Incremental DDTL Loans for general corporate purposes and any other purpose not prohibited by this Agreement. SECTION 5.11 Additional Subsidiaries. If any additional Restricted Subsidiary is formed or acquired after the Effective Date (including, without limitation, upon the formation of any Restricted Subsidiary that is a Division Successor), the Borrower will, within 90 days after such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Restricted Subsidiary is an Excluded Subsidiary), notify the Collateral Agent thereof, and will and will cause such Restricted Subsidiary and the other Loan Parties to take all actions (if any) required to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within 90 days after such notice (or such longer period as the Collateral Agent shall reasonably agree). SECTION 5.12 Further Assurances. The Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. SECTION 5.13 Ratings. The Borrower will use commercially reasonable efforts to cause (a) the Borrower to continuously have a public corporate credit rating from at least two Rating Agencies (but not to maintain a specific rating) and (b) the term loan facilities made available under this Agreement to be continuously publicly rated by at least two Rating Agencies (but not to maintain a specific rating). SECTION 5.14 Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 unless extended by the Collateral Agent in its reasonable discretion, including to reasonably accommodate circumstances unforeseen on the Effective Date, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14, in each case except to the extent otherwise agreed by the Collateral Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”. SECTION 5.15 Designation of Subsidiaries. The Borrower may at any time after the Effective Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation on a Pro Forma Basis as of the end of the most recent Test Period, no Event of Default under clauses (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the -120-

Borrower or the applicable Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary. SECTION 5.16 Change in Business. The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary to any of the foregoing. SECTION 5.17 Changes in Fiscal Periods. The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year (which adjustments may include, among other things, adjustments to financial reporting requirements to account for such changes, including without limitation, the impact on year over year comparison reporting and stub period reporting obligations. ARTICLE VI NEGATIVE COVENANTS Until the Termination Date shall have occurred, each of Holdings (solely in the case of Section 6.06) and the Borrower covenants and agrees with the Lenders that from and after the Effective Date: SECTION 6.01 Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except: (i) Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20, 2.21 or 2.24); (ii) Indebtedness (A) outstanding on the Second Amendment Effective Date; provided that any such Indebtedness in excess of $10,000,000 individually shall only be permitted if set forth on Schedule 6.01, and any Permitted Refinancing thereof and (B) that is intercompany Indebtedness among the Borrower and/or the Restricted Subsidiaries outstanding on the Effective Date and any Permitted Refinancing thereof; (iii) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (C) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness; (iv) Indebtedness of the Borrower or of any Restricted Subsidiary owing to any Restricted Subsidiary, the Borrower or Holdings to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (A) at least as favorable to the Lenders as those set forth in the form of -121-

intercompany note attached as Exhibit H or (B) otherwise reasonably satisfactory to the Administrative Agent; (v) (A) Indebtedness (including Capital Lease Obligations) of the Borrower or any of the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (whether through the direct purchase of property or any Person owning such property); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement; provided, further, that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this subclause (A) shall not exceed the greater of $53,550,000 and 35% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A); (vi) Indebtedness in respect of Swap Agreements (other than Swap Agreements entered into for speculative purposes); (vii) (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) after the Effective Date as a result of a Permitted Acquisition or other Investment, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition or other Investment (collectively, “Acquired Indebtedness”); provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or other Investment and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); (viii) Indebtedness in respect of Permitted Receivables Financings; (ix) Indebtedness representing deferred compensation to employees and other service providers of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business; (x) Indebtedness consisting of unsecured promissory notes issued by the Borrower or any Restricted Subsidiary to current or former officers, directors (or analogous Persons) and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 6.08(a); (xi) Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including “earn out” or similar obligations and mark to market adjustments with respect to the foregoing) incurred in connection with the Transactions or any Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement; (xii) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted hereunder; (xiii) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, (including Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of Holdings, the Borrower and their Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Holdings, the Borrower and their Restricted Subsidiaries); (xiv) Indebtedness of the Borrower and the Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of -122-

Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the sum of (x) the greater of $76,500,000 and 50% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis, minus (y) the General Debt Basket Reallocated Amount (if any) (the “General Debt Basket”); (xv) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business; (xvi) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims; (xvii) obligations in respect of performance, bid, appeal and surety bonds and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice; (xviii) Indebtedness of the Borrower and the Restricted Subsidiaries consisting of guarantees of the obligations of any Person of which the Borrower or any Restricted Subsidiary owns any Equity Interest; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xviii) shall not exceed the greater of $38,250,000 and 25% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; (xix) (A) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) unsecured Indebtedness or (ii) Indebtedness secured solely by assets of a Person that does not constitute a Loan Party; provided that, after giving Pro Forma Effect to the incurrence of such Indebtedness, (i) either, at the Borrower’s election, (x) either (I) the Interest Coverage Ratio shall not be less than 2.00 to 1.00 for the most recent Test Period then ended or (II) if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the Interest Coverage Ratio shall not be less than the lesser of (1) 2.00 to 1.00 and (2) the Interest Coverage Ratio in effect immediately prior to the incurrence of such Indebtedness for the most recent Test Period then ended or (y) the Total Leverage Ratio is either (I) equal to or less than 6.50 to 1.00, or (II) if incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the Total Leverage Ratio shall not exceed the greater of (x) 6.50 to 1.00 and (y) the Total Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness for the most recent Test Period then ended, and (ii) such Indebtedness complies with the Required Additional Debt Terms (other than Acquired Indebtedness that is not incurred, assumed or issued in contemplation of the applicable Investment), and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); provided, further, that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xix) and clause (xxviii) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $76,500,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis (the “Ratio Debt Basket Non-Guarantor Sublimit”); (xx) Indebtedness supported by a letter of credit issued pursuant to this Agreement or any other letter of credit, bank guarantee or similar instrument permitted by this Section 6.01(a), in a principal amount not to exceed the face amount of such letter of credit, bank guarantee or such other instrument (xxi) Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof; -123-

(xxii) Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and, in each case, any Permitted Refinancing thereof; (xxiii) (A) Indebtedness of the Borrower or any Restricted Subsidiary issued in lieu of Incremental Facilities (such Indebtedness incurred under this clause (xxiii), “Incremental Equivalent Debt”) consisting of (i) secured or unsecured bonds, notes or debentures (which bonds, notes or debentures, if secured, may be secured either by Liens on the Collateral ranking equal in priority (but without regard to control of remedies) with the Liens on the Collateral securing the First Lien Obligations or by Liens on the Collateral ranking junior in priority to the Liens on the Collateral securing the First Lien Obligations) or (ii) secured or unsecured loans (which loans, (x) if secured, may rank equal or junior in priority to the Liens on the Collateral securing the First Lien Obligations and (y) if dollar-denominated broadly syndicated term B loans secured by Liens on the Collateral that are equal in priority (but without regard to control of remedies) with the Liens on the Collateral securing the First Lien Obligations, shall be subject to the MFN Protection (subject, for the avoidance of doubt, to the exceptions and limitations applicable thereto)); provided that (i) the aggregate principal amount of Incremental Equivalent Debt incurred pursuant to this clause (xxiii), together with the aggregate outstanding principal amount of Incremental Facilities at such time, shall not exceed the Incremental Cap at such time of incurrence, (ii) such Indebtedness complies with the Required Additional Debt Terms (provided that, except as set forth in this subclause (ii) or sub-clause (i) above, for the avoidance of doubt, the terms and conditions applicable to Incremental Facilities set forth in Section 2.20 shall not apply with respect to Incremental Equivalent Debt) and (iii) the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxiii) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $76,500,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis (the “Incremental Equivalent Debt Non-Guarantor Sublimit”) and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); (xxiv) (A) Indebtedness in an aggregate principal amount, measured at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, not to exceed 200% of the aggregate amount of direct or indirect equity investments in cash or Permitted Investments in the form of common Equity Interests or Qualified Equity Interests (excluding, for the avoidance of doubt, any Cure Amounts) received by the Borrower, Holdings or any Parent Entity (to the extent contributed to the Borrower in the form of common Equity Interests or Qualified Equity Interests) after the Effective Date to the extent not included within the Available Equity Amount or applied to increase any other basket hereunder and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); (xxv) Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $76,500,000 and 50% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; (xxvi) (A) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance a Permitted Acquisition or other Investment (or assumed in connection therewith) in an aggregate amount not to exceed the sum of (1) the greater of $53,550,000 and 35.0% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis plus (2) additional unlimited unsecured Indebtedness, Indebtedness secured solely by assets of a Person that does not constitute a Loan Party or Indebtedness that is secured by Liens on the Collateral that have a junior priority ranking to the Liens securing the First Lien Obligations (without regard to control of remedies) so long as either, at the Borrower’s election, after giving effect to the incurrence or assumption of such Indebtedness and such Permitted Acquisition or other permitted Investment, on a Pro Forma Basis, (x) the Interest Coverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition or other Investment is either (I) equal to or greater than 2.00 to 1.00 or (II) equal to or greater than the Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition or -124-

other Investment or (y) (1) in the case of unsecured Indebtedness or Indebtedness secured solely by assets of a Person that does not constitute a Loan Party, the Total Leverage Ratio is less than or equal to the greater of (I) 6.50 to 1.00 and (II) the Total Leverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition or other Investment or (2) in the case of Indebtedness that is secured by Liens on the Collateral that have a junior priority ranking to the Liens securing the First Lien Obligations (without regard to control of remedies), the Secured Leverage Ratio is less than or equal to the greater of (I) 6.00 to 1.00 and (II) the Secured Leverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition or other Investment, and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); provided, further, that (x) such Indebtedness complies with the Required Additional Debt Terms and (y) the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxvi) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $76,500,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis (the “Acquisition Debt Basket Non-Guarantor Sublimit”); (xxvii) Indebtedness in the form of Capital Lease Obligations arising out of any Sale Leaseback and any Permitted Refinancing thereof; (xxviii) (A) Indebtedness of the Borrower or any Restricted Subsidiary that is secured by Liens on the Collateral that have a junior priority ranking to the Liens securing the First Lien Obligations (without regard to control of remedies); provided that, after giving Pro Forma Effect to the incurrence of such Indebtedness, (i) either, at the Borrower’s election, (x) either (I) the Interest Coverage Ratio shall not be less than 2.00 to 1.00 for the most recent Test Period then ended or (II) if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the Interest Coverage Ratio shall not be less than the lesser of (1) 2.00 to 1.00 and (2) the Interest Coverage Ratio in effect immediately prior to the incurrence of such Indebtedness for the most recent Test Period then ended or (y) the Secured Leverage Ratio is either (I) equal to or less than 6.00 to 1.00, or (II) if incurred in connection with a Permitted Acquisition or other permitted Investment (other than an Investment in Permitted Investments), the Secured Leverage Ratio shall not exceed the greater of (x) 6.00 to 1.00 and (y) the Secured Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness for the most recent Test Period then ended, (ii) such Indebtedness complies with the Required Additional Debt Terms (other than Acquired Indebtedness that is not incurred, assumed or issued in contemplation of the applicable Investment) and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Second Lien Intercreditor Agreement, and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); provided, further, that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxviii) and clause (xix) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the Ratio Debt Basket Non-Guarantor Sublimit; (xxix) (A) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate amount at the time of incurrence thereof and after giving Pro Forma Effect thereto not to exceed the Available RP Capacity Amount and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); (xxx) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; and (xxxi) all premiums (if any), interest (including post-petition interest and interest paid in kind), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above. (b) [Reserved]. -125-

(c) [Reserved]. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant. SECTION 6.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except: (i) Liens created under the Loan Documents; (ii) Permitted Encumbrances; (iii) Liens existing on the Second Amendment Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $10,000,000 individually shall only be permitted if set forth on Schedule 6.02, and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien and (ii) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01; (iv) Liens securing Indebtedness permitted under Section 6.01(a)(v) or (xxvii); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (v) leases, licenses, subleases, sublicenses or covenants not to sue granted to others (whether or not on an exclusive or non-exclusive basis) that are entered into in the ordinary course of business or that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole or (B) secure any Indebtedness; (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry; (viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such -126-

Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (ix) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness or other obligations of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case in the case of Indebtedness permitted under Section 6.01(a); (x) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Restricted Subsidiary that is not a Loan Party and Liens granted by a Loan Party in favor of any other Loan Party; (xi) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (including by the designation of an Unrestricted Subsidiary as a Restricted Subsidiary), in each case after the Effective Date; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (B) such Lien does not extend to or cover any other assets or property (other than, with respect to such Person, any replacements of such property or assets and additions and accessions, proceeds and products thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); (xii) any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business; (xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business; (xiv) Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of the term “Permitted Investments”; (xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business; (xvii) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located; (xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (xix) Liens on the Collateral (A) securing Permitted First Priority Refinancing Debt, (B) securing Permitted Second Priority Refinancing Debt, (C) securing Incremental Equivalent Debt, (D) -127-

securing Indebtedness permitted to be secured pursuant to Sections 6.01(a)(xxviii), and (E) securing Indebtedness permitted to be secured pursuant to Section 6.01(a)(xxvi); provided that, in the case of clause (B), (D) and (E), except in the case of Indebtedness secured solely by assets of a Person that does not constitute a Loan Party, such Liens do not secure Consolidated First Lien Debt and the applicable holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into the Second Lien Intercreditor Agreement which agreement shall provide that such Liens on the Collateral shall rank junior to the Liens on the Collateral securing the First Lien Obligations; (xx) other Liens; provided that at the time of incurrence of the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $76,500,000 and 50% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; (xxi) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder; (xxii) Liens on receivables and related assets incurred in connection with Permitted Receivables Financings; (xxiii) (A) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (B) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business; (xxiv) Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business in accordance with applicable Requirements of Law; (xxv) Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located; (xxvi) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business; (xxvii) Liens on Escrowed Proceeds for the benefit of the related holders of Escrowed Obligations (or the underwriters, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of the incurrence of any Escrowed Obligations to be used to pay accrued interest thereon and any redemption premiums and other amounts thereon; (xxviii) (A) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (B) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings, the Borrower or any Restricted Subsidiary in joint ventures; (xxix) Liens securing (A) Indebtedness permitted pursuant to Section 6.01(a)(xxiv), or Section 6.01(a)(xxix) and (B) any Permitted Refinancing of any of the foregoing; provided that if any such Indebtedness is secured by the Collateral, such Indebtedness shall be subject to an applicable Intercreditor Agreement; and (xxx) grants of software, technology and other intellectual property licenses. -128-

SECTION 6.03 Fundamental Changes; Holding Companies. The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve (including, in each case, pursuant to a Division), except that: (a) any Restricted Subsidiary may merge, consolidate or amalgamate with (x) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (y) any one or more other Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging or amalgamating with another Restricted Subsidiary either (A) the continuing or surviving Person shall be a Subsidiary Loan Party or (B) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is permitted under Section 6.04; (b) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders; (c) any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04; (d) the Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) a Successor Borrower shall be an entity organized or existing under the laws of the United States or any political subdivision thereof, (2) a Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to a Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger, amalgamation or consolidation and (y) if the foregoing requirements are satisfied, a Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that the Borrower agrees use commercially reasonable efforts to provide any documentation and other information about such Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act and the Beneficial Ownership Regulation; (e) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12; and -129-

(f) any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05. SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except: (a) Permitted Investments at the time such Permitted Investment is made; (b) loans or advances to officers, directors (or analogous Persons) and employees and other service providers of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount outstanding in reliance on this clause (iii) shall not exceed the greater of $15,300,000 and 10% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; (c) Investments by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; (d) Investments consisting of prepayments to suppliers in the ordinary course of business; (e) Investments consisting of extensions of trade credit in the ordinary course of business; (f) Investments (i) existing or contemplated on the Second Amendment Effective Date and set forth on Schedule 6.04(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Second Amendment Effective Date by the Borrower or any Restricted Subsidiary in Holdings, the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(f) or as otherwise permitted by this Section 6.04; (g) Investments in Swap Agreements permitted under Section 6.01; (h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05; (i) Permitted Acquisitions; (j) the Transactions; (k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices; (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in -130-

respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 6.08(a); (n) (i) Investments and other acquisitions so long as, at the time any such Investment or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (n)(i) together with the aggregate amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (n)(i) shall not exceed the greater of $76,500,000 and 50% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis, (ii) Investments and other acquisitions in an amount not to exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, (iii) Investments and other acquisitions in an amount not to exceed the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment and (iv) Investments and other acquisitions in an amount not to exceed the Available RP Capacity Amount as in effect immediately prior to the time of making of such Investment; (o) [reserved]; (p) advances of payroll payments to employees and other service providers in the ordinary course of business; (q) Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests (excluding Cure Amounts) of Holdings (or any direct or indirect parent thereof); provided that (i) such amounts used pursuant to this clause (q) shall not increase the Available Equity Amount or be applied to increase any other basket hereunder and (ii) any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests of Holdings (or any direct or indirect parent thereof) shall otherwise be permitted pursuant to this Section 6.04; (r) Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (s) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired; (t) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and prepayments, purchases and redemptions of Indebtedness permitted under Section 6.01, 6.02, 6.03, 6.05 and 6.08, respectively, in each case, other than by reference to this Section 6.04(t); (u) Investments; provided that after giving effect to such Investment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 4.00 to 1.00; (v) contributions to a “rabbi” trust for the benefit of employees, directors (or analogous Persons), consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower; (w) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business; -131-

(x) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; (y) any Investment in a Similar Business; provided that at the time any such Investment is made, the aggregate outstanding amount of all Investments made in reliance on this clause (y) together with the aggregate amount of all consideration paid in connection with all other Investments made in reliance on this clause (y), shall not exceed the greater of (A) $84,150,000 and (B) 55% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; (z) Investments in Unrestricted Subsidiaries and any Person of which the Borrower or any Restricted Subsidiary owns any Equity Interest; provided that at the time any such Investment is made, the aggregate outstanding amount of all Investments made in reliance on this clause (z) together with the aggregate amount of all consideration paid in connection with all other Investments made in reliance on this clause (z), shall not exceed the greater of (A) $76,500,000 and (B) 50% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; (aa) Investments in Subsidiaries in the form of receivables and related assets required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and cash equivalents to Subsidiaries to finance the purchase of such assets from Holdings, the Borrower or other Restricted Subsidiaries or to otherwise fund required reserves); (bb) Investments by a captive insurance subsidiary in accordance with any investment policy or any insurance statutes or regulations applicable to it; (cc) Investments in connection with the Transactions; (dd) guarantees by the Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases), contracts or of other obligations of the Borrower or any Restricted Subsidiary that do not constitute Indebtedness, in each case entered into in the ordinary course of business; and (ee) to the extent constituting an Investment, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business. SECTION 6.05 Asset Sales. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease, license or otherwise dispose of any asset (in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise), including any Equity Interest owned by it, nor will the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals or other Persons to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings, the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except: (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned or be invalidated); (b) Dispositions of inventory and other assets in the ordinary course of business; (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property or (iii) such Disposition is allowable under -132-

Section 1031 of the Code, or any comparable or successor provision is for like property (and any boot thereon) and for use in a Similar Business; (d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04; (e) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments and prepayments, purchases and redemptions of Indebtedness permitted by Section 6.08, Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(e); (f) any issuance, sale or pledge of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary; (g) Dispositions of Permitted Investments; (h) Dispositions of (A) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and (B) receivables and related assets pursuant to any Permitted Receivables Financing; (i) leases, subleases, service agreements, covenants not to sue, licenses or sublicenses (including agreements involving the provision of software under an open source license, in copy or as a service, and related data and services), in each case that do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole; (j) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event; (k) Dispositions; provided that (i) such Disposition is made for Fair Market Value and (ii) except in the case of a Permitted Asset Swap, with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of the greater of (x) $15,300,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis for any transaction or series of related transactions, the Borrower or a Restricted Subsidiary shall receive not less than (I) 75% of such consideration in the form of cash or Permitted Investments for all transactions permitted pursuant to this clause (k) since the Effective Date or (II) 50% of such consideration for any individual transaction or series of related transactions in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii), (A) the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Borrower (or a Parent Entity) provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Borrower (or Parent Entity) or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower, of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Disposition) pursuant to a written agreement which releases the Borrower or such Restricted Subsidiary from such liabilities, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash, (C) the amount of Indebtedness, other than liabilities that are by their terms subordinated to the Loan Document Obligations or any intercompany debt owed to the Borrower or any Restricted Subsidiary, that is of any Person, that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and all Restricted Subsidiaries have been validly released from any guarantee of payment of such Indebtedness in connection with such Disposition, (D) the amount of consideration consisting of Indebtedness -133-

of any Loan Party (other than Junior Financing) received after the Effective Date from Persons who are not the Borrower or any Restricted Subsidiary and (E) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of the greater of (x) $68,850,000 and (y) 45% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; (l) Dispositions of Investments in joint ventures, to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (m) Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries or (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition; (n) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; (o) Dispositions by a captive insurance subsidiary of Investments; (p) Dispositions of property for Fair Market Value not otherwise permitted under this Section 6.05 having an aggregate purchase price not to exceed the greater of (A) $22,950,000 and (B) 15% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; (q) the sale or discount (with or without recourse) (including by way of assignment or participation) of other receivables (including, without limitation, trade and lease receivables) and related assets in connection with a Permitted Receivables Financing; and (r) the unwinding of any Swap Obligations or Cash Management Obligations. SECTION 6.06 Holdings Covenant. Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of any Parent Entity, Holdings and the Borrower or any of their Subsidiaries, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee not prohibited to be incurred or made by it under Article VI, the Transactions and the other agreements contemplated hereby, (v) financing activities, including any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (vii) providing indemnification to officers and directors (or analogous Persons) and as otherwise permitted in Section 6.09, (viii) activities as necessary to consummate, or incidental to the consummation of, any Permitted Acquisition or any other Investment permitted hereunder, (ix) activities incidental to the consummation of the Transactions (including the Specified Distribution/Repayment), (x) financing activities, including the issuance of securities, incurrence of debt, receipt and payment of dividends and distributions and making contributions to the capital of the Borrower and its Subsidiaries, (xi) any transaction with the Borrower or any Restricted Subsidiary to the extent expressly permitted under Article VI and (xii) activities incidental to the businesses or activities described in clauses (i) to (xi) of this paragraph. -134-

SECTION 6.07 Negative Pledge. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to restrictions and conditions imposed by: (a) (i) Requirements of Law, (ii) any Loan Document, (iii) [reserved], (iv) any documentation governing Incremental Equivalent Debt, (v) any documentation governing Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, (vi) any documentation governing Indebtedness incurred pursuant to Sections 6.01(a)(v), 6.01(a)(viii) or 6.01(a)(xxvii) and (vii) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (vi) above; provided, that with respect to Indebtedness (A) referred to in clauses (iv) and (v) above, such restrictions shall be no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and (B) clause (v) above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being refinanced; (b) customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition; (c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder; (d) customary provisions in leases, service agreements, licenses, sublicenses, covenants not to sue and other contracts restricting the assignment thereof; (e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness; (f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary; (g) restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries; (h) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances); (i) restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition; (j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.02 and applicable solely to such joint venture; and -135-

(k) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations. SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except: (i) each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a wholly-owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests; (ii) Restricted Payments to satisfy appraisal or other dissenters’ rights, pursuant to or in connection with a consolidation, amalgamation, merger, transfer of assets or acquisition that complies with Section 6.03 or Section 6.04; (iii) the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests of the Borrower; (iv) Restricted Payments made in connection with or in order to consummate the Specified Distribution/Repayment; (v) repurchases of Equity Interests in the Borrower (or Restricted Payments by the Borrower to allow repurchases of Equity Interests in Holdings or any direct or indirect parent of Holdings), or any Restricted Subsidiary deemed to occur upon exercise of equity options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such equity options or warrants or other incentive interests; (vi) Restricted Payments to Holdings which Holdings may use to redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock units or stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests) (or to make Restricted Payments to allow any of Holdings’ direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests or other such interests) held by current or former officers, managers, consultants, directors (or analogous Person) and employees and other service providers (or their respective Affiliates, spouses, former spouses, other Permitted Transferees, successors, executors, administrators, heirs, legatees or distributees) of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment or engagement of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership or incentive plan, equity subscription plan, profits interest, employment termination agreement or any other employment or service agreements with any director (or analogous Person), officer or consultant or partnership or equity holders’ agreement; provided that, except with respect to non-discretionary repurchases, the aggregate amount of Restricted Payments permitted by this clause (vi) after the Effective Date, together with the aggregate amount of loans and advances to Holdings (or any direct or indirect parent thereof) made pursuant to Section 6.04(m) in lieu thereof, shall not exceed the sum of (a) the greater of $76,500,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis in any fiscal year of the Borrower (net of any proceeds from the reissuance or resale of such Equity Interests to another Person received by Holdings, the Borrower or any Restricted Subsidiary), (b) the amount in any fiscal year equal to the cash proceeds of key man life insurance policies received by Holdings, the Borrower or the Restricted Subsidiaries after the Effective Date, and (c) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings (to the extent contributed to Holdings in the form of common -136-

Equity Interests or Qualified Equity Interests) and, to the extent contributed to Holdings, the cash proceeds from the sale of Equity Interests of any direct or indirect Parent Entity or management investment vehicle, in each case to any future, present or former employees, directors, managers or consultants of Holdings, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle that occurs after the Effective Date, to the extent the cash proceeds from the sale of such Equity Interests are contributed to Holdings in the form of common Equity Interests or Qualified Equity Interests and are not Cure Amounts and have not otherwise been applied to the payment of Restricted Payments by virtue of the Available Equity Amount or are otherwise applied to increase any other basket hereunder; provided that any unused portion of the preceding basket calculated pursuant to clauses (a) and (b) above for any fiscal year may be carried forward to succeeding fiscal years; provided, further, that any Indebtedness Incurred or Investments or payments made in reliance upon the Available RP Capacity Amount utilizing the unused amounts available pursuant to this Section 6.08(a)(vi) shall reduce the amounts available pursuant to this Section 6.08(a)(vi); (vii) the Borrower and the Restricted Subsidiaries may make Restricted Payments to Holdings and any Parent Entity: (A) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, tax reporting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by directors (or analogous Persons) or officers of Holdings (or any parent thereof) attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries, (3) fees and expenses (x) due and payable by any of Holdings, the Borrower and the Restricted Subsidiaries and (y) otherwise not prohibited to be paid by Holdings, the Borrower and the Restricted Subsidiaries under this Agreement and (4) payments that would otherwise be permitted to be paid directly by Holdings, the Borrower or the Restricted Subsidiaries pursuant to Section 6.09(iii) or (x); (B) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) franchise and similar Taxes, and other fees and expenses, required to maintain its organizational existence; (C) the proceeds of which shall be used by Holdings (or any other direct or indirect parent thereof) to make Restricted Payments of the type permitted by Section 6.08(a)(iv), Section 6.08(a)(vi) or Section 6.08(a)(xi); (D) to finance any Investment permitted to be made pursuant to Section 6.04 other than Section 6.04(m); provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) Holdings or any Parent Entity shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or the Restricted Subsidiaries or (y) the Person formed or acquired to merge into or consolidate with the Borrower or any of the Restricted Subsidiaries to the extent such merger, amalgamation or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12; (E) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees and other service providers of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries; and -137-

(F) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity offering, debt offering or other non-ordinary course transaction not prohibited by this Agreement (whether or not such offering or other transaction is successful); (viii) Restricted Payments (including Restricted Payments to Holdings, the proceeds of which may be utilized by Holdings to make additional Restricted Payments or by Holdings to make any payments in respect of any Indebtedness of Holdings) (A) in an aggregate amount not to exceed, at the time of making any such Restricted Payment and when taken together with the aggregate amount of loans and advances to Holdings (or any direct or indirect parent thereof) made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (viii), not to exceed the sum of (A) the greater of $45,900,000 and 30% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis plus (B) the Available Amount that is Not Otherwise Applied (provided, that with respect to any Restricted Payment made out of amounts under clause (b) of the definition of “Available Amount” pursuant to this clause (B), no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred or be continuing or would result therefrom) plus (C) the Available Equity Amount that is Not Otherwise Applied; provided that any Indebtedness Incurred or Investments or payments made in reliance upon the Available RP Capacity Amount utilizing the unused amounts available pursuant to this Section 6.08(a)(viii) shall reduce the amounts available pursuant to this Section 6.08(a)(viii); (ix) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby; (x) (a) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director (or analogous Person), manager, consultant or other service provider and any repurchases of Equity Interests in consideration of such payments including deemed repurchases, in each case, in connection with the exercise of equity options and the vesting of restricted equity and restricted equity units and (b) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, equity option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment; (xi) the Borrower may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; (xii) the declaration and payment of Restricted Payments on the Borrower’s common stock (or the payment of Restricted Payments to Holdings or any direct or indirect parent company of Holdings to fund a payment of dividends on such company's common stock or common equity) of up to the sum per annum of (a) $50,000,000 plus (b) 7.0% of the net cash proceeds received by or contributed to the Borrower from public offerings with respect to Holdings’ or the Parent Entity’s common stock, other than any public offerings registered on Form S-8 plus (c) 7.0% of the Market Capitalization of Holdings or any such Parent Entity; provided that any Indebtedness Incurred or Investments or payments made in reliance upon the Available RP Capacity Amount utilizing the unused amounts available pursuant to this Section 6.08(a)(xii) shall reduce the amounts available pursuant to this Section 6.08(a)(xii); (xiii) payments made or expected to be made by Holdings, the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director (or analogous Person), officer, manager, consultant or other service provider (or their respective controlled Affiliates, Immediate Family Members or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or -138-

warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes; (xiv) Restricted Payments; provided that after giving effect to such Restricted Payment (A) on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 3.50 to 1.00 and (B) there is no continuing Event of Default under Section 7.01(a), (b), (h) or (i); (xv) [reserved]; (xvi) the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to Holdings, the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Permitted Investments (except to the extent that such Permitted Investments constitute the proceeds of any sale of the assets or equity of any Unrestricted Subsidiary)); (xvii) [reserved]; and (xviii) the Borrower or any Restricted Subsidiary may make Restricted Payments in cash, the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay), for any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined or unitary tax group for U.S. federal and/or applicable state, local or foreign income Tax purposes of which Holdings or a direct or indirect parent of Holdings is the common parent (a “Tax Group”) (or the Borrower or any Restricted Subsidiary is a disregarded entity or partnership directly or indirectly owned by a member or members of such a group), the portion of any U.S. federal, state, local or foreign Taxes (as applicable) of such Tax Group for such taxable period that are attributable to the income of the Borrower and/or its applicable Subsidiaries; provided that (a) Restricted Payments made pursuant to this clause (a)(xviii) shall not exceed the Tax liability that the Borrower and/or its applicable Subsidiaries (as applicable) would have incurred were such Taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group for all relevant taxable periods and (b) Restricted Payments under this clause (a)(xviii) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or its Restricted Subsidiaries. (b) The Borrower will not, and will not permit any Restricted Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, prepayment, defeasance, acquisition, cancellation or termination of any Junior Financing (any such payment, a “Restricted Debt Payment”), except: (i) payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof; (ii) refinancings of Junior Financing Indebtedness with proceeds of, or in exchange for, other Junior Financing Indebtedness permitted to be incurred under Section 6.01; (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies; (iv) Restricted Debt Payments in an aggregate amount not to exceed the sum of (A) an amount at the time of making any such Restricted Debt Payment and when taken together with the aggregate amount of loans and advances to Holdings (or any direct or indirect parent thereof) made pursuant to Section 6.04(m) in lieu of Restricted Debt Payments permitted by this clause (iv) and any other Restricted Debt Payments made utilizing this subclause (A), the greater of $38,250,000 and 25% of Consolidated -139-

EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis plus (B) the Available Amount (provided, that with respect to any Restricted Debt Payments made out of amounts under clause (b) of the definition of “Available Amount” pursuant to this clause (B), no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred or be continuing or would result therefrom) that is Not Otherwise Applied plus (C) the Available Equity Amount that is Not Otherwise Applied plus (D) the Available RP Capacity Amount; and (v) Restricted Debt Payments (including prior to their scheduled maturity); provided that after giving effect to such Restricted Debt Payment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 4.00 to 1.00. (c) The Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify any documentation governing any Junior Financing, if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders, other than in connection with (i) a Permitted Refinancing of any such Junior Financing or (ii) in a manner expressly permitted by, or that does not contravene, the applicable intercreditor or subordination terms or agreement(s) governing the relationship between the Lenders, on the one hand, and the lenders or purchasers of the applicable Junior Financing, on the other hand. Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or Restricted Debt Payment within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement. SECTION 6.09 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except: (i) (A) transactions with Holdings, the Borrower or any Restricted Subsidiary and (B) transactions involving aggregate payments or consideration of less than the greater of $7,650,000 and 5% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis; (ii) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; (iii) the Transactions and the payment of fees and expenses related to the Transactions; (iv) issuances of Equity Interests of Holdings or the Borrower to the extent otherwise permitted by this Agreement; (v) employment and severance arrangements (including salary or guaranteed payments and bonuses) between the Borrower and the Restricted Subsidiaries and their respective officers, managers, employees and other service providers in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(p)); (vi) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08; (vii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors (or analogous Persons), officers, managers, employees and other service providers of Holdings (or any direct or indirect parent company thereof), the Borrower and the Restricted -140-

Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries; (viii) transactions pursuant to any agreement or arrangement in effect as of the Second Amendment Effective Date and set forth on Schedule 6.09, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Effective Date as determined by the Borrower in good faith); (ix) Restricted Payments permitted under Section 6.08 (and loans and advances made in lieu thereof pursuant to Section 6.04(m)); (x) customary payments by Holdings, the Borrower and any of the Restricted Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings) and any subsequent transaction or exit fee, which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of such Person in good faith; (xi) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent thereof) to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of Holdings, the Borrower, any of the Subsidiaries or any direct or indirect parent thereof; (xii) the entry into each Reimbursement Agreement and the payment of consulting, advisory and other fees (including transaction fees), indemnities and expenses pursuant to any Reimbursement Agreement (plus any unpaid consulting, advisory and other fees (including transaction fees), indemnities and expenses thereunder accrued in any prior year); (xiii) Affiliate repurchases of the Loans and/or Commitments to the extent permitted hereunder, and the holding of such Loans and the payments and other related transactions in respect thereof; (xiv) transactions in connection with any Permitted Receivables Financing; (xv) transactions with any Similar Business otherwise permitted under this Agreement, loans, advances and other transactions between or among Holdings, the Borrower, any Restricted Subsidiary or any joint venture (regardless of the form of legal entity) after the initial formation of, and investment in, such joint venture in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or a Subsidiary’s ownership of Equity Interests in such joint venture or Subsidiary) to the extent permitted under Article VI; (xvi) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable; and (xvii) transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium. SECTION 6.10 Financial Covenant. Solely with respect to the Revolving Credit Facility, if on the last day of any Test Period, beginning with the Test Period ending December 31, 2021, the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding (excluding, for the avoidance of doubt, Letters of -141-

Credit, whether drawn or not, and amounts drawn under the Revolving Credit Facility to fund Permitted Acquisitions, permitted Investments, working capital purposes or Capital Expenditures) exceeds 40.0% (the “Testing Threshold”) of the aggregate principal amount of Revolving Commitments then in effect (after giving effect to any Additional/Replacement Revolving Commitments or Incremental Revolving Commitment Increase), the Borrower will not permit the First Lien Leverage Ratio to exceed 7.50 to 1.00 as of the last day of such Test Period. ARTICLE VII EVENTS OF DEFAULT SECTION 7.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur: (a) any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable and in the currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Loan Party shall fail to pay any interest on any Loan, or any reimbursement obligation in respect of any LC Disbursement or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any of the Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable, including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; (d) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of Holdings or the Borrower) or in Article VI (other than Section 6.10); provided that subsequent delivery of a notice of Default shall cure such Event of Default for failure to provide notice, unless a Responsible Officer of the Borrower had actual knowledge that such Default or Event of Default had occurred and was continuing and reasonably should have known in the course of his or her duties that the failure to provide such notice would constitute an Event of Default; provided further that (i) any Event of Default under Section 6.10 is subject to cure as provided in Section 7.02 and an Event of Default with respect to such Section shall not occur until the expiration of the 15th Business Day subsequent to the date on which the financial statements with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable and (ii) a default under Section 6.10 shall not constitute an Event of Default with respect to the Term Loans unless and until the Required Revolving Lenders shall have terminated their Revolving Commitments and declared all amounts under the Revolving Loans to be due and payable (such period commencing with a default under Section 6.10 and ending on the date on which the Required Lenders with respect to the Revolving Credit Facility terminate and accelerate the Revolving Loans, the “Standstill Period”); (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; -142-

(f) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period); provided further that this clause (f) shall not apply to any breach or default that is (I) remedied by Holdings, the Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in the case of (I) and (II), prior to the acceleration of Loans pursuant to this Section 7.01; (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event) or (iii) any breach or default that is (I) remedied by Holdings, the Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Article VII; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Borrower or any Significant Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) Holdings, the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors; (j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of the greater of (a) $61,200,000 and (b) 40% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be rendered against Holdings, the Borrower, any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, to enforce any such judgment; (k) (i) an ERISA Event occurs that has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its -143-

Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect; (l) to the extent unremedied for a period of 10 Business Days (in respect of a default under clause (x) only), any Lien purported to be created under any Security Document (x) shall cease to be, or (y) shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (iii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; (m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder; (n) any Guarantees of the Loan Document Obligations by Holdings, the Borrower or Subsidiary Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents); or (o) a Change in Control shall occur; then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, if an Event of Default resulting from a breach of the Financial Performance Covenant occurs and is continuing and prior to the expiration of the Standstill Period, at the request of the Required Revolving Lenders only, and in such case only with respect to the Revolving Commitments, Swingline Commitments, Revolving Loans and any Letters of Credit), shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the applicable Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the applicable Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(j), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, the Administrate Agent and the Required Lenders shall not exercise the remedies set forth in clauses (i) through (iii) above with respect to an Event of Default if the initial event, failure or transaction giving rise to such Event of Default has either been publicly announced or notified to the Administrative Agent and the Lenders in writing in any periodic or special report, including the Compliance Certificates, and two years shall have passed from the date of such announcement or notification without any acceleration or other enforcement action being taken by the Administrative Agent or the requisite Lenders hereunder with respect to such event, failure or transaction; provided, further, that such two year limitation shall not apply if (i) the Administrative Agent has commenced any remedial action in respect of any such Event of Default or (ii) the Borrower or any Guarantor has actual knowledge of such default or event of default and failed to notify the Administrative Agent thereof. Notwithstanding anything in this Agreement to the contrary, each Lender and the Administrative Agent hereby acknowledge and agree that (x) a restatement of historical financial statements shall not result in a Default hereunder (whether pursuant to Section 7.01(c) as it relates to a representation made with respect to such financial statements (including any interim unaudited financial statements) or pursuant to Section 7.01(d) as it relates to delivery requirements for financial statements pursuant to Section 5.01) to the extent that such restatement does not -144-

reveal any material adverse difference in the financial condition, results of operations or cash flows of the Borrower and its Restricted Subsidiaries in the previously reported information from actual results reflected in such restatement for any relevant prior period and (y) no Event of Default or breach of any representation or warranty in Article III or any covenant in Article V or VI shall constitute a Default or Event of Default if such Event of Default or breach of such representation or warranty in Article III or such covenant in Article V or VI would not have occurred but for a fluctuation (or other adverse change) in currency exchange rates. Notwithstanding anything to the contrary in this Agreement, with respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to (i) the failure by any Loan Party to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party takes such action or (ii) the taking of any action by any Loan Party that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Loan Documents. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or the taking of any action by any Loan Party or any Subsidiary of any Loan Party, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure of the Cured Default. Notwithstanding anything to the contrary in this Section 7.01, an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 7.01: (i) if the taking of any action by any Loan Party or Subsidiary of a Loan Party that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing; (ii) in the case of an Event of Default under Section 7.01(m) that directly results in material impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Loan Documents and that is incapable of being cured; (iii) in the case of an Event of Default under Section 7.01(e) arising due to the failure to perform or observe Section 5.07 that directly results in a material adverse effect on the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party; or (iv) in the case of an Initial Default for which (i) the Borrower failed to give notice to the Administrative Agent and the Lenders of such Initial Default in accordance with Section 5.02(a) of this Agreement and (ii) the Borrower had actual knowledge of such failure to give such notice and reasonably should have known in the course of his or her duties that the failure to provide such notice would constitute an Event of Default. Notwithstanding anything herein to the contrary, the cure provisions in the immediately preceding paragraph do not apply to any Event of Default arising from the failure to perform or observe Section 5.02(a) (which instead is governed by Section 7.01(d)). SECTION 7.02 Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower and its Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of the Borrower, at any time after the beginning of such fiscal quarter until the expiration of the 15th Business Day following the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, Holdings or any Parent Entity shall have the right to (x) issue Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings or any Parent Entity as cash common equity or other Equity Interests (which Holdings or such Parent Entity shall contribute -145-

through its Subsidiaries of which the Borrower is a Subsidiary to the Borrower as cash common equity), the proceeds of which are Not Otherwise Applied and/or (y) with or without the use of proceeds from a concurrent equity investment (so long as not constituting Disqualified Equity Interests), repay Revolving Loans in an amount such that, after giving effect to such repayment, the Testing Threshold is no longer applicable (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance or contribution (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment: (a) either (i) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount or (ii) Revolving Loans with respect to such applicable fiscal quarter shall be reduced to an amount below the Testing Threshold such that the Financial Performance Covenant would not have been required to have been tested on the last day of such fiscal quarter; (b) if, after giving effect to the foregoing pro forma adjustment (without giving effect to any portion of the Cure Amount on the balance sheet of the Borrower and its Restricted Subsidiaries with respect to such fiscal quarter only but with giving pro forma effect to any portion of the Cure Amount applied to any repayment of any Indebtedness), the Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; and (c) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount, (iv) there shall be no pro forma reduction in Indebtedness (by netting or otherwise) with the proceeds of the Cure Amount for determining compliance with the Financial Performance Covenant for the fiscal quarter for which such Cure Right is exercised, except to the extent that such proceeds are actually applied to repay Indebtedness, and (v) the Lenders shall not be required to make a Loan or issue, amend, renew or extend any Letter of Credit unless and until the Borrower has received the Cure Amount required to cause the Borrower and the Restricted Subsidiaries to be in compliance with the Financial Performance Covenant. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining the Available Amount, the Available Equity Amount, any financial ratio-based conditions or tests, pricing or any available basket under Article VI of this Agreement. SECTION 7.03 Application of Proceeds. After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Collateral Agent in accordance with Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents. ARTICLE VIII THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT Each of the Lenders and the Issuing Banks hereby irrevocably appoint JPMorgan to serve as Administrative Agent and Collateral Agent under the Loan Documents, and authorize the Administrative Agent and Collateral Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent and Collateral -146-

Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks, and none of Holdings, the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Administrative Agent, the Joint Bookrunners or the Lead Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent, the Joint Bookrunners or the Lead Arrangers, as applicable, (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliate, that is communicated to, obtained or in the possession of, the Administrative Agent, the Joint Bookrunners, the Lead Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein. Neither the Administrative Agent nor any Joint Bookrunner or Lead Arranger shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower, a Lender or an Issuing Bank. Neither the Administrative Agent nor any Joint Bookrunner or Lead Arranger shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral or creation, perfection or priority of any Lien purported to be created by the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof. The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person). The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts -147-

selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon 30 days’ notice to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower and the Required Lenders. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Borrower’s consent (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”). If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders and the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent nor the Lead Arrangers or Joint Bookrunners has made any representation or warranty to it, and that no act by the -148-

Administrative Agent, the Lead Arrangers or Joint Bookrunners hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Lead Arrangers or Joint Bookrunners to any Lender or any Issuing Bank as to any matter, including whether the Administrative Agent, the Lead Arrangers or Joint Bookrunners have disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Bank represents to the Administrative Agent, the Lead Arrangers and the Joint Bookrunners that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers, the Joint Bookrunners, any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers, the Joint Bookrunners, any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment, Refinancing Amendment or Loan Modification Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date. Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or -149-

accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party. Each party’s obligations under this paragraph shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Secured Obligations under any Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document, this paragraph will not create any additional Secured Obligations of the Loan Parties’ under the Loan Documents or otherwise increase or alter such Secured Obligations. No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions. Notwithstanding anything herein to the contrary, neither any Lead Arranger nor any Joint Bookrunner shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 9.03, fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective), whether or not such Tax was correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due to the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or -150-

replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document. For the avoidance of doubt, the term “Lender” in this Article VIII shall include any Issuing Bank and Swingline Lender. Each Lender party to this Agreement hereby appoints the Administrative Agent and Collateral Agent to act as its agent under and in connection with the relevant Security Documents. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders, Affiliated Lenders or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender, Affiliated Lender or Net Short Lender or (b) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender, Affiliated Lender or Net Short Lender. All provisions of this Article VIII applicable to the Administrative Agent shall apply to the Collateral Agent and the Collateral Agent shall be entitled to all the benefits and indemnities applicable to the Administrative Agent under this Agreement. ARTICLE IX MISCELLANEOUS SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, e-mail or other electronic transmission, as follows: (a) If to any Loan Party, to: N-able International Holdings II, LLC 30 Corporate Drive, Suite 400 Burlington, MA 01803 Attention: Peter Anastos Email: peter.anastos@n-able.com With copies to: Silver Lake Partners 55 Hudson Yards 550 West 34th Street, 40th Floor New York, NY 10001 Attention: Andy Schaeder Email: Andy.Schader@SilverLake.com Thoma Bravo, LLC 600 Montgomery Street, 32nd Floor San Francisco, CA 94111 Attn: Erwin Mock Email: emock@thomabravo.com Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 Attn: Byung Choi and Arek Maczka Facsimile: (617) 235-0452 -151-

Email: byung.choi@ropesgray.com arek.maczka@ropesgray.com (b) If to the Administrative Agent, to: JPMorgan Chase Bank, N.A., as Administrative Agent 500 Stanton Christiana Road Newark, DE 19713 Attention: Samuel Stasio, Client Processing Specialist Tel: 1-302-552-0161 Fax: 1-201-244-3500@tls.ldsprod.com Email: samuel.stasio@jpmchase.com (c) If to the Administrative Agent, solely with respect to Borrowing Requests, Interest Election Requests, Notices of Loan Prepayments, Specified Discount Prepayment Notices, Solicited Discounted Prepayment Notices and Acceptance and Prepayment Notices, to: JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road Newark, DE 19713 Attention: Samuel Stasio, Client Processing Specialist Tel: 1-302-552-0161 Fax: 1-201-244-3500@tls.ldsprod.com Email: samuel.stasio@jpmchase.com (d) If to the Swingline Lender, solely with respect to Borrowing Requests and Notices of Loan Prepayments, to: JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road Newark, DE 19713 Attention: Samuel Stasio, Client Processing Specialist Tel: 1-302-552-0161 Fax: 1-201-244-3500@tls.ldsprod.com Email: samuel.stasio@jpmchase.com (e) If to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings, and the Borrower (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and (f) If to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). The Borrower may change its address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent, the Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to the Borrower and the Lenders may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent. Notices and other communications to the Lenders and the Issuing Banks hereunder may also be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant -152-

to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the willful misconduct, bad faith or gross negligence of the Administrative Agent or any of its Related Parties, as applicable. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Borrowing Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, or any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle Holdings or the Borrower to any other or further notice or demand in similar or other circumstances. (b) Except as expressly provided herein, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall: -153-

(i) increase the Commitment of any Lender without the written consent of such Lender (but not the Required Lenders) (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders) (it being understood that any change to the definition of “First Lien Leverage Ratio” or any other financial ratio or, in each case, the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(d), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Incremental Facility Amendment, Refinancing Amendment or Loan Modification Agreement, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), (iv) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will only require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) lower the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (but not the Required Lenders)), (vi) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender), (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender), except as expressly provided in the Loan Documents, (viii) change the currency in which any Loan is denominated, without the written consent of each Lender directly affected thereby (but not the Required Lenders), or (ix) change any of the provisions of Section 7.03, or Section 4.02 of the Collateral Agreement and/or the similar “waterfall” provisions in the other Security Documents referred to therein, without the written consent of each Lender directly and adversely affected thereby; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, Collateral Agent, Issuing Bank or the Swingline Lender, as the case may be, including, without limitation, any amendment of this Section, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the -154-

Administrative Agent to cure any ambiguity, omission, mistake, error, defect or inconsistency and (C) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) add, increase, expand and/or extend call protection provisions and prepayment premiums and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder and/or (iii) modify any other provision hereunder or under any other Loan Document in a manner, as determined by the Administrative Agent in its sole discretion, more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case of this clause (C), in connection with the issuance or incurrence of any Incremental Facilities or other Indebtedness permitted hereunder, where the terms of any such Incremental Facilities or other Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such Incremental Facilities or other Indebtedness, and (D) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (“Required Class Lenders”). Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and Holdings, the Borrower or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Collateral Agent, in each case required to create in favor of the Collateral Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with Holdings and the Borrower hereby agreeing to, and to cause their subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request) and (c) upon notice thereof by the Borrower to the Administrative Agent with respect to the inclusion of any previously absent financial maintenance covenant or other covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrower and the Administrative Agent without the need to obtain the consent of any Lender to include any such covenant and any related equity cure provision on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section. Notwithstanding the foregoing, amendments to or waivers of guarantees, collateral security documents and related documents in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement and the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. (c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders (or all Lenders of a Class) or all directly and adversely affected Lenders (or all directly and adversely affected Lenders of a Class), if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the -155-

Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(a)(i)), payable to it hereunder from or on behalf of the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b). Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto. (d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Revolving Commitments, Revolving Exposure and Term Loans of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), Required Class Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. (e) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, if a proceeding under the U.S. Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower. (f) Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Intercreditor Agreement in a form substantially consistent with Exhibit E or Exhibit F hereto. (g) Notwithstanding the foregoing, only the Required Revolving Lenders shall have the ability to waive, amend, supplement or modify the covenant set forth in Section 6.10, Article VII (solely as it relates to Section 6.10) or any component definition of the covenant set forth in Section 6.10 (solely as it relates to Section 6.10). (h) Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders or Required Class Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank, (y) any Revolving Lender as of the Effective Date and (z) any Affiliate of any of the foregoing) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net -156-

Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in dollars, (ii) the notional amounts in other currencies shall be converted to the Dollar Equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transaction, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index. In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). (i) Notwithstanding the foregoing, only the consent of the Required 2026 Incremental DDTL Lenders shall be necessary to (i) amend, modify or waive any condition precedent set forth in Section 4.02 with respect to the making of 2026 Incremental DDTL Loans or (ii) except for any amendment, waiver or modification that would require the consent of the 2026 Incremental DDTL Lenders adversely affected thereby pursuant to Section 9.02(b), amend, modify or waive any provision of this Agreement that solely affects the 2026 Incremental DDTL Lenders in respect of any 2026 Incremental DDTL Facility. (j) (i) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Banks or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.18, any -157-

Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out of pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Joint Bookrunners and their Affiliates (without duplication), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and to the extent reasonably determined by the Administrative Agent to be necessary one local counsel in each applicable jurisdiction or otherwise retained with the Borrower’s consent, in each case for the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Joint Bookrunners, and to the extent retained with the Borrower’s consent, consultants, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, each Issuing Bank, the Lead Arrangers, the Joint Bookrunners or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, the Issuing Banks, the Lead Arrangers, the Joint Bookrunners and the Lenders, in connection with the enforcement or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction and, in the case of a conflict of interest, one additional counsel per class of similarly situated affected parties. (b) The Borrower shall indemnify each Agent, each Issuing Bank, each Lender, the Lead Arrangers and the Joint Bookrunners and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel and one local counsel in each applicable jurisdiction (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel per class of similarly situated affected Indemnitees) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by Holdings, the Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at or from any property currently or formerly owned or operated by Holdings, the Borrower or any Restricted Subsidiary, or any other Environmental Liability, related to Holdings, the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings, the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) any dispute between or among Indemnitees not arising from an act or omission by Holdings, the Borrower or any of the Restricted Subsidiaries except that each Agent, the Lead Arrangers and the Joint Bookrunners shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (i) applies to such Person at such time. This Section 9.03(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any -158-

Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than Liabilities resulting from the willful misconduct, bad faith or gross negligence of the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(c) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b) against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (d) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or any Issuing Bank under paragraph (a) or (b) of this Section, and each Lender severally agrees to pay to the Administrative Agent, Collateral Agent or Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, Collateral Agent or Issuing Bank, in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposure, outstanding Term Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)). (e) To the fullest extent permitted by applicable law, none of Holdings or the Borrower shall assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties. To the extent permitted by applicable law, neither Holdings, the Borrower nor any Indemnitee shall assert, and each hereby waives, any claim against Holdings, the Borrower or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. (f) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03. SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issued any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related -159-

Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (g) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Borrower (such consent (except with respect to assignments to competitors of any Parent Entity, the Borrower or any Subsidiary) not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment (1) by a Term Lender to any Lender or an Affiliate of any Lender, (2) by a Term Lender to an Approved Fund or (3) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing; and provided, further, that the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, any Loan Party would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or to Holdings or any Affiliate thereof or to an Affiliated Lender or Affiliated Debt Fund and (C) solely in the case of assignments of Revolving Loans and Revolving Commitments to an Eligible Assignee each Issuing Bank and the Swingline Lender (in each case, such consent not to be unreasonably withheld or delayed), provided that, for the avoidance of doubt, no consent of any Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the consent of the Borrower is required by this paragraph with respect to any assignment of Term Loans and the Borrower has not given the Administrative Agent written notice of its objection to such assignment within ten (10) Business Days after written notice to the Borrower, the Borrower shall be deemed to have consented to such assignment. In connection with obtaining the Borrower’s consent to assignments of Revolving Loans and Revolving Commitments in accordance with this Section, the Borrower shall be permitted to designate in writing to the Administrative Agent up to two additional individuals (which, for the avoidance of doubt, may include officers or employees of the Sponsor) who shall be copied on any such consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of a Revolving Loan or Revolving Commitment, $5,000,000 or, in the case of a Term Loan, $1,000,000, unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided, however, that concurrent assignments to or from Affiliates and groups of funds will be aggregated and treated as a single assignment for purposes of determining whether such minimum amount has been met, provided further that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this subclause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which shall include a representation by the assignee that it meets all the requirements to be an Eligible Assignee and a representation by the assignor that the assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender), together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax documentation required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also the Swingline -160-

Lender or an Issuing Bank may be made unless (1) the assignee shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Swingline Lender and Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Section 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section. (iv) The Administrative Agent, acting for this purpose as a an agent of Holdings and the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and, solely with respect to its Loans or Commitments, any Lender at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Loans or Incremental Term Loans held by Affiliated Lenders. In addition, the Borrower shall provide to the Administrative Agent a list of Disqualified Lenders (the “Disqualified Lender List”), if any, identifying in writing those Persons designated as “Disqualified Lenders” pursuant to clauses (a), (b) and (d)(ii) of the definition thereof, which Disqualified Lender List shall become effective two (2) days after delivery to the Administrative Agent; provided that such Disqualified Lender List shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loan. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from the Borrower to such Lender and the Administrative Agent: (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Eligible Assignee; provided that (A) the Administrative Agent shall not have any obligation to the Borrower, such Lender or any other Person to find such a replacement Lender, (B) the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrower’s consent in accordance with Section 9.04(b)(ii) and (C) the assignment of such Loans and/or Commitments, as the case may be, shall be at Fair Market Value; (2) such Lender shall not have any voting or -161-

approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), Required Class Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax documentation required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b). (vi) Subject to Section 9.20, the words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. (c) (i) Any Lender may, without the prior written consent of the Borrower (except with respect to (x) participations to competitors of any Parent Entity, the Borrower or any Subsidiary, in which case the Borrower’s consent shall not be unreasonably withheld or delayed, and (y) participations of Revolving Loans and Revolving Commitments, which shall require the consent of the Borrower (not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for a participation of Revolving Loans and Revolving Commitments (1) by a Revolving Lender to any other Revolving Lender or (2) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing unless, in the case of clause (2) above only, such participation is to a competitor of any Parent Entity, the Borrower or any Subsidiary), the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee (provided that, for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by the Borrower)) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender (subject to the requirements and limitations thereof, it being understood that any tax documentation required by Section 2.17(e) shall be provided solely to the Lender that sold the participation) and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to Section 2.18 as though it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the -162-

benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender. (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. (iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under the Code or Treasury Regulations, including, without limitation, Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (f) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial -163-

paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. (g) Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to the Affiliated Lenders (and such Affiliated Lenders may contribute the same to the Borrower), subject to the following limitations: (1) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; provided, however, that the foregoing provisions of this clause will not apply to any Affiliated Debt Fund; (2) for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(d), any plan of reorganization or similar dispositive restructuring plan pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender; (3) the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 30.0% of the outstanding principal amount of all Term Loans calculated at the time such Term Loans are purchased (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender (other than Affiliated Debt Funds) would result in the aggregate principal amount of all Term Loans held by Affiliated Lenders (other than Affiliated Debt Funds) exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; (4) Affiliated Lenders may not purchase Revolving Loans; and (5) the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit B hereto (an “Affiliated Lender Assignment and Assumption”); provided that each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender. -164-

Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, the aggregate amount of Loans held by any Affiliated Debt Funds shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Required Lenders have taken any actions. Each Affiliated Lender by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Administrative Agent shall have no liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender. (h) Assignments of Term Loans to any Purchasing Borrower Party shall be permitted through open market purchases, other negotiated transactions (which may be on a non-pro rata basis) and/or “Dutch auctions”, so long as any offer to purchase or take by assignment (other than through open market purchases or other negotiated transactions) by such Purchasing Borrower Party shall have been made to all Term Lenders with respect to the applicable Class on a pro rata basis, through procedures (and subject to the terms) set forth in Section 2.11(a)(ii), so long as (i) no Event of Default has occurred and is continuing, (ii) the Term Loans purchased are immediately cancelled and (iii) no proceeds from any loan under the Revolving Credit Facility shall be used to fund such assignments. Purchasing Borrower Parties may not purchase Revolving Loans. (i) Upon any contribution of Loans to the Borrower or any Restricted Subsidiary and upon any purchase of Loans by a Purchasing Borrower Party, (A) the aggregate principal amount (calculated on the face amount thereof) of such Loans shall automatically be cancelled and retired by the Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Loans, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation or retirement in the Register. SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance, amendment, renewal, increase, or extension of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder having been reimbursed in full, and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the occurrence of the Termination Date. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be -165-

deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or Section 2.05(f). SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Collateral Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08 Right of Setoff. If an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor. SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. (b) Each of parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the -166-

judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction. (c) Each of parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12 Confidentiality. (a) Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees, members, partners, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, the Collateral Agent, the relevant Issuing Bank, or the relevant Lender, as applicable), (b) (x) to the extent requested by any regulatory authority, required by applicable law or by any subpoena or similar legal process or (y) necessary in connection with the exercise of remedies; provided that, (i) in each case, unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (ii) in the case of clause (y) only, each Lender and the Administrative Agent shall use its reasonable best efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by Holdings, the Borrower or any of their Subsidiaries, (c) to any other party to this Agreement, (d) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents, (e) with the consent of the Borrower, in the case of Information provided by Holdings, the Borrower or any other Subsidiary, (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than Holdings or the -167-

Borrower or (g) to any ratings agency or the CUSIP Service Bureau on a confidential basis. In addition, each of the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder. For the purposes of this Section, “Information” means all information received from Holdings, the Borrower relating to Holdings, the Borrower, any Subsidiary or their business, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority. SECTION 9.13 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act. SECTION 9.14 Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. -168-

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. SECTION 9.15 Release of Liens and Guarantees. A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by (and, in the case of clause (1), (2) and (3), in each case, to the extent constituting Excluded Assets, upon the request of the Borrower, the Equity Interests of) such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary), (2) upon the request of the Borrower, upon any Subsidiary Loan Party becoming an Excluded Subsidiary or (3) upon the request of the Borrower, in connection with a transaction permitted under this Agreement, as a result of which such Subsidiary Loan Party ceases to be a wholly-owned Subsidiary or otherwise becomes an Excluded Subsidiary. Upon (i) any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement or (ii) the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. The Lenders irrevocably authorize the Administrative Agent and Collateral Agent to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv), (viii)(A) or (xxii) to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent and Collateral Agent). SECTION 9.16 No Fiduciary Relationship. Holdings and the Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. SECTION 9.17 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder. -169-

SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. SECTION 9.19 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement; (ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with -170-

respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (I) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent, the Lead Arrangers or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). SECTION 9.20 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) (collectively, each an “Ancillary Document”) shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. SECTION 9.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties -171-

acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 9.21, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). -172-

[Signature Pages Intentionally Omitted] -168-